As filed with the Securities and Exchange Commission on December 29, 2023

Registration No. 333-271349

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mega Matrix Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	7394	Not applicable
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

103 Tampines Street 86 #03-06

The Alps Residences

Singapore 528576

(650) 340-1888

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: 212-947-7200

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies to:

John P. Yung, Esq.

Daniel B. Eng, Esq.

Lewis Brisbois Bisgaard & Smith LLP

45 Fremont Street, Suite 3000
San Francisco, CA 94105
Telephone No.: (415) 362-2580

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. The Company may not sell these securities or accept any offers to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to completion, dated December 29, 2023

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

To the Stockholders of Mega Matrix Corp.:

You are cordially invited to the special meeting of stockholders (the “Special Meeting”) of Mega Matrix Corp., a Delaware corporation (the “Company”), to be held on ______, ____ __, 2024, at 10:00 a.m., Pacific Standard Time. The Special Meeting will be held entirely online. You will be able to attend and participate in the Special Meeting online by visiting www._________, where you will be able to listen to the meeting live, submit questions, and vote.. Only stockholders of record at the close of business on ____ __, 2024, are entitled to notice of and to vote at the Special Meeting.

At the Special Meeting, you will be asked to vote on the important matters described in the notice of Special Meeting of stockholders and proxy statement/prospectus accompanying this letter. You will also have an opportunity to ask questions and receive information about the Company’s business.

At the Special Meeting, you will be asked to vote on the adoption of an Second Amended and Restated Agreement and Plan of Merger, dated as of December 26, 2023 (the “Merger Agreement”), which provides for a redomicile of the Company to the Cayman Islands through a merger (“Redomicile Merger”) that would result in each one (1) shares of the Company’s common stock acquired prior to the time when the registration statement of which this consent solicitation statement/prospectus is a part of becomes effective being converted into the right to receive one (1) ordinary shares in the capital of Mega Matrix Inc., formerly known as Marsprotocol Inc., an exempted company incorporated under the laws of the Cayman Islands and wholly-owned subsidiary of the Company (“MPU Cayman”), which ordinary shares will be issued by MPU Cayman in connection with the Redomicile Merger. Ordinary shares of MPU Cayman will be issued to holders of issued and outstanding share of the Company’s common stock that are acquired after the time when the registration statement of which this consent solicitation statement/prospectus is a part of becomes effective. Following the Redomicile Merger, the former shareholders of the Company will become the beneficial owners of the capital stock of MPU Cayman, and the Company will become a wholly-owned subsidiary of MPU Cayman. The Company, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. MPU Cayman will also be managed by the same board of directors and executive officers that manage the Company today. In connection with the Redomicile Merger, we are also asking holders of the Company’s common stock to approve the adoption MPU Cayman’s proposed Amended and Restated Memorandum and Articles (“Memorandum and Articles of Association Proposal”) contingent upon adoption and approval of the Merger Agreement, and effective immediately after consummation of the Merger.

This proxy statement/prospectus is being delivered to you on behalf of Mega Matrix Corp.’s (the “Company’s”) board of directors to request that holders of the Company’s common stock as of ____, 2024 (the “Record Date”) execute and return the proxy to adopt and approve the Merger Agreement and the Memorandum and Articles of Association Proposal.

MPU Cayman is currently not a public reporting company in the United States and its ordinary shares are not traded. However, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Redomicile Merger MPU Cayman’s ordinary shares will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). MPU Cayman intends to apply for listing of the MPU Cayman’s ordinary shares on the NYSE American under the symbol “MPU”, to be effective at the consummation of the Redomicile Merger. It is a condition of the consummation of the Redomicile Merger that the MPU Cayman’s ordinary shares are approved for listing on NYSE American. While trading on NYSE American is expected to begin on the first business day following the date of completion of the Redomicile Merger, there can be no assurance that MPU Cayman’s securities will be listed on NYSE American or that a viable and active trading market will develop. If such listing condition is not met or if such confirmation is not obtained, the Redomicile Merger will not be consummated unless the NYSE American condition set forth in the Merger Agreement is waived by the applicable parties. See “Risk Factors” beginning on page 10 for more information.

At the close of business on the Record Date, the Company had ________ shares of common stock outstanding and entitled to vote.

As further explained in the accompanying proxy statement/prospectus, our board of directors expects that the reorganization of the Company’s corporate structure, which will be facilitated by approval of the Redomicile Merger, will result in the following benefits:

●	alignment of our structure with our international corporate strategy; and

●	reduction of our operational, administrative, legal and accounting costs over the long-term through the reduction of our reporting obligations and related expenses because MPU Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the Securities and Exchange Commission (“SEC”) and be exempt from certain rules under the Securities Exchange Act of 1934, as amended (“Exchange Act”), that would otherwise apply if MPU Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer.

The Company has chosen to redomicile under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services.

The Redomicile Merger cannot be completed unless a proposal to adopt the Merger Agreement is approved by the holders of a majority of the Company’s outstanding shares of common stock. There are a number of risks which you should be aware of in considering whether to vote in favor of the proposal to approve the Merger Agreement. The accompanying proxy statement/prospectus contains important information about the Merger Agreement and related Redomicile Merger and the risks associated thereto and the Company encourages you to read it. In particular, you should carefully consider the discussion in the section of this proxy statement/prospectus entitled “Risk Factors”beginning on page 10.

The Company intends the Redomicile Merger to qualify as a reorganization for U.S. federal income tax purposes, and it is a condition to our obligation to complete the Redomicile Merger that the Company receives an opinion (the “Tax Opinion”) from our tax counsel substantially to this effect. The Tax Opinion does not bind the IRS or prevent the IRS from adopting a contrary position. Based on the Tax Opinion, after the Redomicile Merger, MPU Cayman, as successor to the Company, will be treated as a U.S. domestic corporation for U.S. federal income tax purposes. If the Redomicile Merger qualifies as a reorganization, stockholders of the Company will not recognize any gain or loss for U.S. federal income tax purposes solely due to the receipt of MPU Cayman ordinary shares in the Redomicile Merger. For a more detailed discussion of U.S. federal income tax considerations for stockholders, please see the section entitled “U.S. Federal Income Tax Consequences of the Redomicile Merger” beginning on page 60. The Company urges you to consult your own tax advisor regarding the particular tax consequences of the Redomicile Merger for you.

MPU Cayman will be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

Our Board of Directors has determined that the Redomicile Merger is advisable and in the best interests of the Company and our stockholders and, as such, has unanimously approved the Redomicile Merger and the Merger Agreement . Our Board of Directors recommends that you vote “FOR” the proposal to adopt the Merger Agreement and the Memorandum and Articles of Association Proposal.

Your vote is important. Whether or not you plan to attend the Special Meeting, the Company hopes that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

Sincerely,

Yucheng Hu,
Chairman of the Board

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS WRITTEN PROXY STATEMENT/PROSPECTUS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated ____, 2024, and is being first mailed to the Company’s stockholders on or about ______, 2024.

Mega Matrix Corp.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held on ______, 2024

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Mega Matrix Corp., a Delaware corporation (the “Company,” “MPU,” “us,” “we,” or “our”), will be held on _____, ______, 2024, at 10:00 a.m., Pacific Standard Time. The Special Meeting will be held entirely online. You will be able to attend and participate in the Special Meeting online by visiting www._________, where you will be able to listen to the meeting live, submit questions, and vote. The Special Meeting is being held for the following purposes:

1. To approve and adopt the Second Amended and Restated Agreement and Plan of Merger and Reorganization dated December 26, 2023 (the “Merger Agreement”), by and among MPU, Mega Matrix Inc., formerly known as Marsprotocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned-subsidiary of the Company (“MPU Cayman”), and MPU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MPU Cayman (“MPU Merger Sub”), a copy of which is attached as Annex A to the accompanying proxy statement/prospectus pursuant to which the MPU Merger Sub will merge with and into the Company, with the Company surviving (the “Redomicile Merger”), and each one (1) shares of the Company’s common stock acquired prior to the time when the registration statement of which this proxy statement/prospectus is a part of becomes effective will be converted into the right to receive one (1) ordinary shares in MPU Cayman, and ordinary shares of MPU Cayman will be issued to holders of issued and outstanding share of the Company’s common stock that are acquired after the time when the registration statement of which this proxy statement/prospectus is a part of becomes effective (the “Redomicile Merger Proposal”); and

2. To approve the adoption of MPU Cayman’s Amended and Restated Memorandum and Articles of Association attached as Annex B (“the Memorandum and Articles of Association Proposal”).

3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

If you owned our common stock at the close of business on ____ __, 2024, you may attend and vote at the Special Meeting.

A proxy statement/prospectus describing the matters to be considered at the Special Meeting is attached to this Notice.

Your vote is important. Whether or not you plan to attend the Special Meeting, the Company hopes that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

By Order of the Board of Directors

Yucheng Hu, Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON ______, 2024

This Notice and proxy statement/prospectus are available online at https://www.________.

i

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This proxy statement/prospectus contains or incorporates by reference forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the restructuring and our financial condition, results of operations and business. This act protects public companies from liability for forward looking statements in private securities litigation if the forward looking statement is identified and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from the forward looking statements. Forward looking statements by their nature involve a degree of risk and uncertainty, including, but not limited to, the risks and uncertainties referred to under “Risk Factors” and elsewhere herein or in the documents incorporated by reference. All statements regarding the expected benefits of the restructuring are forward looking statements. The forward looking statements may include statements for the period following completion of the Redomicile Merger. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “can,” “continue,” “potential,” “should,” “will,” “could,” “intends,” “plans” or similar expressions in this proxy statement/prospectus or in the documents incorporated by reference. You should be aware that any forward looking statements in this proxy statement/prospectus reflect only current expectations and are not guarantees of performance. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in our forward looking statements. You should consider these risks when deciding how to vote. Also, as you make your decision how to vote, please take into account that forward looking statements speak only as of the date of this proxy statement/prospectus or, in the case of documents incorporated by reference, the date of any such document, or in certain cases, as of a specified date.

The Company has identified factors that could cause actual plans or results to differ materially from those included in any forward looking statements. These factors include, but are not limited to, the following:

●	an inability to realize expected benefits of the restructuring within the anticipated time frame, or at all;

●	changes in tax law, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations;

●	an inability to execute any of our business strategies;

●	costs or difficulties related to the Redomicile Merger and related restructuring transactions, which could be greater than expected; and

●	such other risk factors as may be discussed in our reports filed with the SEC.

The Company disclaims any obligation or undertaking to disseminate any updates or revisions to our statements, forward looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

INFORMATION ABOUT THE SPECIAL MEETING AND THE PROPOSED REDOMICILE MERGER

The Board of Directors (the “Board”) of Mega Matrix Corp., a Delaware corporation (the “Company,” “MPI,” “we,” “us,” or “our” ), is furnishing this proxy statement/prospectus and the accompanying proxy to you to solicit your proxy for the Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting will be held on _________, 2024, at 10:00 a.m., Pacific Standard Time. The Special Meeting will be held entirely online. You will be able to attend and participate in the Special Meeting online by visiting www._________, where you will be able to listen to the meeting live, submit questions, and vote.

It is anticipated that the proxy materials will be mailed to stockholders on or about ______, 2024.

The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting and, in particular, the proposed Redomicile Merger. These questions and answers may not address all issues that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its annexes and the documents referred to.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	What is this proxy statement/prospectus?
A:	You have received this proxy statement/prospectus because our Board is soliciting your proxy to vote your shares at the Special Meeting. This proxy statement/prospectus includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Q;	What is the purpose of the Special Meeting?
A:	At the Special Meeting, our stockholders will act upon the matters described in this proxy statement/prospectus. These actions include the adoption of the Merger Agreement and approval of the Redomicile Merger. An additional purpose of the Special Meeting is to transact any other business that may properly come before the Special Meeting and any and all adjournments or postponements of the Special Meeting.

Q:	Who can attend the Special Meeting?
A:	All stockholders of record at the close of business on _____ __, 2024 (the “Record Date”), or their duly appointed proxies, may attend the Special Meeting.

Q:	What proposals will be voted on at the Special Meeting?
A:	Stockholders will vote on two proposals at the Special Meeting:

●

To approve and adopt the Second Amended and Restated Agreement and Plan of Merger and Reorganization dated December 26, 2023, by and among MPU, Mega Matrix Inc., formerly known as Marsprotocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned-subsidiary of the Company (“MPU Cayman”), and MPU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MPU Cayman (“MPU Merger Sub”), a copy of which is attached as Annex A to the accompanying proxy statement/prospectus pursuant to which the MPU Merger Sub will merge with and into the Company, with the Company surviving (the “Redomicile Merger”), and each one (1) shares of the Company’s common stock acquired prior to the time when the registration statement of which this proxy statement/prospectus is a part of becomes effective will be converted into the right to receive one (1) ordinary shares in MPU Cayman, and ordinary shares of MPU Cayman will be issued to holders of issued and outstanding share of the Company’s common stock that are acquired after the time when the registration statement of which this proxy statement/prospectus is a part of becomes effective (the “Redomicile Merger Proposal”); and

●	To approve the adoption of MPU Cayman’s Amended and Restated Memorandum and Articles of Association attached as Annex B (“the Memorandum and Articles of Association Proposal”).

Q:	What are the Board’s recommendations?
A:	Our Board recommends that you vote FOR the approval of the Redomicile Merger Proposal and FOR the approval of the Memorandum and Articles of Association Proposal.

Q:	Will there be any other business on the agenda?
A:	The Board knows of no other matters that are likely to be brought before the Special Meeting. If any other matters properly come before the Special Meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Special Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Q:	Who is entitled to vote?
A:	Only stockholders of record at the close of business on ____ __, 2024, which we refer to as the Record Date, are entitled to notice of, and to vote at, the Special Meeting. Holders of common stock as of the Record Date are entitled to one vote for each share held for each of the proposals. No other class of voting securities is outstanding on the date of mailing of this proxy statement/prospectus.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” This proxy statement/prospectus has been sent directly to you by us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This proxy statement/prospectus has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included in your proxy materials.

Q:	How do I vote my shares?
A:	Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Special Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by using the Internet or telephone or by mail, if you received a printed set of the proxy materials.

VOTE BY INTERNET	VOTE AT THE VIRTUAL ONLINE MEETING

Shares Held of Record:	Shares Held of Record:
Internet: www.cstproxyvote.com	To attend: https://www.cstproxy.com/_________
24 hours a day/7 days a week
Through 11:59 P.M. EST, _____, 2024

INSTRUCTIONS:	INSTRUCTIONS:

Read this proxy statement/prospectus. Go to the applicable website listed above.	If you plan to attend the virtual online special meeting, you will need your control number to vote electronically at the special meeting.

Have your notice of internet availability of proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.

You may also submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the envelope provided. If you provide specific voting instructions, your shares will be voted as you have instructed. Voting by telephone is not available to persons outside of the United States.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify how your shares should be voted for each of the proposals. If you grant a proxy without indicating your instructions, your shares will be voted FOR adoption of the Merger Agreement and approval of the Redomicile Merger. Each share of common stock is entitled to one vote.

A:	What constitutes a quorum?
Q:

A quorum is the presence, in person or by proxy, of the holders of one-third of the outstanding shares of the common stock entitled to vote. Under Delaware law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting.

Q:	What is a broker “non-vote” and what is its effect on voting?
A:	If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

A:	What is required to approve each item?
Q:	For Proposal No. 1 (Redomicile Merger Proposal) and for Proposal No. 2 (Memorandum and Articles of Association Proposal), the majority of the outstanding shares of our common stock must vote “For” the each of the proposals.

For the purpose of determining whether the stockholders have approved matters, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If stockholders hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker has authority to vote the shares for routine matters. The proposal to approve the Redomicile Merger Proposal and Memorandum and Articles of Association Proposal is not a routine matter.

Q:	How will shares of common stock represented by properly executed proxies be voted?
A:	All shares of common stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares will be voted in accordance with the Board’s recommendations as set forth herein. In addition, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Special Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Q:	Can I change my vote or revoke my proxy?
A:	Any stockholder executing a proxy has the power to revoke such proxy at any time prior to your shares being voted. You may revoke your proxy prior to your shares being voted by calling 1-_______, or by accessing the Internet website https://www.________, or in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Corporate Secretary at _____________________, or by attending and voting in person at the Special Meeting. Unless revoked, the shares represented by timely received proxies will be voted in accordance with the directions given therein. Your most current proxy card or telephone or Internet proxy is the one that is counted.

If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting, all proxies granted according to the instructions set forth herein will be voted in the same manner as the proxies would have been voted at the previously convened Special Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Special Meeting.

Q:	Are there any voting agreements with respect to our common stock?

A:	Mr. Yucheng Hu, our director, chairman, president and chief executive officer beneficially owns 17.72% of our common stock. Mr. Hu has indicated that he intends to vote “For” Proposal No. 1 (Redomicile Merger Proposal) and “For” Proposal No. 2 (Memorandum and Articles of Association Proposal). To our knowledge, there are no voting agreement with respect to our common stock.

Q:	How are proxies solicited?
A:	In addition to the mail solicitation of proxies, our officers, directors, employees and agents may solicit proxies by written communication, telephone or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers and other persons holding common stock for their expenses in forwarding proxy solicitation materials to beneficial owners of our common stock.

Q:	Who paid for this proxy solicitation?
A:	The cost of preparing, printing, assembling and mailing this proxy statement/prospectus and other material furnished to stockholders in connection with the solicitation of proxies is borne by the Company.

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Q:	What is “householding”?
A:	The SEC has adopted rules that allow a company to deliver a single proxy statement to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders of record who do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies.

Any stockholders who wish to opt out of, or wish to begin, householding may contact our Corporate Secretary. The address for these communications should be addressed to the Company’s secretary at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306.

Q:	Are there any rules regarding admission to the Special Meeting?
A:	Yes. You are entitled to attend the Special Meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our stockholders on the Record Date. At the Special Meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, as your proof of ownership, and any written proxy you present as the representative of a stockholder. We will decide in our sole discretion whether the documentation you present for admission to the Special Meeting meets our requirements.

Q:	How do I learn the results of the voting at the Special Meeting?
A:	The final results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the date of the Special Meeting, provided that the final results are available at such time. In the event the final results are not available within such time period, the preliminary voting results will be published in our current report on Form 8-K to be filed within such time period, and the final results will be published in an amended current report on Form 8-K/A to be filed within four business days after the final results are available.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?
A:	You may contact our transfer agent, Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561, by telephone at 800________ or by going to the __________ website at www.__________ and clicking the ______ tab at the top of the page if you have lost your stock certificate or need to change your mailing address.

Q:	Whom may I contact for further assistance?
A:	If you have any questions about giving your proxy or require any assistance, please contact our Corporate Secretary, Carol Wang, by mail at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306, or by email at ir@mtmtgroup.com.

Questions and Answers Relating to the Redomicile Merger

Q:	What is the Redomicile Merger?
A:	Under the Merger Agreement, the MPU Merger Sub will merge with and into MPU, with MPU surviving the Redomicile Merger with MPU Cayman becoming the parent company. Upon consummation of the Redomicile Merger, each share of the Company’s common stock will be converted into the right to receive one ordinary share of MPU Cayman, and the Company will become a wholly-owned subsidiary of MPU Cayman. The Company, together with its subsidiaries, will own and continue to conduct the Company’s business in substantially the same manner as it is currently being conducted by the Company and its subsidiaries. MPU Cayman will be managed by substantially the same board of directors and executive officers that manage the Company today.

Q:	Why does the Company want to engage in the Redomicile Merger?
A:	The Redomicile Merger is part of a reorganization of the Company’s corporate structure approved by our board of directors that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term. However, there can be no assurance that following the Redomicile Merger we will be able to realize these expected benefits for the reasons discussed in the section entitled “Risk Factors-Risks Relating to the Redomicile Merger –“The expected benefits of the Redomicile Merger and reorganization may not be realized.”

Q:	Will the Redomicile Merger affect current or future operations?
A:	The Redomicile Merger is not expected to have a material impact on how we conduct day-to-day operations. The new corporate structure would not change our future operational plans to grow our business. The location of future operations will depend on the needs of the business, which will be determined without regard to MPU Cayman’s jurisdiction of incorporation, but most likely will be established outside the United States.

Q:	Is the Redomicile Merger taxable to me?
A:	U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of MPU Cayman ordinary shares in exchange for the Company’s common stock. The aggregate tax basis in the MPU Cayman ordinary shares received in the Redomicile Merger will equal such U.S. holder’s aggregate tax basis in the Company’s common stock surrendered. A U.S. holder’s holding period for the ordinary shares that are received in the Redomicile Merger generally should include such U.S. holder’s holding period for the common stock of the Company surrendered. Please see the section entitled “Material United States Federal Income Tax Consequences Relating to the Redomicile Merger and the Ownership and Disposition of MPU Ordinary Shares” beginning on page 5.

THE TAX TREATMENT OF THE REDOMICILE MERGER UNDER STATE OR LOCAL LAW WILL DEPEND ON THE JURISDICTION. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO CONSENTING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE REDOMICILE MERGER TO YOU.

Q:	Has the U.S. Internal Revenue Service rendered a ruling on any aspects of the Redomicile Merger?
A:	No ruling has been requested from the U.S. Internal Revenue Service, or the IRS, in connection with the Redomicile Merger.

Q:	When do you expect to complete the Redomicile Merger?

A:	If the Redomicile Merger Proposal is approved by our stockholders, we anticipate that the Redomicile Merger will become effective during the _____ quarter of 2024, although the Redomicile Merger may be abandoned by our board of directors prior to its completion. Please see the section entitled “Risk Factors-Risks Relating to the Redomicile Merger-Our Board of Directors may choose to defer or abandon the Redomicile Merger.”

Q:	Will MPU Cayman be an “emerging growth company?”
A:	MPU Cayman is, and following the Redomicile Merger, will be an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, MPU Cayman will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in MPU Cayman ’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. MPU Cayman will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the date on which MPU Cayman’s ordinary shares were offered in exchange for the Company’s common stock in connection with the Redomicile Merger, (b) in which MPU Cayman has total annual gross revenue of at least $1.235 billion, or (c) in which MPU Cayman is deemed to be a large accelerated filer, which means the market value of the combined company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which MPU Cayman has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. MPU Cayman has elected to “opt in” meaning that it will comply with the financial accounting standard effective dates applicable to non-emerging growth companies. This may make comparison of the MPU Cayman’s condensed financial statements with another public company easier as it is not taking advantage of the extended transition provided by the JOBS Act. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Q:	What types of information and reports will MPU Cayman make available to stockholders following the Redomicile Merger?
A:	Following completion of the Redomicile Merger, MPU Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. MPU Cayman will remain subject to the provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. However, as a foreign private issuer, MPU Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if MPU Cayman was a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	MPU Cayman may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;

●	MPU Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, MPU Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, MPU Cayman will need to promptly furnish reports on Form 6-K any information that MPU (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its stockholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, MPU Cayman will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, MPU will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	MPU Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	MPU Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	MPU Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information;

●	MPU Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	MPU Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Accordingly, after the completion of the Redomicile Merger, if you hold MPU Cayman ordinary shares, you may receive less information about MPU Cayman and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently.

If MPU Cayman loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the U.S. The costs incurred in fulfilling these additional regulatory requirements could be substantial. Please see the sections entitled “Risk Factors-Risks Relating to the Redomicile Merger-The expected benefits of the merger and reorganization may not be realized” and “Risk Factors-Risks Relating to the Redomicile Merger.” If MPU Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, MPU Cayman would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Q:	Do I have to take any action to exchange my common stock in the Company to receive MPU Cayman ordinary shares?
A:	Each share of the Company’s common stock registered in your name or which you beneficially own through your broker acquired prior the effective date of the Redomicile Merger will be converted into the right to one MPU Cayman ordinary share. Upon completion of the Redomicile Merger, only registered stockholders reflected in MPU Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon MPU ordinary shares registered in their respective names. As a holder of MPU Cayman ordinary shares, you will receive distributions made on the MPU Cayman ordinary shares and will be entitled to voting rights attaching to those MPU Cayman ordinary shares. Any attempted transfer of the Company’s common stock prior to the Redomicile Merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the effective time of the Redomicile Merger, or the Effective Time, will not be reflected in holdings representing MPU Cayman’s ordinary shares upon completion of the Redomicile Merger. Holders of MPU Cayman ordinary shares following the Redomicile Merger will be required to provide customary transfer documents required by the transfer agent to complete the transfer. If you hold your shares of the Company’s common stock in an account with a broker or other securities intermediary, you will receive delivery of ordinary shares in your account with that same broker or other securities intermediary.

If you hold the Company’s common stock in certificated form, you may exchange your common stock certificates of the Company for uncertificated forms representing MPU Cayman ordinary shares following the Redomicile Merger. We will request that all of the Company’s stock certificates be returned to our exchange agent following the Redomicile Merger. Soon after the closing of the Redomicile Merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Continental Stock Transfer & Trust will be appointed as our exchange agent for the Redomicile Merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates in the Company to receive MPU Cayman ordinary shares in uncertificated form. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED WRITTEN CONSENT. After the Effective Time, MPU Cayman’s transfer agent will be Continental Stock Transfer & Trust.

Q:	What happens to the Company’s stock options and other equity awards at the effective time of the Redomicile Merger?
A:	At the Effective Time, all outstanding options to purchase shares of the Company’s common stock granted or issued prior to the Effective Time and all other outstanding equity awards granted under our equity compensation plans to directors, employees and consultants, as applicable, will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of MPU Cayman ordinary shares. Immediately prior to the Effective Time, all existing equity compensation plans of the Company, as may be amended, will be adopted and assumed by MPU Cayman. We do not anticipate an increase to the total number of shares underlying options and awards outstanding under our assumed equity compensation plans or shares otherwise issuable thereunder. Future awards would be subject to and governed by the terms of our assumed equity compensation plans and any agreements entered into pursuant thereto. Currently the Company does not have any stock options or other equity awards outstanding.

Q:	Will the Company’s name be changed as a result of the Redomicile Merger?
A:	No. Following the Redomicile Merger, the Company’s name will remain the same as “Mega Matrix Corp.” However, the Company will become a wholly-owned subsidiary of MPU Cayman.

Q:	Can I trade my common stock in the Company before the Redomicile Merger is completed?
A:	Yes. Common stock in the Company will continue to be quoted on the NYSE American through the last trading day prior to the date of completion of the Redomicile Merger, which is anticipated to take place during the _______ quarter of 2024.

Q:	After the Redomicile Merger, where can I trade my MPU Cayman ordinary shares?
A:	The Company and MPU Cayman are in the process of applying for listing of the ordinary shares of MPU Cayman with the NYSE American and hope to complete that process concurrent with the consummation of the Redomicile Merger.

Q:	How will my rights as a stockholder of MPU Cayman change after the Redomicile Merger relative to my rights as a stockholder of the Company prior to the Redomicile Merger?
A:	There are differences in rights afforded under Delaware law and Cayman Islands law, including but not limited to: (i) whether stockholder approval for a sale of all or substantially all of the property of a company is required; (ii) whether stockholders have the right to inspect corporate records of a company; and (iii) under what circumstances may the stockholders bring a derivative suit on behalf of a company. The Delaware law and Cayman Islands law also differ in terms of stockholder voting requirements: under Delaware law, our current bylaws and articles of incorporation may be amended by the vote of a majority of shares of stock entitled to vote, unless the articles of incorporation requires the vote of a greater number of shares, whereas Cayman Islands law requires a special resolution of not less than two-thirds of the votes cast by those stockholders entitled to vote at a general meeting for any amendment to the memorandum and articles of association of MPU Cayman. As a result, it may be more difficult for stockholders to amend the memorandum and articles of association of MPU Cayman after the Redomicile Merger. In addition, the memorandum and articles of association of MPU Cayman after the Redomicile Merger will contain provisions that could delay, defer or prevent a merger, change in control or other corporate actions of MPU Cayman that could be beneficial to our stockholders. See “Risk Factors —Risks Related to the Redomicile Merger.” Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of the Company and MPU Cayman, the Company is unable to adopt governing documents for MPU Cayman that are identical to the governing documents for the Company. MPU Cayman’s memorandum and articles of association differ from the Company’s bylaws and articles of incorporation, both in form and substance, and the rights of shareholders of MPU Cayman will change relative to rights as a stockholder of the Company as a result of the Redomicile Merger. A holder’s rights as owner of ordinary shares of MPU Cayman will differ from the rights as a holder of common stock of the Company. Please see the sections entitled “Risk Factors-Risks Relating to the Redomicile Merger-Your rights as a stockholder of the Company will change as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of MPU Cayman under applicable laws and MPU Cayman’s memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s certificate of incorporation and bylaws,” “Description of Share Capital of MPU Cayman,” and “Comparison of Rights under Delaware and Cayman Islands Law.” Additionally, as a foreign private issuer, MPU Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws.

Q:	Do I have Appraisal Rights?
A:	In connection with the Redomicile Merger, the Company’s stockholders will have no appraisal rights under Delaware General Corporate Law because its shares of common stock are listed on the NYSE American.

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SUMMARY

The following summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Merger Agreement, including the Redomicile Merger and other transactions contemplated thereby, you should carefully read this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A to this proxy statement/prospectus and MPU Cayman’s Amended and Restated Memorandum and Articles of Association attached as Annex B. For purposes of this proxy statement/prospectus, the term “Merger Agreement” will refer to the Merger Agreement, as the same may be amended.

The Redomicile Merger

The Parties to the Merger Agreement

Mega Matrix Corp.

Mega Matrix Corp, a Delaware corporation, or the Company. Through our emergence from bankruptcy on September 30, 2021, and new investors and management, the Company became a holding company located in Palo Alto, California, with the following direct and indirect subsidiaries: Mega Metaverse Corp., a California corporation, JetFleet Management Corp., a California corporation and formerly known as JetFleet Holding Corporation (“Jetfleet”), Saving Digital Pte. Ltd., a Singapore corporation, Mega Matrix Inc., formerly known as Marsprotocol Inc., a Cayman Islands exempted company (“MPU Cayman”), MarsProtocol Technologies Pte. Ltd., a Singapore corporation, and MPU Merger Sub, Inc., a Delaware corporation (“MPU Merger Sub”),

Historically, we have provided leasing and financing services to regional airlines worldwide and have been principally engaged in leasing mid-life regional aircraft to customers worldwide under operating leases and finance leases. In addition to leasing activities, we have also sold aircraft from our operating lease portfolio to third parties, including other leasing companies, financial services companies, and airlines. Our operating performance was driven by the composition of its aircraft portfolio, the terms of its leases, and the interest rate of its debt, as well as asset sales.  Since September 30, 2021, JetFleet limited its services to providing aircraft advisory and management service. On August 24, 2023, per the recommendation of JetFleet’s board of directors, we, as a holder of a majority of the voting stock of JetFleet, elected to approve the winding up and dissolution of Jetfleet. As part of the winding up process, Jetfleet ceased providing of aircraft advisory and management services. On December 14, 2023, Jetfleet was formally dissolved.

Saving Digital Pte. Ltd.

On August 31, 2022, the Company acquired all of the equity interest in Saving Digital Pte. Ltd., a Singapore exempt private company limited by shares (“SDP”) with no operations and approximately $3,800 in cash, from the chairman Yucheng Hu for a nominal consideration of $10,000. SDP is currently engaged in solo-staking and, prior to July 1, 2023, provided proof-of-staking technology tools.  As of the date of this filing, SDP has no customers.

Recent Developments

On March 1, 2023, SDP and Bit Digital Singapore Pte. Ltd. (“Bit Digital”), entered into a shareholders’ agreement (the “Shareholders Agreement”) with Marsprotocol Technologies Pte. Ltd. (“MTP”), to provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology. Pursuant to the Shareholders Agreement, SDP owned 60% and Bit Digital owned 40% of MTP.

On August 4, 2023, Bit Digital exited its investment in MTP and withdrew its capital contribution of SGC$120,000 from MTP. As a result of the transaction, SDP owns all outstanding ordinary shares of MTP. As of July 2023, MTP ceased provides non-custodial staking tools to third parties.

On June 5, 2023, we entered into a Network Security Service Agreement (the “Service Agreement”) with Vision Ace Limited, a company organized under the laws of the British Virgin Islands (the “Provider”). The Service Agreement has a term of 12 months, commencing on June 5, 2023. Pursuant to the Service Agreement, the Company has agreed to engage the Provider to provide network security service.

On April 25, 2023, we, through our 100% controlled Singapore subsidiary, SDP, invested $300,000 in MarsLand Global Limited (“MarsLand”), a BVI company and held 30% interest in MarsLand. The other shareholders of MarsLand are non-affiliated.

MarsLand will provide staking services to institutional clients, including us and Bit Digital. Further, SDP has successfully applied for and registered its trademark “MarsProtocol” in Singapore, and has entered into a license agreement with MarsLand authorizing MarsLand the right to use the MarsProtocol trademark in connection with MarsLand’s staking as a service (“StaaS”) business. MarsLand will provide StaaS business of which we may utilize their services. SDP currently conducts Ethereum solo-staking in Singapore utilizing MarsLand staking service and has no customers.

On August 24, 2023, per the recommendation of JetFleet’s board of directors, we, as a holder of a majority of the voting stock of JetFleet, elected to approve the winding up and dissolution of Jetfleet. As part of the winding up process, Jetfleet ceased providing of aircraft advisory and management services. On December 14, 2023, Jetfleet has was formally dissolved.

Our Market and Industry

On February 9, 2023, cryptocurrency exchange Kraken agreed to pay $30 million in penalties and shut down its staking business in a settlement with the SEC. On June 6, 2023, the SEC charged Coinbase, Inc. with operating its digital asset trading platform as an unregistered national securities exchange, broker, and clearing agency. The SEC also charged Coinbase for failing to register the offer and sale of its digital asset staking-as-a-service program.

Due to these actions taken by the SEC against Cryptocurrency exchanges, we decided to suspend our StaaS business, and on July 1, 2023, we stopped providing non-custodial staking tools to third parties and focused our efforts on solo-staking. Solo staking is a process where we are required to put up 32 ETH or multiples of 32 ETH and involves setting up and running a full Ethereum node on our own computer and dedicated server. This allows us to directly participate in the validation of transactions on the Ethereum network and earn rewards for doing so.

Bankruptcy

The Company and its then subsidiaries, JetFleet Holding Corp. (“JHC”) and JetFleet Management Corp. (“JMC”, together with JCH, the “Debtors”), filed on March 29, 2021, a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. The filing was made in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) Case No. 21-10636 (the “Chapter 11 Case”). The Company also filed motions with the Bankruptcy Court seeking authorization to continue to operate our business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On August 16, 2021, in the Bankruptcy Court, the Debtors filed unexecuted drafts of its Plan Sponsor Agreement to be entered into between us, Yucheng Hu, TongTong Ma, Qiang Zhang, Yanhua Li, Yiyi Huang, Hao Yang, Jing Li, Yeh Cheng and Yu Wang, and identifying such individuals, collectively, as “Plan Sponsors” (the “Plan Sponsor Agreement”), and related agreements and documents required thereunder (collectively, with the Plan Sponsor Agreement, the “Plan Sponsor Documents”). The Plan Sponsor Documents were intended to cover the transactions contemplated by an investment term sheet entered into with Yucheng Hu and are part of the Debtors’ plan of reorganization as reflected in the Combined Disclosure Statement and Plan filed with the Bankruptcy Court as amended and supplemented from time to time (the “Plan”). On August 31, 2021, the Bankruptcy Court entered an order, Docket No. 0296 (the “Confirmation Order”), confirming the Plan as set forth in the Combined Plan Statement and Plan Supplement.

On September 30, 2021, and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Securities Purchase Agreement with the Plan Sponsor, and Yucheng Hu, in the capacity as the representative for the Plan Sponsor thereunder, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 14,354,635 (adjusted for the Forward Stock Split) shares of our common stock at $0.77 (adjusted for the Forward Stock Split) for each share of common stock for an aggregate purchase price of approximately $11,053,069.

Also on September 30, 2021, and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Series A Preferred Stock Purchase Agreement (the “JHC Series A Agreement”) with JHC, pursuant to which JHC issued and sold, and the Company purchased, 104,082 shares of Series A Preferred Stock, no par value, at $19.2156 per share of JHC Series A Preferred Stock, for an aggregate purchase price of $2 million.

Each share of JHC Series A Preferred Stock shall be entitled to one (1) vote on any matter that is submitted to a vote or for the consent of the shareholders of JHC. The JHC Series A Preferred Stock provides the Company with 74.83% voting control over JHC immediately following its issuance.

On January 1, 2022, JMC, a wholly-owned subsidiary of JHC, was merged with and into JHC, with JHC being the surviving entity. As part of the merger, JHC changed its name to JetFleet Management Corp.

Change In Control

As a condition to the closing of the Securities Purchase Agreement, Michael G. Magnusson resigned as President and Chief Executive Officer; Harold M. Lyons resigned as Chief Financial Officer, Treasurer, Senior Vice President, Finance and Secretary; and Michael G. Magnusson, Toni M. Perazzo, Roy E. Hahn, Evan M. Wallach and David P. Wilson resigned as directors of the Company effective October 1, 2021. In connection with the resignations, effective as on October 1, 2021, Yucheng Hu, Florence Ng, Jianan Jiang, Qin Yao and Siyuan Zhu (the “Incoming Directors”) were appointed to serve as members on our Board of Directors. The Incoming Directors were designated by the Plan Sponsor pursuant to the Plan Sponsor Agreement to hold office until our next annual meeting. The Incoming Directors appointed Mr. Hu to serve as Chairman, President and Chief Executive Officer; Ms. Ng to serve as Vice President of Operations; and Qin (Carol) Wang to serve as its Chief Financial Officer, Secretary and Treasurer of the Company.

Mega Matrix Inc. (f/k/a MarsProtocol Inc.)

Mega Matrix Inc., formerly known as Marsprotocol Inc., a Cayman Islands incorporated company, or MPU Cayman. MPU Cayman is a newly formed exempted company incorporated under the laws of the Cayman Islands and currently a wholly-owned subsidiary of the Company. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Companies Act (As Revised) (the “Companies Act”) of the Cayman Islands, such as the general requirement to file an annual return of its stockholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands upon satisfying certain requirements of the Companies Act as it pertains to continuation and/or deregistration. MPU Cayman has no significant assets or liabilities and has not engaged in any business since its incorporation other than activities associated with its anticipated participation in the Redomicile Merger. Accordingly, no financial statements are provided for MPU Cayman.

MPU Merger Sub, Inc.

MPU Merger Sub is a newly formed Delaware corporation and a wholly owned subsidiary of MPU Cayman. MPU Merger Sub was formed for the sole purpose of facilitating the Redomicile Merger, does not have a significant amount of assets or liabilities, and has not engaged in any business since its formation other than activities associated with its anticipated participation in the Redomicile Merger.

The principal executive office of the Company and MPU Merger Sub are located at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA 94306, and the principal executive office of MPU Cayman is located at 103 Tampines Street 86 #03-06, The Alps Residences, Singapore 528576 and its registered office in the Cayman Islands is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. The phone number of the registered office is +852-3656-6000.

Background and Reasons for the Redomicile Merger

The Company believes that the Redomicile Merger, which would change its place of incorporation from Delaware to the Cayman Islands, (i) will allow it to reduce operational, administrative, legal and accounting costs over the long term because MPU Cayman is expected to qualify as a foreign private issuer and be exempt from certain rules under the Exchange Act, which is in line with the Company’s current business and operations which are almost all conducted outside of the United States, ( and (ii) will more closely align our structure with our international corporate strategy.

The Merger Agreement

A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus. The Company encourages you to read the entire Merger Agreement carefully as they are the principal documents governing the Redomicile Merger.

Amended and Restated Memorandum and Articles of Association

A copy of MPU Cayman’s Amended and Restated Memorandum and Articles of Association is attached as Annex B to this proxy statement/prospectus. The Company encourages you to read the entire Amended and Restated Memorandum and Articles of Association because it is the governing document for MPU Cayman.

MPU Cayman Ordinary Shares

If the Redomicile Merger is completed, each share of the Company’s common stock shall convert into the right to receive one ordinary share in the capital of MPU Cayman, which ordinary shares will be issued by MPU Cayman in connection with the Redomicile Merger. Following the Redomicile Merger, the former stockholders of the Company will become holders of MPU Cayman ordinary shares, and the Company will become a wholly-owned subsidiary of MPU Cayman. The Company, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

Organization Chart before and after the Redomicile Merger

The following diagram summarizes our organizational chart before the Redomicile Merger:

*	On December 14, 2023, Jetfleet Management Corp. was formally dissolved.

The following diagram summarizes our organizational chart following the Redomicile Merger:

*	On December 14, 2023, Jetfleet Management Corp. was formally dissolved.

Treatment of the Company’s Options and Warrants

In connection with the Redomicile Merger, each outstanding option and warrant exercisable into common stock of the Company will be assumed by MPU Cayman and will become an option and warrant exercisable into an equal number of ordinary shares in the capital of MPU Cayman under the same terms and conditions.

Overview of the Merger Agreement

The Company and MPU Cayman are required to complete the Redomicile Merger only if certain customary conditions are satisfied or waived, including, among others, the registration statement on Form F-4, of which this proxy statement/prospectus is a part, being declared effective by the SEC, and the Merger Agreement being approved by the Company’s stockholders.

Board of Directors; Management of the MPU Cayman Following the Redomicile Merger

Following the Redomicile Merger, MPU Cayman will be managed by the same board of directors and executive officers that manage the Company. Under Cayman Islands law, all directors owe three types of duties: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (As Revised) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care, the directors must ensure compliance with the amended articles of association, as amended and restated from time to time. There is a right to seek damages if a duty owed by any director is breached.

Accounting Treatment

The Redomicile Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control.

Material U.S. Federal Income Tax Consequences

The Company and MPU Cayman intend that the Redomicile Merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and it is a condition to our obligation to complete the Redomicile Merger that the Tax Opinion is provided substantially to this effect. The Tax Opinion does not bind the IRS or prevent the IRS from adopting a contrary position. Based on the Tax Opinion, after the Redomicile Merger, MPU Cayman, as successor to the Company, will be treated as a U.S. domestic corporation for U.S. federal income tax purposes. If the Redomicile Merger qualifies as a reorganization: (i) a U.S. Holder (as defined in the section titled “Taxation — United States Taxation”) will not recognize any gain or loss for U.S. federal income tax purposes solely due to the receipt of MPU Cayman ordinary shares in the Redomicile Merger, (ii) a U.S. Holder’s adjusted tax basis in the MPU Cayman ordinary shares received in the Redomicile Merger will be the same as such U.S. Holder’s adjusted tax basis in the Company common stock surrendered in the Redomicile Merger, and (iii) such U.S. Holder’s holding period in the MPU Cayman ordinary shares received in the Redomicile Merger will include such U.S. Holder’s holding period in the Company common stock surrendered in the Redomicile Merger; provided that, if a U.S. Holder acquired different blocks of Company common stock at different times or at different prices, the MPU Cayman ordinary shares received in the Redomicile Merger will be allocated pro rata to each block of Company common stock, and the basis and holding period of each block of MPU Cayman ordinary shares received will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Company common stock exchanged for such block of MPU Cayman ordinary shares. For a more detailed discussion of U.S. federal income tax considerations for stockholders, please see the section entitled “U.S. Federal Income Tax Consequences of the Redomicile Merger” beginning on page 60. We urge you to consult your own tax advisor regarding the particular tax consequences of the Redomicile Merger for you.

Comparison of Stockholder/Stockholder Rights

Upon consummation of the Redomicile Merger, the holders of issued and outstanding common stock of the Company will be entitled to receive MPU Cayman ordinary shares. The rights of the holders of the Company’s common stock are governed by the Company’s certificate of incorporation and bylaws and by the Delaware General Corporation Law (“DGCL”), while the rights of holders of MPU Cayman’s ordinary shares are generally governed by MPU Cayman’s memorandum and articles of association and the Companies Act of the Cayman Islands and the common law of the Cayman Islands. There are differences in rights afforded under Delaware law and Cayman Islands law. Please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

Risks Associated with the Redomicile Merger and the Company

Holders of the Company’s common stock and, assuming consummation of the Redomicile Merger, MPU Cayman’s ordinary shares, will be subject to various risks associated with MPU Cayman’s business and industries. These risks are discussed in greater detail under the section entitled “Risk Factors” in this proxy statement/prospectus. The Company encourages you to read and consider all of these risks carefully which are summarized as follows:

Risks Relating to the Redomicile Merger

●	Your rights as a stockholder of the Company will change as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of MPU Cayman.

●	MPU Cayman will qualify as an emerging growth company within the meaning of the Securities Act, and if MPU Cayman takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make MPU Cayman’s securities less attractive to investors and may make it more difficult to compare MPU Cayman’s performance with other public companies.

●	Following the Redomicile Merger, because MPU Cayman will be a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE American corporate governance requirements.

●	The laws of the Cayman Islands may not provide MPU Cayman shareholders with benefits comparable to those provided to stockholders of corporations incorporated in the United States.

●	The expected benefits of the Redomicile Merger may not be realized.

●	MPU Cayman will continue to be treated as a U.S. corporation for U.S. federal income tax purposes.

●	As a foreign private issuer, MPU Cayman will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer.

●	If MPU Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, MPU Cayman will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers

●	If we prepare our financial statements in accordance with IFRS following the Redomicile Merger, there may be a significant effect on our reported financial results.

●	Changes in domestic and foreign laws, including tax law changes, could adversely affect MPU Cayman.

●	The enforcement of civil liabilities against MPU Cayman may be more difficult.

●	The market for MPU Cayman shares may differ from the market for the Company’s shares.

●	We expect to incur transaction costs and adverse financial consequences in the year of completion of the Redomicile Merger.

●	The Company’s Board of Directors may choose to defer or abandon the Redomicile Merger.

Risks Relating to Our Business

●	The value of stable coins that we hold may be subject to volatility and risk of loss.

●	A particular digital asset’s status, such as an ETH, as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty.

●	Expansion of the Company’s operations into new products, services and technologies, including content categories, is inherently risky and may subject it to additional business, legal, financial and competitive risks.

●	If the Company cannot continue to innovate technologically or develop, market and sell new products and services, or enhance existing technology and products and services to meet customer requirements, the Company’s ability to grow our revenue could be impaired.

●	Information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions.

●	We are subject to risks related to holding cryptocurrencies and accepting cryptocurrencies as a form of payment.

●	We cannot be certain that our solo-staking will require regulatory approval.

●	We are subject to various laws relating to foreign corrupt practices, the violation of which could adversely affect our operations, reputation, business, prospects, operating results and financial condition.

Risks Relating to Ethereum

●	Risks Associated with Staking on Ethereum 2.0.

●	Speculative and Volatile Nature of ETH.

●	Underlying Value Risk.

●	Development of the Ethereum Platform.

●	Uncertainty Regarding the Growth of Blockchain and Web 3 Technologies.

●	Smart Contract Risk.

●	Dependence on Ethereum Network Developers.

●	Issues with the Cryptography Underlying the Ethereum Network.

●	Disputes on the Development of the Ethereum Network may lead to Delays in the Development of the Network.

●	The Ethereum Blockchain may Temporarily or Permanently Fork and/or Split.

Risks Related to the Company

●	Our filing of bankruptcy may adversely affect our business and relationships.

●	Upon our emergence from Chapter 11, the composition of our stockholder base has changed significantly.

●	The composition of our board of directors has changed significantly.

●	Certain information contained in our historical financial statements is not comparable to the information contained in our financial statements.

●	We have a limited operating history in our post-bankruptcy new focus business.

●	We may need to raise additional capital by issuing additional securities.

●	Our business depends on the continuing efforts of our management.

●	We may not be able to prevent or timely detect cyber security breaches.

●	As of December 31, 2022, our internal control over financial reporting was ineffective.

●	Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources.

●	The trading prices of our common stock could be volatile.

●	If our common stock becomes subject to the SEC’s penny stock rules.

●	An active trading market for our common stock may not develop.

●	If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted.

●	Sales of a significant number of our common stock in the public market could depress the market price of our common stock.

●	If we acquire digital assets that are securities, even unintentionally, we may violate the Investment Company Act of 1940 and incur potential third-party liabilities.

MARKET FOR THE COMPANY’S COMMON STOCK

Market Information

The Company’s common stock is listed on the NYSE American under the symbol “MPU.”

MPU Cayman is currently not a public reporting company in the United States and its ordinary shares are not traded. However, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Redomicile Merger MPU Cayman’s ordinary shares will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). MPU Cayman intends to apply for listing of the MPU Cayman’s ordinary shares on the NYSE American under the symbol “MPU”, to be effective at the consummation of the Redomicile Merger. It is a condition of the consummation of the Redomicile Merger that the MPU Cayman’s ordinary shares are approved for listing on NYSE American. While trading on NYSE American is expected to begin on the first business day following the date of completion of the Redomicile Merger, there can be no assurance that MPU Cayman’s securities will be listed on NYSE American or that a viable and active trading market will develop. If such listing condition is not met or if such confirmation is not obtained, the Redomicile Merger will not be consummated unless the NYSE American condition set forth in the Merger Agreement is waived by the applicable parties. See “Risk Factors” beginning on page 10 for more information.

Based on the records of the Company’s transfer agent, the Company had _____ shares of common stock issued and outstanding as of the Record Date for the mailing of this proxy statement/prospectus.

Holders

Based on the records of our transfer agent, there were __ stockholders of record of our common stock as of the Record Date for the mailing of this proxy statement/prospectus (not including beneficial owners who hold shares at broker/dealers in “street name”).

Forward Stock Split

On December 30, 2021, the Company implemented a five (5) for one (1) forward stock split (the “Forward Stock Split”) of its issued and outstanding common stock, par value $0.001 per share. References to the Company’s common stock in this proxy statement/prospectus have been adjusted to give effect to the Forward Stock Split.

Transfer Agent

The Company’s transfer agent and registrar for its common stock is Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561. It is anticipated that Continental Stock Transfer & Trust will be the transfer agent for the MPU Cayman ordinary shares upon consummation of the Redomicile.

Dividends

While there are no restrictions that limit the Company’s ability to pay dividends, the Company has not paid, and following the approval and completion of the Redomicile Merger does not currently intend to pay, cash dividends on our common stock in the foreseeable future. Our policy is to retain all earnings, if any, to provide funds for the operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, who may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others, in making its determination.

RISK FACTORS

Risks Relating to the Redomicile Merger

Your rights as a stockholder of the Company will change as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of MPU Cayman under applicable laws and MPU Cayman’s memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s certificate of incorporation and bylaws.

Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of the Company and the constitutional documents of MPU Cayman, the Company is unable to adopt governing documents for MPU Cayman that are identical to the governing documents for the Company, but the Company has attempted to preserve in the memorandum and articles of association of MPU Cayman the same allocation of material rights and powers between the stockholders and our Board of Directors that exists under the Company’s bylaws and articles of incorporation to the extent permitted by Cayman Islands law. Nevertheless, MPU Cayman’s memorandum and articles of association differ from the Company’s bylaws and articles of incorporation, both in form and substance, and your rights as a stockholder will change. For example:

●	Under the DGCL, a corporation may not engage in a business in combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. However, there is no equivalent provision under the Companies Act or MPU Cayman’s articles of association prohibiting business combinations with interested stockholders.

●	Under the DGCL, any stockholder may, upon written demand under oath stating the purpose thereof, inspect the corporation’s books and records for a proper purpose during the usual hours for business. However, stockholders of a Cayman Islands exempted company do not have any general rights to inspect corporate records of a company, and MPU Cayman’s articles of association provide that the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company may be open to the inspection of stockholders who are not directors.

●	Under the DGCL, a stockholder may bring a derivative suit provided the requirements to do so under the DGCL have been met. However, for a Cayman Islands company, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors, rather than the stockholders, and a stockholder of MPU Cayman would be entitled to bring a derivative action on behalf of MPU Cayman only in certain limited circumstances.

For a detailed discussion of these and other material differences, please see the comparison chart of your rights as a common stockholder of the Company against your rights as an ordinary stockholder of MPU Cayman under the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.” The laws of the Cayman Islands may not provide MPU Cayman shareholders with benefits comparable to those provided to stockholders of corporations incorporated in the United States.

MPU Cayman’s corporate affairs are governed by its memorandum and articles of association, as may be amended and restated from time to time, by the Companies Act, and by the common law of the Cayman Islands. The rights of shareholders to take action against MPU Cayman’s directors, actions by minority stockholders and the fiduciary duties of MPU Cayman’s directors to MPU Cayman under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. The rights of MPU Cayman’s shareholders and the fiduciary duties of its directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, MPU Cayman’s shareholders may have more difficulty in protecting their interests in the face of actions by MPU Cayman’s management, directors or controlling shareholders than would stockholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. The Cayman Island courts are also unlikely to impose liability against MPU Cayman, in original actions brought in the Cayman Islands, based on certain civil liabilities provisions of U.S. securities laws.

As a result of different shareholder voting requirements in the Cayman Islands relative to Delaware, the Company will have less flexibility with respect to its ability to amend its constitutional documents and enter into certain business combinations than it now has.

Under Delaware law and our current bylaws and articles of incorporation, the Company’s bylaws and articles of incorporation may be amended by the vote of a majority of shares of common stock entitled to vote on the matter to approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. Cayman Islands law requires a special resolution of not less than two-thirds of the votes cast by those shareholders entitled to vote, who are present in person or by proxy at a general meeting for any amendment to the memorandum and articles of association of MPU Cayman. As a result of this Cayman Islands law requirement, situations may arise where the flexibility the Company now has under Delaware law would have provided benefits to its stockholders that will not be available in the Cayman Islands.

In addition, under Cayman Islands law, certain corporate transactions, such as a merger, require the approval of a special resolution of not less than two-thirds of the votes cast at a general meeting by those shareholders entitled to vote, who are present in person or by proxy. By contrast, a merger under Delaware law would only require a simple majority of the outstanding stock of the company entitled to vote thereon. The increased stockholder approval requirements may limit our flexibility to enter into or complete certain business combinations that may be beneficial to stockholders.

For a detailed discussion of the differences in stockholder voting requirements in the Cayman Islands relative to Delaware, please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

MPU Cayman will qualify as an emerging growth company within the meaning of the Securities Act, and if MPU Cayman takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make MPU Cayman’s securities less attractive to investors and may make it more difficult to compare MPU Cayman’s performance with other public companies.

MPU Cayman is eligible to be treated as an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised financial accounting standards until such time as those standards apply to companies that that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act . MPU Cayman intends to take advantage of this extended transition period under the JOBS Act for adopting new or revised financial accounting standards.

For as long as MPU Cayman continues to be an emerging growth company, it may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including presenting only limited selected financial data and not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result, its shareholders may not have access to certain information that they may deem important. MPU Cayman could be an emerging growth company for up to five years, although circumstances could cause it to lose that status earlier, including if its total annual gross revenue exceeds $1.235 billion, if it issues more than $1.0 billion in non-convertible debt securities during any three-year period, or if before that time it is a “large accelerated filer” under U.S. securities laws.

MPU Cayman cannot predict if investors will find MPU Cayman’s ordinary shares less attractive because it may rely on these exemptions. If some investors find MPU Cayman’s ordinary shares less attractive as a result, there may be a less active trading market for MPU Cayman’s ordinary shares and MPU Cayman’s share price may be more volatile. Further, there is no guarantee that the exemptions available to MPU Cayman under the JOBS Act will result in significant savings. To the extent that MPU Cayman chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact MPU Cayman’s financial condition.

Following the Redomicile Merger, because MPU Cayman will be a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE American corporate governance requirements.

Following the Redomicile Merger, MPU Cayman is expected to qualify as a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, MPU Cayman has the option to follow certain home country corporate governance practices rather than those of NYSE American, provided that it discloses the requirements it is not following and describes the home country practices it is following. MPU Cayman may in the future elect to follow home country practices with regard to certain matters. As a result, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE American corporate governance requirements.

The expected benefits of the Redomicile Merger may not be realized.

The Company has presented in this proxy statement/prospectus the anticipated benefits of the Redomicile Merger. Please see the section entitled “Adoption of the Merger Agreement — Background and Reasons for the Redomicile Merger.” The Company cannot be assured that all of the goals of the Redomicile Merger will be achievable, and some or all of the anticipated benefits of the Redomicile Merger may not occur, particularly as the achievement of the benefits are in many important respects subject to factors not under the Company’s control.

In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if MPU Cayman fails to qualify as a foreign private issuer. While the Company expects the Redomicile Merger will enable it to reduce its operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

MPU Cayman will continue to be treated as a U.S. corporation for U.S. federal income tax purposes.

Based on the Tax Opinion, after the Redomicile Merger, MPU Cayman, as successor to the Company, will be treated as a U.S. domestic corporation for U.S. federal income tax purposes, will be subject to U.S. federal income taxes as if it were a U.S. domestic corporation, and dividends paid by MPU Cayman to non-U.S. stockholders will generally be subject to U.S. withholding tax at a 30% rate (or a reduced rate specified by an applicable income tax treaty). While the Redomicile Merger is not anticipated to have any material impact on our effective tax rate, changes in U.S. tax laws could adversely affect our results of operations and profitability. The Tax Opinion does not bind the IRS or prevent the IRS from adopting a contrary position. For a more detailed discussion of U.S. federal income tax considerations with respect to the Redomicile Merger, please see the section entitled “U.S. Federal Income Tax Consequences of the Redomicile Merger” beginning on page 60.

As a foreign private issuer, MPU Cayman will not be required to provide its stockholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about MPU Cayman as you did about the Company and you may not be afforded the same level of protection as a beneficial owner of MPU Cayman under applicable laws and MPU Cayman’s memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s articles of incorporation and bylaws.

Following the completion of the Redomicile Merger, MPU Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. MPU Cayman will remain subject to the mandates of the Sarbanes-Oxley Act. However, as a foreign private issuer, MPU Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if MPU Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	MPU Cayman may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB as issued by the IASB without reconciliation to U.S. GAAP;

●	MPU Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, MPU Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, MPU Cayman will need to promptly furnish reports on Form 6-K any information that MPU Cayman (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its stockholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, MPU Cayman will not be required to file its annual report on Form 10-K. As a foreign private issuer, MPU Cayman will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	MPU Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	MPU Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC; however, as a NYSE American listed foreign private issuer, MPU Cayman will be required to publish on a Form 6-K an interim balance sheet and income statement as of the end of its second quarter no later than six months following the end of such quarter;

●	MPU Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	MPU Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	MPU Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Thus, you may not be afforded the same protections or information under applicable laws and MPU Cayman’s memorandum and articles of association which would be made available to you if we remain a U.S. corporation with publicly traded securities.

If MPU Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, MPU Cayman will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Following completion of the Redomicile Merger, MPU Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, MPU Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if MPU Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. As a foreign private issuer, MPU Cayman will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about MPU Cayman as you did about the Company and you may not be afforded the same level of protection as a shareholder of MPU Cayman under applicable laws and MPU Cayman’s memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s articles of incorporation and bylaws. While MPU Cayman is expected to qualify as a foreign private issuer following the completion of the Redomicile Merger, if MPU Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, MPU Cayman will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

If we prepare our financial statements in accordance with IFRS following the Redomicile Merger, there may be a significant effect on our reported financial results.

The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by IASB. At any time in the future, as a foreign private issuer, we may decide to prepare our financial statements in accordance with IFRS as issued by the IASB. The application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on our reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS are subject to interpretation by the IASB and the SEC, although the SEC does not publish Staff Accounting Bulletins on IFRS. A change in these principles or interpretations could have a significant effect on our reported financial results.

Changes in domestic and foreign laws, including tax law changes, could adversely affect MPU Cayman, its subsidiaries and its stockholders, and our effective tax rate may increase whether we effect the Redomicile Merger or not.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or Cayman Islands, could adversely affect the tax consequences of the Redomicile Merger to MPU Cayman and its shareholders and/or MPU Cayman’s effective tax rates (whether associated with the Redomicile Merger or otherwise). While the Redomicile Merger is not anticipated to have any material impact on MPU Cayman’s effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where it operates, and its effective tax rate may increase and any such increase may be material.

The enforcement of civil liabilities against MPU Cayman may be more difficult.

MPU Cayman is an exempted company incorporated under the laws of the Cayman Islands. MPU Cayman’s corporate affairs are governed by its Memorandum and Articles of Association, as amended and by the Companies Act (As Revised) and common law of the Cayman Islands. After the Redomicile Merger, the rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on the civil liability provisions of U.S. securities laws, so far as the liabilities imposed by those provisions are penal in nature.

In addition, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

The market for MPU Cayman shares may differ from the market for the Company’s shares.

MPU Cayman is currently not a public reporting company in the United States and its ordinary shares are not traded. However, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Redomicile Merger MPU Cayman’s ordinary shares will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). MPU Cayman intends to apply for listing of the MPU Cayman’s ordinary shares on the NYSE American under the symbol “MPU”, to be effective at the consummation of the Redomicile Merger. It is a condition of the consummation of the Redomicile Merger that the MPU Cayman’s ordinary shares are approved for listing on NYSE American. While trading on NYSE American is expected to begin on the first business day following the date of completion of the Redomicile Merger, there can be no assurance that MPU Cayman’s securities will be listed on NYSE American or that a viable and active trading market will develop. If such listing condition is not met or if such confirmation is not obtained, the Redomicile Merger will not be consummated unless the NYSE American condition set forth in the Merger Agreement is waived by the applicable parties.

Although it is expected that the MPU Cayman ordinary shares will be authorized for listing on NYSE American under the symbol “MPU,” as a company incorporated under the laws of the Cayman Islands, ordinary shares of MPU Cayman may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the redomicile may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the MPU Cayman ordinary shares from those of the Company’s shares.

We expect to incur transaction costs and adverse financial consequences in the year of completion of the Redomicile Merger.

We expect to incur significant transaction costs in connection with the Redomicile Merger, which have been and will continue to be expensed as incurred. The substantial majority of these costs will be incurred regardless of whether the Redomicile Merger is completed and prior to your vote on the proposal. We expect to incur costs and expenses, including professional fees, to comply with the Cayman Islands corporate and other laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, solicitation fees and financial printing expenses in connection with the Redomicile Merger, even if the Redomicile Merger is not approved or completed. The Redomicile Merger also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

The Company’s Board of Directors may choose to defer or abandon the Redomicile Merger.

Completion of the Redomicile Merger may be deferred or abandoned, at any time, by action of the Company’s Board of Directors, whether before or after the deadline to submit consents. While the Company currently expects the Redomicile Merger to take place promptly after the proposal to adopt the Merger Agreement is approved, the Company’s Board of Directors may defer completion or may abandon the Redomicile Merger because of, among other reasons, changes in existing or proposed laws, our determination that the Redomicile Merger would involve tax or other risks that outweigh their benefits, the Company’s determination that the level of expected benefits associated with the Redomicile Merger would otherwise be reduced, a dispute with the taxation authorities over the Redomicile Merger (or certain aspects thereof), an unexpected increase in the costs to complete the Redomicile Merger or any other determination by our Board of Directors that the Redomicile Merger would not be in the best interests of the Company or its stockholders or that the Redomicile Merger would have material adverse consequences to the Company or its stockholders.

Risks Related to our Business

We hold stablecoins and the value of stablecoins that we hold may be subject to volatility and risk of loss.

As of December 31, 2022, we held approximately $2.97 million in USDC issued by Circle Internet Financial Public Limited Company (“Circle”). Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. For example, stablecoins such as USDC are usually backed by the U.S. Dollar and other short-dated U.S. government obligations, and are usually pegged to the U.S. dollar. On March 9, 2023, as a result of the bankruptcy of Silicon Valley Bank (“SVB”), Circle announced that $3.3 billion of its roughly $40 billion USDC reserves were held at SVB. As a result, Circle depegged the USDC from its $1.00 peg, trading as low as $0.87. This risk may result in the sell-off of USDC and volatility as to the value of stablecoins, which would expose us to risk of potential loss and could have a material adverse effect on our ability to raise new funding and on our business, financial condition, and results of operations and prospects.

A particular digital asset’s status, such as an ETH, as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of the ETH and other stablecoin, we may be subject to regulatory scrutiny, investigation, fines and penalties, which may adversely affect our business, operating results and financial condition. A determination that an ETH or stablecoin is a “security” may adversely affect the value of those ETH, stablecoins and the Company’s business.

The SEC and its staff have taken the position that certain digital assets may fall within the definition of a “security” under U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex and fact-driven analysis.  The Company’s determination that ETH and other stablecoins that the Company holds are not securities is a risk-based assessment and not a legal determination binding on the courts or regulators.

For example, Chair Gary Gensler has repeatedly remarked on the need for further regulatory oversight on digital assets, crypto trading, and lending platforms by the SEC. Public statements made in the past by senior officials at the SEC have indicated that the SEC does not intend to take the position that Bitcoin is a security (in its current form) but has identified numerous other digital assets as securities. In May 2022, the Chair of the U.S. Commodity Futures Trading Commission (the “CFTC”), Rostin Behnam, stated that Bitcoin and Ethereum are commodities. However, in June 2022, Mr. Gensler suggested that Bitcoin is a commodity but did not opine on the status of other digital assets. In September 2022, Mr. Gensler suggested that he believes a vast majority of cryptocurrencies are securities. However, in March 2023, Mr. Behnam contradicted Mr. Gensler’s position by stating his opinion in front of the Senate Agricultural Committee that Ethereum is a commodity. Such statements by officials at the CFTC and SEC are not official policy statements by these agencies and reflect only the speakers’ views, which are not binding on any agency or court and cannot be generalized to any other digital asset.

In addition, in February 2023 the SEC charged Kraken with failing to register the offer and sale of its staking-as-a-service program, whereby investors transfer digital assets to Kraken for staking in exchange for advertised annual investment returns. Kraken settled this action by agreeing to cease its custodial staking business and to pay $30 million in disgorgement, prejudgment interest and civil penalties. While there are material distinctions between Kraken’s staking model and ours, including the fact that we do not take custody of or exert control over the digital assets that are staked using our platform, the SEC could disagree with our assessment and seek to enforce the federal securities laws and regulations against our operations. Similarly, in March 2023 the New York Attorney General became the first U.S. regulator to claim in court that Ethereum, one of the major digital assets which we hold and stake, is a security in its lawsuit against KuCoin, a digital asset exchange. If we become subject to regulatory scrutiny or enforcement actions by securities regulators, it could result in expensive litigation and penalties and cessation of the allegedly noncompliant operations, which would materially adversely harm us, including due to our recent shift of focus to our non-custodial staking-as-a-service business and the costs and efforts deployed towards its development. These or additional developments that may arise underscore the risks in our business, particularly its reliance on the use of digital assets and staking of users’ digital asset holdings.

The classification of a digital asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a digital asset that is a security may generally only be offered or sold pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital assets that are securities may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade digital assets that are securities are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an alternative trading system (“ATS”), in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency.

In addition, several foreign jurisdictions have taken a broad-based approach to classifying digital assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta, and Singapore, have adopted a narrower approach. As a result, certain digital assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of digital assets as “securities.”

The Company will evaluate each digital asset in our portfolio, or that we propose to acquire in the future, to determine whether it would likely be considered a security under U.S. federal securities laws, in consultation with outside counsel, as applicable. We will base our analysis on relevant caselaw, applying the frameworks established by the U.S. Supreme Court and taking into consideration relevant guidance by the SEC and its staff.  The Company’s analysis does not constitute a legal standard, but rather represent its management’s risk-based assessment regarding the likelihood that a particular digital asset could be deemed a “security” under applicable laws. Regardless of the Company’s conclusions, the Company could be subject to legal or regulatory action in the event the SEC or a court were to determine that ETH and other stablecoins that it hold may be deemed a “security” under applicable laws.

There can be no assurances that the Company will properly characterize any given digital asset as a security or non-security or that the SEC, or a court, if the question was presented to it, would agree with our assessment. The Company could be subject to judicial or administrative sanctions for failing to offer or sell digital assets in compliance with the registration requirements, or for acting as a broker or dealer without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. For instance, all transactions in such supported digital asset would have to be registered with the SEC, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Further, it could draw negative publicity and a decline in the general acceptance of the digital asset. Also, it may make it difficult for such digital asset to be traded, cleared, and custodied as compared to other digital assets that are not considered to be securities. Due to business reasons , the Company has discontinued the Mano game and the alSpace platform on November 3, 2022, and as of July 1, 2023, the Company ceased providing of staking technology through the JV Company. SDP currently conducts solo-staking in Singapore using MarsLand staking service and has no customers.

Expansion of the Company’s operations into new products, services and technologies, including content categories, is inherently risky and may subject it to additional business, legal, financial and competitive risks.

Historically, the Company’s operations have been focused on third-party management service contracts for aircraft operations. Further expansion of the Company’s operations and its marketplace into additional products and services, such as crypto-related businesses involve numerous risks and challenges, including potential new competition, increased capital requirements and increased marketing spent to achieve customer awareness of these new products and services. Growth into additional content, product and service areas may require changes to the Company’s existing business model and cost structure and modifications to its infrastructure and may expose the Company to new regulatory and legal risks, any of which may require expertise in areas in which the Company has little or no experience. There is no guarantee that the Company will be able to generate sufficient revenue from sales of such products and services to offset the costs of developing, acquiring, managing and monetizing such products and services and the Company’s business may be adversely affected.

Recent events in the digital asset industry, such as filing for and seeking protection of Chapter 11 proceedings by major market participants, may adversely affect our operations and financial conditions.

The Chapter 11 Bankruptcy filings of digital asset exchanges FTX Trading Ltd., et al. (“FTX”) (including its affiliated hedge fund, Alameda Research LLC) was unexpected and significantly reduced confidence in the digital assets industry as it was one of the largest and considered among safest digital asset trading platforms. Furthermore, it also revealed potential systemic risks and industry contagion as a significant number of other major market participants were affected by FTX’s Chapter 11 filing such as BlockFi Inc., one of the largest digital assets lending companies.

Also the closure and temporary shutdown of major digital asset exchanges and trading platforms, such as FTX, due to fraud or business failure, has disrupted investor confidence in cryptocurrencies and led to a rapid escalation of oversight of the digital asset industry. Thus, the failures of key market participants and systemic contagion risk is expected to, as a consequence, invite stricter regulatory scrutiny. All this could have a negative impact on further development and acceptance of digital asset networks and digital assets, including ETH. At this time, we believe that there are no significant exposures of our business to any of the industry participants who filed for Chapter 11 bankruptcy; however, such failure of key institutions in the cryptocurrency asset industry highlights the risk of systemic interconnectedness between major market participants and the effect it could have on the industry as a whole.

Our digital asset services may expose us to legal, regulatory, and other risks that could adversely affect our business, operating results, and financial condition.

As digital assets are a relatively new and emerging asset class, the regulatory, commercial, and legal framework governing digital assets and associated products and services is likely to evolve both in the United States and internationally and implicates issues regarding a range of matters, including, but not limited to, intellectual property rights, consumer protection, privacy and cybersecurity, anti-money laundering (“AML”), sanctions and currency, tax, money transmission, commodity, and securities law compliance. In addition, following the failure of several prominent crypto trading venues and lending platforms in 2022, the United States Congress expressed the need for both greater federal oversight of digital assets and comprehensive cryptocurrency legislation. In the near future, various governmental and regulatory bodies, including in the United States, may introduce new policies, laws, and regulations relating to digital assets generally, and digital asset platforms in particular. We may need to comply with new licensing or registration requirements, revise our compliance and risk mitigation measures, institute a ban on certain digital assets or transactions thereof, and/or suspend or shut down our products or services in one or more jurisdictions. Currently, in the cryptocurrency space, we have limited our services to solo staking. If we decide to offer other services in the cryptocurrency space, we may also face substantial costs to operationalize and comply with new legal or regulatory requirements. It is difficult to predict how the legal and regulatory framework and oversight/enforcement infrastructure around digital assets will develop and how such developments will impact our business and these new service offerings since the market for digital assets is relatively nascent.

U.S. and foreign law enforcement and regulators may assert jurisdiction and/or initiate investigations or litigation related to our digital asset holdings or services.

New or revised regulations or policies affecting digital assets and proof-of-staking technology, or new interpretations of existing laws and regulations by governmental and regulatory bodies in respect of digital assets and proof-of-staking technology could have substantial and adverse effect on our digital asset holdings or services. As such, we could in the future be subject to inquiries or investigations from regulators and governmental authorities, be required to divest our digital asset holdings, make service changes, restrict or discontinue service offerings, and be required to implement additional and potentially costly controls. In addition, if we expand our digital asset business to new services, we could come under the jurisdiction of additional regulators, both with respect to jurisdiction and subject matter. Any failure or perceived failure to comply with existing or new laws, regulations, or orders of any governmental authority (including changes to or expansion of the interpretation of those laws, regulations, or orders), including those discussed in these risk factors, may (i) subject us to significant fines, penalties, criminal and civil lawsuits, enforcement proceedings, and forfeiture of significant assets, (ii) result in additional compliance and licensure requirements, increased regulatory scrutiny of our business and restrictions of our operations, and (iii) force us to modify our business practices, make product or operational changes, and/or delay planned product launches or improvements.

Because of the recent decline in the cryptocurrency market and other adverse developments and publicity surrounding the digital assets industry, our business plans may not be successful and our business and financial condition may be adversely affected.

Currently, SDP conducts solo-staking in Singapore using MarsLand staking service to generate revenue. The digital asset industry is characterized by a high level of volatility, and the collapse in the prices of most popular digital assets such as Bitcoin and Ethereum has cast doubt on the future of digital asset-focused businesses such as ours. This trend was further impacted by the recent controversy and failure surrounding FTX, a digital asset exchange that collapsed after its chief executive officer was accused of fraud and misappropriation of corporate funds in a manner that has been compared to both Enron and Madoff. Since then certain other digital asset-focused companies have filed for bankruptcy, and more recently in March 2023 three major U.S. banks with involvement in digital assets collapsed. The result thus far has been a decline in the digital assets markets and in the public’s perception of the industry. In addition, following the FTX controversy, regulators began reviewing digital asset-focused companies and their operations with greater scrutiny, and have brought enforcement actions seeking to restrict or cease such activities, such as the Kraken and KuCoin actions described above. While we believe that our prior non-custodial staking model we are pursuing for our platform presents distinctions from custodial methods of holding and controlling digital assets such as those that were employed by FTX and Kraken, holders of digital assets, regulators, and other stakeholders may fail to appreciate this distinction or to consider it sufficient to utilize our services or invest in our business. Also we currently have limited our services to solo staking. If we are unable to separate ourselves from the recent adverse developments in the digital asset space, or otherwise develop and execute on our business plan and blockchain infrastructure in a manner that enables us to establish and maintain material revenue sources, our business and financial condition could be materially adversely affected. Further, a perceived lack of stability in the digital asset and the closure or suspension shutdown of digital asset exchanges and networks due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in digital asset values and on our results of operations. Further, our focus on digital assets, and the above-described past and/or any future adverse developments with respect to our operations or industry, could result in declines or volatility in our stock price, difficulty or inability to obtain adequate financing as needed, on favorable terms or at all, reduction in consumer demand for our platform and services, the risk of increased losses or asset impairments, and the potential for legal proceedings and reputational harm which could arise from any of the foregoing. Such external developments have the potential to affect us even if we believe our financial condition, operations and infrastructure our secure. These potential consequences could materially adversely affect an investment in us.

We may face several risks due to disruptions in the digital asset markets, including but not limited to, the risk from depreciation in our stock price, financing risk, risk of increased losses or impairments in our investments or other assets, and risks from price declines or price volatility of digital assets.

In the second half of 2022 and beginning of 2023, some of the well-known digital asset market participants, including digital asset lenders Celsius Network LLC, et al. (“Celsius”), Voyager Digital Ltd., et al. (“Voyager”), Three Arrows Capital (“Three Arrows”) and Genesis Global Holdco, LLC, et al. (“Genesis”) declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX, the third largest digital asset exchange by volume at the time, halted customer withdrawals and shortly thereafter, FTX and its subsidiaries filed for bankruptcy.

In response to these events, the digital asset markets, including the market for bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets such as Bitcoin and ETH.

These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital assets markets continues to be negatively impacted by these events, digital asset prices (including the price of Bitcoin and ETH ) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. These events are continuing to develop and it is not possible to predict at this time all of the risks that they may pose to us, our service providers or on the digital asset industry as a whole.

Although we had no direct exposure to FTX or any of the above-mentioned cryptocurrency companies, nor any material assets that may not be recovered or may otherwise be lost or misappropriated due to the bankruptcies, the failure or insolvency of large exchanges like FTX may cause the price of cryptocurrencies to fall and decrease confidence in the ecosystem, which could adversely affect an investment in us. Such market volatility and decrease in crypto currency prices may have a material and adverse effect on our results of operations and financial condition as we hold ETH for solo staking.

Our Board and our management have identified certain material gaps with respect to risk management related to our digital assets that if not adequately address, could negatively impact our operations and adversely affect the value of our shares.

Our Board and our management have identified the following material gaps with respect to risk management related to our digital assets:

●	Inadequate Measures for High Volatility. Digital assets are known for their high price volatility. If an organization’s risk management strategies are not equipped to handle such fluctuations, this would be a significant gap.

●	Lack of Preparedness for Regulatory Changes: The regulatory landscape for digital assets is evolving rapidly. An organization that is not prepared for potential regulatory changes may face compliance risks.

●	Insufficient Cybersecurity Measures: Given the digital nature of digital assets, they are particularly susceptible to online frauds, scams, and hacking attempts. Inadequate cybersecurity measures to protect against these threats would be a critical risk management gap.

We have made the following changes to address these gaps:

●	Revising Investment Strategies: We have diversified our investments, setting more stringent risk limits, or employing hedging strategies to mitigate potential losses.

●	Enhancing Cybersecurity tools: We included the implementation of advanced security software, regular security audits, and the establishment of robust mechanisms for transaction handling and data protection.

●	Providing Specialized Training: Offering specialized training to management and staff is essential to improve their understanding and ability to manage crypto-related risks. This training covered the basics of cryptocurrency, blockchain technology, risk management strategies specific to crypto assets, and the latest trends and developments in the crypto market.

While we believe that these changes adequately address these gaps, there can be no assurance that these changes will be effective or adequate. If we failed to adequately address these gaps, the value of our digital assets may go down which could negatively impact or operations and adversely affect the value of our shares.

We hold ETH for our solo-staking business and other stable coins which exposes us to various risks associated with bitcoin ETH and other cryptocurrencies.

We hold ETH for our solo-staking business and other stable coins which exposes us to various risks associated with ETH and other cryptocurrencies, including the following:

ETH is a highly volatile asset: ETH is a highly volatile asset that has traded below $1,197 per ETH and above $2,120 per ETH on Matrixport Cactus Custody  (our principal market for ETH) in the past nine months from September 30, 2023. As of September 30, 2023, we hold $4,418,700 in ETH.

Custody Service Risks: We do not use any cryptocurrencies as collateral or have them used by other institutions as collateral because our cryptocurrencies are held in custody on the blockchain and not stored on centralized exchanges. However, despite storing our cryptocurrencies on a decentralized custody chain, there are still risks associated with the custody service provider. These risks may include security, availability, and reliability. We seek to choose a trusted and secure custody service provider to protect our digital currency assets.

On-Chain Risks: Storing cryptocurrencies on a custody chain does not eliminate all risks. The underlying blockchain may still face risks related to technology, network security, and potential attacks. Understanding the security measures and vulnerability mitigation capabilities of the underlying blockchain protocol is crucial.

Staking: The Company has deposited ETH to the Ethereum beacon chain with a view to earning an ETH-denominated return thereon. By running a validator node, the Company will be exposed to the risk of loss of its staked ETH if it fails to operate the node in accordance with applicable protocol rules, as the Company’s digital assets may be “slashed” or inactivity penalties may be applied if the validator node “double signs” or is offline for a prescribed period of time. The Company intends to mitigate this risk by monitoring the staking activities.

If the Company cannot continue to innovate technologically or develop, market and sell new products and services, or enhance existing technology and products and services to meet customer requirements, the Company’s ability to grow our revenue could be impaired.

The Company’s growth largely depends on its ability to innovate and add value to its existing creative platform and to provide its customers and contributors with a scalable, high-performing technology infrastructure that can efficiently and reliably handle increased customer and contributor usage globally, as well as the deployment of new features. For example, PoS business requires additional capital and resources. Without improvements to the Company’s technology and infrastructure, our operations might suffer from unanticipated system disruptions, slow performance or unreliable service levels, any of which could negatively affect its reputation and ability to attract and retain customers and contributors. The Company is currently making, and plan to continue making, significant investments to maintain and enhance the technology and infrastructure and to evolve our information processes and computer systems in order to run our business more efficiently and remain competitive. The Company may not achieve the anticipated benefits, significant growth or increased market share from these investments for several years, if at all. If the Company is unable to manage its investments successfully or in a cost-efficient manner, our business and results of operations may be adversely affected.

Information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions.

We receive, process, store and use personal information and other customer data. There are numerous federal, state and local laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other data. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to customers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our customers to lose trust in us which could have an adverse impact on our business. The costs of compliance with these types of laws may increase in the future as a result of changes in interpretation or changes in law. Any failure on our part to comply with these types of laws may subject us to significant liabilities.

Third parties we work with may violate applicable laws or our policies, and such violations may also put our customers’ information at risk and could in turn have an adverse impact on our business. We will also be subject to payment card association rules and obligations under each association’s contracts with payment card processors. Under these rules and obligations, if information is compromised, we could be liable to payment card issuers for the associated expense and penalties. If we fail to follow payment card industry security standards, even if no customer information is compromised, we could incur significant fines or experience a significant increase in payment card transaction costs.

Security breaches, computer malware and computer hacking attacks have become more prevalent. Any security breach caused by hacking which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our players may harm our reputation and our ability to retain existing players and attract new players.

Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

We are subject to risks related to holding cryptocurrencies and accepting cryptocurrencies as a form of payment.

We do not have any customers as we are currently focusing on our ETH solo-staking operations. As such we no longer accept Bitcoin, ETH, USDT, and USDC from our customers, if any, or as a form of payment for our airline leasing business or any other services.

Cryptocurrencies are not considered legal tender or backed by any government and have experienced price volatility, technological glitches and various law enforcement and regulatory interventions. The use of cryptocurrency such as Bitcoin has been prohibited or effectively prohibited in some countries. If we fail to comply with any such prohibitions that may be applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences.

Cryptocurrencies have in the past and may in the future experience periods of extreme volatility. Fluctuations in the value of any cryptocurrencies that we hold may also lead to fluctuations in the value of our common stock. In addition, there is substantial uncertainty regarding the future legal and regulatory requirements relating to cryptocurrency or transactions utilizing cryptocurrency. For instance, governments may in the near future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. In such case, ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. These uncertainties, as well as future accounting and tax developments, or other requirements relating to cryptocurrency, could have a material adverse effect on our business.

We have no insurance policies covering our digital assets.

We are exposed to various risks associated with the failure to safeguard our digital assets.

We are exposed to following risks relating to the safeguarding of our digital assets:

●	Security Breaches: Digital assets are stored in digital wallets or on exchanges, and they are vulnerable to security breaches, hacks, and unauthorized access. If adequate security measures are not in place, digital assets can be stolen or lost, leading to financial losses for the holders.

●	Third-Party Risks: Entrusting digital assets to third-party service providers, such as custodians or exchanges, introduces additional risks. These providers may face security vulnerabilities, operational risks, or even fraudulent activities, which can result in the loss or compromise of the digital assets held with them.

●	Regulatory Compliance: Safeguarding digital assets often involves complying with regulatory requirements, such as implementing appropriate know-your-customer (KYC) and anti-money laundering (AML) procedures. Failure to comply with these regulations can lead to legal consequences, fines, reputational damage, and potential disruptions to business operations.

●	Operational Risks: Inadequate internal controls, poor infrastructure, or human errors can pose operational risks. Mistakes in handling private keys, mismanagement of wallets, or technological failures can result in the loss or inaccessibility of digital assets.

In the event of security breaches or loss of our digital assets, we may face significant financial losses. The value of the lost assets may not be recoverable, and liability for the losses may rest with the business, impacting its financial condition and operations.

In addition, inadequate safeguarding of digital assets can result in legal and regulatory consequences which may lead to fines, penalties, legal disputes, or even the suspension of business operations, affecting our business’s reputation and financial stability.

Also inadequate safeguarding practices may result in increased legal and compliance costs. We may need to invest in legal representation, investigations, audits, or remediation efforts to address any deficiencies, which can strain our financial resources.

We currently do not need regulatory approval to provide our solo staking service in Singapore but if new regulations are adopted, we cannot be certain that we can get regulatory approval for our solo-staking operations.

Singapore’s Payment Services Act 2019 (“PSA”) is the key legislation that regulates Digital Payment Tokens (“DPTs”), including cryptocurrencies. Currently our solo-staking operations are located in Singapore and are currently not subject to regulatory approval or any licensing requirements in Singapore our StaaS platform does not involve the buying and selling of DPTs (including stable coins) or facilitating the exchange of DPTs, nor do we deal with consumers directly. However, future changes to Singapore’s PSA may introduce new licensing requirements. Any license, permit, approval or finding of suitability may not be granted, granted with delay, revoked, suspended or conditioned at any time. We may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process which could adversely affect our operations. The regulators in Singapore may refuse to issue or renew a registration or impose conditions which may adversely affect our solo-taking operations.

We do not believe that we are required to obtain any license or permit in the United States and/or other jurisdictions for our solo staking operations. If it is determined that a license, permit or approval is required in a jurisdiction in which we do not have any license to operate, we will need to obtain such license, permit or approval, or block access from such jurisdiction through IP address filtering. Violations of laws in one jurisdiction could result in disciplinary action and/or fines. Licenses, approvals or findings of suitability may be revoked, suspended or conditioned. In sum, we may not be able to obtain or maintain all necessary registrations, licenses, permits or approvals. The licensing process may result in delays or adversely affect our operations, and our efforts to comply with any new licensing regulations will increase our costs.

We are subject to various laws relating to foreign corrupt practices, the violation of which could adversely affect its operations, reputation, business, prospects, operating results and financial condition.

We are subject to risks associated with doing business outside of the United States, including exposure to complex foreign and U.S. regulations such as the Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws which generally prohibit U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions and other penalties. It may be difficult to oversee the conduct of any contractors, third-party partners, representatives or agents who are not our employees, potentially exposing us to greater risk from their actions. If our employees or agents fail to comply with applicable laws or company policies governing our international operations, we may face legal proceedings and actions which could result in civil penalties, administration actions and criminal sanctions. Any determination that we have violated any anti-corruption laws could have a material adverse impact on our business.

Violations of these laws and regulations could result in significant fines, criminal sanctions against us, our officers or our employees. Additionally, any such violations could materially damage our reputation, brand, international expansion efforts, ability to attract and retain employees and our business, prospects, operating results and financial condition.

Historically, we have dealt with significant amounts of cash in our operations, which have subjected us to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations by us could have a material adverse impact on our business.

Risks Related to Ethereum

Risks Associated with Staking on Ethereum 2.0.

The Company has deposited ETH to the Ethereum beacon chain with a view to earning an ETH-denominated return thereon. By running a validator node, the Company will be exposed to the risk of loss of its staked ETH if it fails to operate the node in accordance with applicable protocol rules, as the Company’s digital assets may be “slashed” or inactivity penalties may be applied if the validator node “double signs” or is offline for a prescribed period of time. The Company intends to mitigate this risk by monitoring the staking activities.

Speculative and Volatile Nature of ETH.

To date, the Company has deployed a small portion of its  capital into ETH. The price of ETH is subject to significant volatility. In addition, there is no guarantee that the Company will be able to sell its ETH at prices quoted on various cryptocurrency trading platforms or at all if it determines to do so. In addition, the supply of ETH is currently controlled by the source code of the Ethereum platform, and there is a risk that the developers of the code and the participants in the Ethereum network could develop and/or adopt new versions of the Ethereum software that significantly increase the supply of ETH   in circulation, negatively impacting the trading price of ETH. Any significant decrease in the price of ETH  may materially and adversely affect the value of the Company’s securities and, in turn, the Company’s business and financial condition.

The ETH markets are sensitive to new developments, and since volumes are still maturing, any significant changes in market sentiment (by way of sensationalism in the media or otherwise) can induce large swings in volume and subsequent price changes. Such volatility can adversely affect the business and financial condition of the Company.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the public, accounts for anticipated future appreciation in value. The Company believes that momentum pricing of ETH has resulted, and may continue to result, in speculation regarding future appreciation in the value of ETH, inflating and making more volatile the value of ETH. As a result, ETH may be more likely to fluctuate in value due to changing investor confidence in future appreciation, which could adversely affect the business and financial condition of the Company.

Underlying Value Risk.

ETH represents a new form of digital value that is still being digested by society. Its underlying value is driven by its utility as a store of value, means of exchange, and unit of account, and notably, the demand for ETH within various use cases of the Ethereum network. Just as oil is priced by the supply and demand of global markets, as a function of its utility to, for instance, power machines and create plastics, so too is ETH priced by the supply and demand of global markets for its own utility within Ethereum’s use cases.

Development of the Ethereum Platform.

The Ethereum platform is an open-source project being developed by a network of software developers, including Vitalik Buterin, a founder of Ethereum. Mr. Buterin or another key participant within the core development group could cease to be involved with the Ethereum platform. Factions could form within the Ethereum community, resulting in different and competing versions of Ethereum being adopted by network participants. Furthermore, network participants running the Ethereum software may choose not to update their versions of the software, resulting in different versions of the Ethereum software running on the network. Any of the foregoing developments could have a significant negative impact on the viability and overall health of the Ethereum platform, the value of ETH and the Company’s business model and assets.

Uncertainty Regarding the Growth of Blockchain and Web 3 Technologies.

The further development and use of blockchain, Web 3 technologies and digital assets are subject to a variety of factors that are difficult to evaluate and predict, many of which are beyond the Company’s control. The slowing of or stopping of the development or acceptance of blockchain networks, specifically Ethereum, and blockchain assets would be expected to have a material adverse effect on the Company. Furthermore, blockchain and Web 3 technologies, including Ethereum, may never be implemented to a scale that provides identifiable economic benefit to blockchain-based businesses, including the Company.

The Ethereum network and ETH as digital asset have a limited history. Due to this short history, it is not clear how all elements of ETH will unfold over time, specifically with regard to governance between miners, developers and users, as well as the long-term security model as the rate of inflation of ETH decreases. Since the ETH community has successfully navigated a considerable number of technical and political challenges since its inception, the Company believes that it will continue to engineer its way around future challenges. The history of open-source software development would indicate that vibrant communities are able to change the software under development at a pace sufficient to stay relevant. The continuation of such vibrant communities is not guaranteed, and insufficient software development or any other unforeseen challenges that the community is not able to navigate could have an adverse impact on the business of the Company.

Smart Contract Risk.

The Ethereum network is based upon the development and deployment of smart contracts, which are self-executing contracts with the terms of the agreement written into software code. There are thousands of smart contracts currently running on Ethereum network. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract. The smart contract deployed on Ethereum and, as such, may contain a bug or other vulnerability that may lead to the loss of digital assets held in the wallet. The Ethereum developer community audits widely used smart contracts frequently and publishes the results of such audits on public forums. Nevertheless, there is no guarantee against a bug or other vulnerability leading to a loss of digital assets.

Dependence on Ethereum Network Developers.

While many contributors to the Ethereum network’s open-source software are employed by companies in the industry, most of them are not directly compensated for helping to maintain the protocol. As a result, there are no contracts or guarantees that they will continue to contribute to the Ethereum network’s software.

Issues with the Cryptography Underlying the Ethereum Network.

Although the Ethereum network is one of the world’s most established digital asset networks, the Ethereum network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying ETH could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the ETH held by the Company. Moreover, functionality of the Ethereum network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for ETH. Even if digital assets other than ETH were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the business of the Company.

Disputes on the Development of the Ethereum Network may lead to Delays in the Development of the Network.

There can be disputes between contributors on the best paths forward in building and maintaining the Ethereum network’s software. Furthermore, the miners and/or stakers supporting the network and other developers and users of the network can disagree with the contributors as well, creating greater debate. Therefore, the Ethereum community often iterates slowly upon contentious protocol issues, which many perceive as prudently conservative, while others worry that it inhibits innovation. It will be important for the community to continue to develop at a pace that meets the demand for transacting in ETH, otherwise users may become frustrated and lose faith in the network. As a decentralized network, strong consensus and unity is particularly important to respond to potential growth and scalability challenges.

The Ethereum Blockchain may Temporarily or Permanently Fork and/or Split.

The Ethereum network’s software and protocol are open source. When a modification is released by the developers and a substantial majority of participants consent to the modification, the change is implemented and the Ethereum network continues uninterrupted. However, if a change were activated with less than a substantial majority consenting to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” (i.e., a split) of the Ethereum network (and the blockchain). One blockchain would be maintained by the pre-modification software and the other by the post-modification software. The effect is that both blockchain algorithms would be running parallel to one another, but each would be building an independent blockchain with independent native assets.

A hard fork could present problems such as two copies of a token for the same NFT. It could also present a problem for a customer having to choose to provide services with respect to digital assets resulting from a fork. In addition, digital asset loan agreements often dictate when and how each of the lender or the borrower of a digital asset pledging a certain digital asset gets the benefit of forked coins in the event of a hard fork. Similarly, derivative counterparties using ISDA-based contractual documentation may be subject to hard fork-related termination events.

Although forks are likely to be addressed by a community-led effort to merge the two groups, such a fork could still adversely affect ETH’s viability.

Risks Related to our Company

Our filing of bankruptcy may adversely affect our business and relationships.

On August 31, 2021, the Bankruptcy Court entered its Findings of Fact, Conclusions of Law and Order Approving and Confirming the Combined Disclosure Statement and Joint Chapter 11 Plan of AeroCentury Corp., and its Affiliated Debtors. The Effective Date of the Plan occurred on September 30, 2021. Each condition precedent to consummation of the Plan has been satisfied and/or waived.

As a result of our bankruptcy filing:

●	suppliers, vendors or other contract counterparties may require additional financial assurances or enhanced performance from us;

●	our ability to compete for new business may be adversely affected;

●	our ability to attract, motivate and retain key executives and employees may be adversely affected;

●	our employees may be distracted from performance of their duties or more easily attracted to other employment opportunities; and

●	we may have difficulty obtaining the capital we need to operate and grow our business.

The occurrence of one or more of these events could have a material adverse effect on our business, financial condition, results of operations and reputation.

Upon our emergence from Chapter 11, the composition of our stockholder base has changed significantly.

As a result of the concentration of our equity ownership, our future strategy and plans may differ materially from those in the past. Upon our emergence from Chapter 11, the Plan Sponsors collectively held approximately 65.0% of our common stock, while holders of our legacy equity interests held approximately 35.0% of our common stock. Therefore, the Plan Sponsors have significant control on the outcome of matters submitted to a vote of stockholders, including, but not limited to, electing directors and approving corporate transactions. As a result, our future strategy and plans may differ materially from those of the past. Circumstances may occur in which the interests of the Plan Sponsors could be in conflict with the interests of other stockholders, and the Plan Sponsors would have substantial influence to cause us to take actions that align with their interests. Should conflicts arise, there can be no assurance that the Plan Sponsors would act in the best interests of other stockholders or that any conflicts of interest would be resolved in a manner favorable to our other stockholders.

The composition of our board of directors has changed significantly.

Pursuant to the Plan, the composition of our board of directors changed significantly. Upon our emergence from Chapter 11, our board of directors consisted of five directors, none of whom had previously served on our board of directors. The new directors have different backgrounds, experiences and perspectives from those who previously served on our board of directors and thus may have different views on the issues that will determine our future. There can be no assurance that our new board of directors will pursue, or will pursue in the same manner, our previous strategy and business plans.

Certain information contained in our historical financial statements are not comparable to the information contained in our financial statements after the adoption of fresh start accounting.

Upon our emergence from Chapter 11, we adopted fresh start accounting in accordance with ASC Topic 852 and became a new entity for financial reporting purposes. As a result, we revalued our assets and liabilities based on our estimate of our enterprise value and the fair value of each of our assets and liabilities. These estimates, projections and enterprise valuation were prepared solely for the purpose of the bankruptcy proceedings and should not be relied upon by investors for any other purpose. At the time they were prepared, the determination of these values reflected numerous estimates and assumptions, and the fair values recorded based on these estimates may not be fully realized in periods subsequent to our emergence from Chapter 11.

The consolidated financial statements after our emergence from bankruptcy will not be comparable to the consolidated financial statements on or before that date. This will make it difficult for stockholders to assess our performance in relation to prior periods.

We have a limited operating history in our post-bankruptcy new focus business, so there is a limited track record on which to judge our business prospects and management.

We have a limited operating history in providing staking services upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history. Further, our solo-staking operations is new to which we have little experience and may rely on MarsLand and others to service our solo staking operations.

We will need to raise additional capital or financing to continue to execute and expand our business.

We will need to raise additional capital to support our new operations and execute on our business plan by issuing equity or convertible debt securities. In the event we are required to obtain additional funds, there is no guarantee that additional funds will be available on a timely basis or on acceptable terms. To the extent that we raise additional funds by issuing equity or convertible debt securities, our shareholders may experience additional dilution and such financing may involve restrictive covenants. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other convertible securities that will have additional dilutive effects. We cannot assure that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. Further, we may incur substantial costs in pursuing future capital and/or financing. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets, and the fact that we have not been profitable, which could impact the availability and cost of future financings. If such funds are not available when required, management will be required to curtail investments in additional sales and marketing and product development, which may have a material adverse effect on future cash flows and results of operations.

Our business depends on the continuing efforts of our management. If it loses their services, our business may be severely disrupted.

Our business operations depend on the efforts of our new management, particularly the executive officers named in this document. If one or more of our management were unable or unwilling to continue their employment with us, it might not be able for us to replace them in a timely manner, or at all. We may incur additional expenses to recruit and retain qualified replacements. Our business may be severely disrupted, and our financial condition and results of operations may be materially and adversely affected. In addition, our management may join a competitor or form a competing company. As a result, our business may be negatively affected due to the loss of one or more members of our management.

We may not be able to prevent or timely detect cyber security breaches and may be subject to data, security and/or system breaches which could adversely affect our business operations and financial conditions.

We rely on information technology networks and systems, including the use of third-party communications systems over the Internet, to process, transmit and store electronic information, and to manage or support our business activities. These information technology networks and systems may be subject to security breaches, hacking, phishing, or spoofing attempts by others to gain unauthorized access to our business information and financial accounts. A cyberattack, unauthorized intrusion, or theft of personal, financial or sensitive business information could have a material adverse effect of on our business operations or our clients’ information, and could harm our operations, reputation and financial situation. In addition, due to an increase in the types of cyberattacks, our employees could be victim to such scams designed to trick victims into transferring sensitive company data or funds, that could compromise and/or disrupt our business operations.

We were a victim of a business email compromise scam (BEC) in December 2021. BEC scams involve using social engineering to cause employees to wire funds to the perpetrators in the mistaken belief that the requests were made by a company executive or established vendor. As a result of the BEC scam, we have enhanced BEC awareness within our organization, established additional controls to help detect BEC scams when they occur, and require additional confirmations for large money transactions. In addition, we seek to detect and investigate all cybersecurity incidents and to prevent their recurrence, but in some cases, we might be unaware of an incident or its magnitude, duration, and effects. While we take every effort to train our employees to be cognizant of these types of attacks and to take appropriate precautions, and have taken actions and implemented controls to protect our systems and information, the level of technological sophistication being used by attackers has increased in recent years, and may be insufficient to protect our systems or information. Any successful cyberattack against us could lead to the loss of significant company funds or result in in potential liability, including litigation or other legal actions against us, or the imposition of penalties, which could cause us to incur significant remedial costs. Further, we cannot ensure that our efforts and measures taken will be sufficient to prevent or mitigate any damage caused by a cybersecurity incident, and our networks and systems may be vulnerable to security breaches, hacking, phishing, spoofing, BEC, employee error or manipulation, or other adverse events.

Due to the evolving nature and increased sophistication of these cybersecurity threats, the potential impact of any future incident cannot be predicted with certainty; however, any such incidents could have a material adverse effect on our results of operations and financial condition, especially if we fail to maintain sufficient insurance coverage to cover liabilities incurred or are unable to recover any funds lost in data, security and/or system breaches, and could result in a material adverse effect on our business and results of operations.

We do not maintain commercial insurance to cover loss of digital assets.

We do not carry any insurance that covers the loss of our digital assets held by our custodian and its affiliates. As such, we may not be able to recover any funds lost in data, security and/or system breaches, and could result in a material adverse effect on our business and results of operations.

As of December 31, 2022, our internal control over financial reporting was ineffective, and if we continue to fail to improve such controls and procedures, investors could lose confidence in our financial and other reports, the price of our common stock may decline, and we may be subject to increased risks and liabilities.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual reports with respect to our business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that we include a report of our management on our internal control over financial reporting. We are also required to include certifications of our management regarding the effectiveness of our disclosure controls and procedures. We previously identified a material weakness in our internal control over financial reporting relating to our tax review control for complex transactions. We are in the process of enhancing our tax review control related to unusual transactions that we may encounter, but that control has not operated for a sufficient time to determine if the control was effective as of December 31, 2022. If we cannot effectively maintain our controls and procedures, we could suffer material misstatements in our financial statements and other information we report which would likely cause investors to lose confidence. This lack of confidence could lead to a decline in the trading price of our common stock.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

The trading prices of our common stock could be volatile, which could result in substantial losses to our shareholders and investors.

The trading prices of our common stock could be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other similarly situated companies that have listed their securities in the U.S. in recent years. The securities of some of these companies have experienced significant volatility including, in some cases, substantial price declines in the trading prices of their securities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States and other jurisdictions.

In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new product and service offerings, investments, acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

●	changes in the performance or market valuation of our company or our competitors;

●	changes in financial estimates by securities analysts;

●	changes in the number of our users and customers;

●	fluctuations in our operating metrics;

●	failures on our part to realize monetization opportunities as expected;

●	additions or departures of our key management and personnel;

●	detrimental negative publicity about us, our competitors or our industry;

●	market conditions or regulatory developments affecting us or our industry; and

●	potential litigations or regulatory investigations.

Any of these factors may result in large and sudden changes in the trading volume and the price at which our common stock will trade. In the past, shareholders of a public company often brought securities class action suits against the listed company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,001 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;

●	receive the purchaser’s written agreement to the transaction prior to sale;

●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our common stock may be depressed, and you may find it more difficult to sell our common stock.

An active trading market for our common stock may not develop, and you may not be able to easily sell your common stock.

An active trading market for shares of our common stock following our emergence from bankruptcy may never develop or be sustained. If an active trading market does not develop, you may have difficulty selling your shares of common stock or at all. An inactive market may also impair our ability to raise capital by selling our common stock, and it may impair our ability to attract and motivate our employees through equity incentive awards and our ability to acquire other companies by using our common stock as consideration.

If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted.

The listing of our common stock, and the listing of MPU Cayman’s ordinary shares following the Redomicile Merger, on NYSE American is contingent on the companies’ compliance with the NYSE American’s conditions for continued listing. Should either company fail to meet the NYSE American’s continuing listing requirements, such company may be subject to delisting by the NYSE America. In the event our common stock, or MPU Caymen’s ordinary shares following the Redomicile Merger, is no longer listed for trading on the NYSE American, the trading volume and share price may decrease and we may experience difficulties in raising capital which could materially affect our operations and financial results. Further, delisting from the NYSE American could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees. Finally, delisting could make it harder for us to raise capital and sell securities.

Sales of a significant number of our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock.

On October 7, 2022, we registered 2,397,305 shares of the Company’s common stock for resale by selling stockholder. The sales of those shares of common stock in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

If we acquire digital asset that are securities, even unintentionally, we may violate the Investment Company Act of 1940 and incur potential third-party liabilities.

As of December 31, 2022, we held approximately $3.1 million stablecoins, which is primarily USDC and $0.4 million in ETH. The Company intends to comply with the 1940 Act in all respects. To that end, if holdings of cryptocurrencies are determined to constitute investment securities of a kind that subject the Company to registration and reporting under the Investment Company Act of 1940 (the “1940 Act”), the Company will limit its holdings to less than 40% of its assets. Section 3(a)(1)(C) of the 1940 Act defines “investment company” to mean any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. Section 3(a)(2) of the 1940 Act defines “investment securities” to include all securities except (A) Government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company in section 3(c)(1) or 3(c)(7) of the 1940 Act. As noted above, the SEC has not stated whether stablecoins such as USDC and USDT and other cryptocurrency such as ETH is an investment security, as defined in the 1940 Act.

27

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis should be read together with the Company’s audited consolidated and unaudited interim quarterly financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion and analysis contain forward-looking statements. Please see the cautionary note regarding these statements elsewhere in this proxy statement/prospectus.

Corporate Developments

On October 20, 2021, the Company set up Mega Metaverse Corp. (“Mega”), a wholly owned subsidiary incorporated in California. In December 2021, the Company launched the NFT business in the metaverse ecosystem through Mega, and released the first NFT game “Mano” on March 25, 2022. Mano is a competitive idle role-playing game (RPG) deploying the concept of NFTs based on blockchain technology, with a “Play-to-earn” business model that the players can earn while they play in Mega’s metaverse universe “alSpace”.

For the year ended December 31, 2022, the Company received approximately $0.3 million of BNB in revenue for the services. Due to business reasons, the Company decided to suspend the Mano game and the alSpace platform, and on November 4, 2022, the Company discontinued the Mano game and the alSpace platform. As the game was newly launched and not yet widely adopted by players, the discontinuance of the game did not materially impact our business activities.

On August 31, 2022, the Company acquired all of the equity interest in Saving Digital Pte. Ltd., a Singapore exempt private company limited by shares (“SDP”) with no operations and approximately $3,800 in cash, from the chairman Yucheng Hu for a nominal consideration of $10,000. Through SDP, we are currently engaged in Ethereum solo-staking utilizing the Marsland staking platform.

For the period from September 19, 2022 through September 30, 2023, through SDP, the Company purchased 2,967.95 Ether (ETH) for the purpose of exploring Ethereum staking opportunities following the transition by Ethereum on September 15, 2022 from proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism referred to as the “Merge.” Prior to the Merge, Ethereum utilized a PoW validation method for digital asset transactions. Following the Merge, Ethereum shifted to a PoS validation system where validators stake their ETH into a smart contract on Ethereum to serve as collateral that can be destroyed if the validator behaves dishonestly or lazily. The validator (selected randomly) is then responsible for processing the blockchain transactions, storing data and adding new blocks to the blockchain. Validators receives a transaction fee on their staked coins in ETH as a reward for their active participation in the network. To become a validator on Ethereum, a participant must stake 32 ETH. As of September 30, 2023, SDP explored the Solo-Staking by staking 320 ETH to become ten (10) validators to Ethereum to earn ETH rewards and yield. Solo-Staking enables SDP to utilize its ETH treasury to stake on the Ethereum beacon chain and to earn ETH-denominated rewards directly from the Ethereum protocol. For the nine months ended September 30, 2023, the Company earned 8.2 ETH from solo-staking services and 1.9 ETH from provision of staking technology tools.

On September 29, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell an aggregate of 4,400,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.00 per share (the “Private Placement”). The gross proceeds of the Private Placement were $4.4 million, before deducting offering expenses payable by the Company. The Purchase Agreement contains customary representations, warranties and covenants of the parties, and the closing is subject to customary closing conditions. The closing of the Private Placement occurred on October 18, 2022. As of September 30, 2022, the Company received advanced subscription fees of $2.2 million from certain Purchasers, among which $2.2 million were in cash and $0.75 million were in USDC. The closing of the Private Placement occurred on October 18, 2022.

On December 23, 2022, the Company entered into another Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell up to an aggregate of 5,280,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.30 per share, or $6.9 million (the “Private Placement”). On January 20, 2023, the Company completed an initial sale of 4,314,615 shares of Common Stock pursuant to the Private Placement to certain Purchasers for an aggregate purchase price of $5.6 million, or $1.30 per share. On February 15, 2023, the Company completed the final sale of 765,384 shares of Common Stock pursuant to the Private Placement to a Purchaser for an aggregate purchase price of $1.0 million, or $1.30 per share, for combined total issuance of 5,079,999 shares of Common Stock for gross proceeds of approximately $6.6 million to the Company under the Private Placement, before deducting estimated offering expenses payable by the Company.

On March 1, 2023, SDP and Bit Digital Singapore Pte. Ltd. (“Bit Digital”), entered into a shareholders’ agreement (the “Shareholders Agreement”) with Marsprotocol Technologies Pte. Ltd. (“MTP”), to provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology. Pursuant to the Shareholders Agreement, SDP owned 60% and Bit Digital owned 40% of MTP.

On August 4, 2023, Bit Digital exited its investment in MTP and withdrew its capital contribution of SGC$120,000 from MTP. As a result of the transaction, SDP owns all outstanding ordinary shares of MTP. As of July 2023, MTP ceased providing non-custodial staking tools to third parties. MTP no longer provides non-custodial staking tools to third parties from July 2023.

On April 25, 2023, we, through our 100% controlled Singapore subsidiary SDP, invested $300,000 in MarsLand Global Limited (“MarsLand”), a BVI company and held 30% interest in MarsLand. The other shareholders of MarsLand are non-affiliated.

MarsLand will provide staking services to institutional clients, including us and Bit Digital. Further, SDP has successfully applied for and registered the trademark “MarsProtocol” in Singapore, and has entered into a license agreement with MarsLand authorizing MarsLand the right to use the MarsProtocol trademark in connection with its staking as a service (“StaaS”) business. SDP currently conducts Ethereum solo-staking in Singapore utilizing MarsLand staking service and has no customers..

Ethereum Rewards

During the nine months ended September 30, 2023 we earned an aggregate of 8.2 ETH as rewards from our solo-staking and 1.9 ETH in fees generated from our proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”.

The following table presents our ETH activities for the nine months ended September 30, 2023:

	Number of ETH	Amount (1)

Balance at December 31, 2022	334.2	$369,200
Receipt of ETH as staking reward	8.2	14,000
Receipt of ETH from provision of staking technology tools	1.9	3,700
Exchange of cash and stable coins into ETH	1,567.6	2,894,300
Exchange of USDT into ETH	1,099.6	1,904,700
Repayment of borrowings of ETH to a third party	(32.0)	(34,600)
Payment of other expenses	(0.7)	(19,500)
Impairment of ETH	-	(713,100)
Balance at September 30, 2023	2,978.8	$4,418,700

(1)	Receipt of digital assets from staking reward are the product of the number of ETH received multiplied by the ETH price obtained from Coinmarketcap, calculated on a daily basis. Sales of digital assets are the actual amount received from sales.

The Company believe that the ETH and other digital assets that the Company hold are not securities is a risk-based assessment and not a legal standard or binding on the SEC, courts or any other regulators. If USDC, USDT, or ETH are deemed to be securities under the laws of any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such digital asset. See “Risk Factors – Risks Related to our Business – A particular digital asset’s status, such as an ETH, as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of the ETH and other stablecoins, the Company may be subject to regulatory scrutiny, investigation, fines and penalties, which may adversely affect our business, operating results and financial condition. A determination that an ETH or stablecoin is a “security” may adversely affect the value of those ETH, stable cryptocurrencies and our business.”

As of the date of this prospectus, we did not collateralize these digital assets for any loan, margin, rehypothecation, or other similar activities to which we or our affiliates are a party. In addition, we have not issued any digital assets or hold any digital assets on behalf of third parties. We have not experience any excessive redemption or withdrawals, or have suspended redemptions or withdrawals, of digital assets.

Segment and Related Information

For the three and nine months ended September 30, 2022, the Company had two business segments which were comprised of 1) the GameFi business, and 2) the leasing of regional aircraft to foreign and domestic regional airlines. However, due to regulatory challenges, the Company, on November 4, 2022, discontinued the Mano game and the alSpace platform. Accordingly, for the three and nine months ended September 30, 2023, the Company had two business segments which were comprised of 1) the ETH staking business, and 2) the leasing of regional aircraft to foreign and domestic regional airlines.

The following tables present summary information of operations by segment for the three months ended September 30, 2023 and 2022.

	For the Three Months Ended September 30, 2023
	Staking	Leasing
	Business	Business	Total
Revenue and other income	$4,400	$-	$4,400
Gross loss	$(14,600)	$-	$(14,600)
Total operating expenses	$(1,404,600)	$(176,400)	$(1,581,000)
Loss before income tax provision	$(1,447,300)	$(176,400)	$(1,623,700)
Net loss	$(1,447,700)	$(162,900)	$(1,610,600)

	For the Three Months Ended September 30, 2022
	GameFi	Leasing
	Business	Business	Total
Revenue and other income	$-	$-	$-
Gross loss	$-	$-	$-
Total operating expenses	$(1,381,100)	$(852,700)	$(2,233,800)
Loss before income tax provision	$(1,381,100)	$(852,700)	$(2,233,800)
Net loss	$(1,381,500)	$(841,600)	$(2,223,100)

The following tables present summary information of operations by segment for the nine months ended September 30, 2023 and 2022.

	For the Nine Months Ended September 30, 2023
	Staking	Leasing
	Business	Business	Total
Revenue and other income	$24,000	$-	$24,000
Gross loss	$(239,900)	$-	$(239,900)
Total operating expenses	$(3,468,700)	$(1,305,200)	$(4,773,900)
Loss before income tax provision	$(3,751,200)	$(1,295,000)	$(5,046,200)
Net loss	$(3,752,400)	$(1,221,100)	$(4,973,500)

	For the Nine Months Ended September 30, 2022
	GameFi	Leasing
	Business	Business	Total
Revenue and other income	$326,800	$120,000	$446,800
Gross (loss) profit	$(234,300)	$120,000	$(114,300)
Total operating expenses	$(2,407,100)	$(2,082,200)	$(4,489,300)
Loss before income tax provision	$(2,641,400)	$(1,962,200)	$(4,603,600)
Net loss	$(2,642,600)	$(1,954,400)	$(4,597,000)

Bankruptcy

On September 30, 2021, the Company emerged from bankruptcy with a restructured balance sheet, a new management team, and a new purpose to focus on new lines of business other than the aircraft leasing business.

On September 30, 2021 (the “Effective Date”) and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Securities Purchase Agreement with the Plan Sponsor, and Yucheng Hu, in the capacity as the representative for the Plan Sponsor thereunder, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 14,354,635 shares of common stock (given effect to five for one forward stock split), par value $0.001 per share, of the Company (the “ACY Common Stock”) at $0.77 (given effect to five for one forward stock split) for each share of Common Stock, for an aggregate purchase price of approximately $11,053,100 (the “Purchase Price”). The Securities Purchase Agreement contained customary representations, warranties and covenants by the parties to such agreement.

The principal terms of the Plan Sponsor Agreement are below:

●	Plan Sponsor Equity Investment. The Plan Sponsor Agreement provides for the issuance by the Company of 14,354,635 shares of common stock (given effect to five for one forward stock split) (“New ACY Shares”) at a purchase price equal to $0.77 (given effect to five for one forward stock split), for an aggregate purchase price of approximately $11 million. The New ACY Shares issuance would result in post-issuance pro forma ownership percentages of the Company common stock of (a) 65% held by the Plan Sponsor, and (b) 35% held by existing shareholders of the Company on the Effective Date (the “Legacy ACY Shareholders”).

●	Refundability of the Deposit. In the event the purchase of the New ACY Shares does not close as a result of Plan Sponsor’s failure to comply with the terms of Plan Sponsor Agreement, the Deposit will be forfeited to the Company. In the event the purchase of the New ACY Shares does not close as a result of Debtors’ failure to comply with the terms of the Plan Sponsor Agreement or the failure of the conditions precedent set forth in the Plan Sponsor Agreement, the Deposit will be refunded to Plan Sponsor. If Bankruptcy Court or any regulatory authority having the authority to block the consummation of the purchase of the New ACY Shares do not approve of the purchase of the New ACY Shares, the Deposit will be refunded to Plan Sponsor.

●	Breakup Fee. If the Bankruptcy Court accepts and approves an exit financing transaction for the Company with a party other than the Plan Sponsor (an “Alternative Transaction”) then the Company shall pay Plan Sponsor, upon the closing of such Alternative Transaction, in addition to the return of the Deposit, a breakup fee equal to $1,000,000.

●	New Capital Structure for JetFleet Holding Corp. (“JHC”). On the Effective Date, the following transactions relating to JHC equity ownership shall be executed:

a)	Cancellation of the Company’s Equity in JHC. All outstanding stock of JetFleet Holding Corp. (“JHC”) currently held 100% by the Company, was canceled.

b)	JHC Common Stock Issuance to Plan Sponsor and JHC Management. Plan Sponsor shall acquire 35,000 shares of common stock of JHC, and certain employees of JHC (“JHC Management”) who will be appointed to continue the legacy aircraft leasing business of the Company through JHC shall have the right to acquire 65,000 shares of common stock of JHC. All shares of common stock of JHC will be purchased at a price of $1 per share. In January 2022, JHC Management completed the purchase of 65,000 shares of common stock of JHC.

c)	JHC Series A Preferred Stock Issuance to the Company. The Company will use $2 million of its proceeds from the Plan Sponsor’s purchase of New ACY Shares to purchase 104,082 shares of JHC Series A Preferred Stock from JHC. The JHC Series A Preferred Stock shall carry a dividend rate of 7.5% per annum, shall be non-convertible and non-transferable, shall be redeemable by JHC at any time, but shall only be redeemable by the Company after 7 years. As of December 31, 2021, the JHC Series A Preferred Stockholders shall in the aggregate constitute 74.83% of the voting equity of JHC, voting as a single class together with the outstanding JHC Common Stock.

d)	Distribution of Trust Interest in JHC Series B to Legacy ACY Shareholders. A trust (“Legacy Trust”) will be established for the benefit of the Legacy ACY Shareholders, and JHC will issue new JHC Series B Preferred Stock to the Legacy Trust. The JHC Series B Preferred Stock issued to the Legacy Trust will have an aggregate liquidation preference of $1, non-convertible, non-transferable, non-voting, will not pay a dividend, and will contain a mandatory, redeemable provision. The JHC Series B Preferred Stock will be redeemable for an aggregate amount equal to (i) $1,000,000, if the JHC Series B Preferred Stock is redeemed after the first fiscal year for which JHC reports positive EBITDA for the preceding 12-month period, or (ii) $0.001 per share, if the JHC Series B Preferred Stock is redeemed prior the first fiscal year for which JHC reports positive EBITDA for the preceding 12-month period.

Results of Operations

The following table represents our unaudited condensed consolidated statement of operations for the three months ended September 30, 2023 and 2022.

	For the Three Months Ended September 30,
	2023	2022

Revenues and other income	$4,400	$-
Cost of revenues	(19,000)	-
Gross loss	(14,600)	-

Expenses:
Impairment of digital assets	490,100	2,100
Impairment of intangible assets	-	888,900
Loss from exchange of digital assets	600	-
Professional fees, general administrative and other	612,200	789,300
Salaries and employee benefits	372,200	467,300
IT expenses	2,400	-
Insurance	98,900	86,200
Other taxes	-	2,800
Marketing expenses	4,600	-
Total operating expenses	1,581,000	2,233,800
Other expenses, net	(28,100)	-
Loss from operations before income tax expenses	(1,623,700)	(2,233,800)
Income tax benefits	13,100	10,700
Net loss and comprehensive loss	$(1,610,600)	$(2,223,100)

Revenues

For the three months ended September 30, 2023 and 2022, we generated revenues of $4,400 and $nil, respectively, from solo-staking business.

Effective July 1, 2023, we do not provide non-custodial staking tools to third parties. For the three months ended September 30, 2023, we generated revenues from solo-staking services only.

For the three months ended September 30, 2022, we did not generate revenues, because we discontinued our Mano game and the alSpace platform in November 2022 due to regulatory challenges, and the solo-staking services did not commence until the fourth quarter of 2022.

Cost of Sales

For the three months ended September 30, 2023, we incurred cost of revenues of $19,000, which primarily consisted of IT expenses incurred to support our solo staking business. For the three months ended September 30, 2023, we earned 2.5 ETH from our solo staking business, with average cost per ETH at approximately $7,500.

Gross Loss

Gross loss for the three months ended September 30, 2023 and 2022, the gross loss was $14,600 and $nil.

Total Operating Expenses

Total operating expenses for the three months ended September 30, 2023 decreased by $0.65 million or 29%, to $1.58 million compared to $2.23 million for the three months ended September 30, 2022. The changes in expenses were primarily caused by impairment of digital assets, impairment of intangible assets, and professional fees and other general and administrative expenses.

Impairment of digital assets. For the three months ended September 30, 2023 and 2022, we recognized an impairment of $490,100 and $2,100 against ETH, respectively. We measured for impairment of digital assets whenever indicators of impairment are identified based on the intraday low quoted price of digital assets.

Impairment of intangible assets. For the three months ended September 30, 2023 and 2022, we recognized an impairment of $nil and $888,900 against intangible assets as we have suspended the Mano game and the alSpace platform, and we abandoned the related software in November 2022. Accordingly, we provided full impairment against the software.

Professional fees, general and administrative and other expenses. The breakdown of Professional fees, general and administrative and other expenses was as the following table:

	For the Three Months Ended September 30,
	2023	2022

Consulting expenses	$152,900	$239,600
Legal expenses	148,600	91,500
Audit fee	13,900	18,600
Rent	62,900	73,800
Travel expenses	37,700	39,400
Others	196,200	326,400
	$612,200	$789,300

Professional fees, general and administrative and other expenses decreased by $0.18 million, or 22% to $0.61 million in the three months ended September 30, 2023 from $0.79 million in the three months ended September 30, 2022. The decrease was primarily caused by (i) a decrease of consulting expenses of $86,700, as we did not provide non-custodial staking tools to third parties since July 2023, and (ii) a decrease of other office expenses of $0.13 million because we reduced certain office supply expenses with decrease of business.

Income tax benefits

The Company recorded income tax benefits of $13,100 in the three months ended September 30, 2023, or 0.81% of pre-tax loss, compared to $10,700 income tax benefits, or 0.48% of pre-tax loss in the three months ended September 30, 2022. The difference in the effective federal income tax rate from the normal statutory rate in the three months ended September 30, 2023 was primarily because the increase in foreign income tax receivable, the uncertain tax benefit reserve release due to the expiration of Statue of Limitations, and the Company applied a full valuation allowance on its deferred tax assets.

In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or availability to carryback the losses to taxable income during periods in which those temporary differences become deductible. The Company considered several factors when analyzing the need for a valuation allowance including the Company’s current three-year cumulative loss through September 30, 2023, the current year operation forecast, the Company’s recent filing for protection under Chapter 11 of the bankruptcy code, the operation uncertainty of the Company’s new business. Based on this analysis, the Company has concluded that a valuation allowance is necessary for its U.S. and foreign deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences and has recorded a full valuation allowance on its deferred tax assets.

In addition, the Company has closely monitored the development of Pillar Two - Global Minimum Tax- introduced by the Organization for Economic Co-operation and Development (“OECD”) and the impact on the Company’s effective tax rate. As of September 30, 2023, the Company expects no impact from the Pillar Two as the Company’s worldwide revenue is below the revenue threshold.

Net Loss

As a result of the foregoing, net loss for the three months ended September 30, 2023 decreased by $0.61 or 28%, to $1.61 million as compared to $2.22 million for the three months ended September 30, 2022.

The following table represents our unaudited condensed consolidated statement of operations for the nine months ended September 30, 2023 and 2022.

	For the Nine Months Ended September 30,
	2023	2022

Revenues and other income	$24,000	$446,800
Cost of revenues	(263,900)	(561,100)
Gross loss	(239,900)	(114,300)

Expenses:
Impairment of digital assets	713,100	10,400
Impairment of intangible assets	-	888,900
Loss from exchange of digital assets	12,100	-
Professional fees, general administrative and other	2,403,500	1,790,700
Salaries and employee benefits	1,312,400	1,703,600
IT expenses	10,400	-
Insurance	296,700	272,900
Interest expenses	-	120,000
Other taxes	-	2,800
Marketing expenses	25,700	-
Total operating expenses	4,773,900	4,489,300
Other expenses, net	(32,400)	-
Loss from operations before income tax expenses	(5,046,200)	(4,603,600)
Income tax benefits	72,700	6,600
Net loss and comprehensive loss	$(4,973,500)	$(4,597,000)

Revenues

Revenues decreased by $0.42 million to $24,000 in the nine months ended September 30, 2023 from $0.45 million in the nine months ended September 30, 2022.

For the nine months ended September 30, 2023, we generated revenues of $14,000 from solo-staking and revenues of $10,000 from provision of staking technology tools. Both solo-staking services and provision of staking technology tools were just launched in the fourth quarter of 2022. Effective July 1, 2023, we do not provide non-custodial staking tools to third parties.

For the nine months ended September 30, 2022, we generated revenues of $0.33 million from GameFi business and revenues of $0.12 million from operating lease business. However we discontinued our Mano game and the alSpace platform in November 2022 due to business reasons, and we did not generate operating lease income in the first half of 2023. As the game was newly launched and not yet widely adopted by players, the discontinuance of the game did not impact our business activities.

Cost of Sales

Cost of sales for the nine months ended September 30, 2023, decreased by $0.30 million, or 53%, to $0.26 million compared to $0.56 million for the nine months ended September 30, 2022.

For the nine months ended September 30, 2023, the cost of revenues primarily consisted of IT expenses which were incurred to support our solo staking business. While for the nine months ended September 30, 2022, the cost of revenue primarily consisted of expenses which were incurred to design and develop our Mano game and the alSpace platform.

Gross Loss

Gross loss for the nine months ended September 30, 2023 increased by $0.13 million or 110%, to $0.24 million compared to gross loss of $0.11 million for the nine months ended September 30, 2022 as a result of changes in of our operating business from operating Mano game to staking services.

Total Operating Expenses

Total operating expenses for the nine months ended September 30, 2023 increased by $0.28 million or 6%, to $4.77 million compared from $4.49 million for the nine months ended September 30, 2022. The changes in expenses were primarily caused by impairment of digital assets, impairment of intangible assets, interest expenses, and professional fees and other general and administrative expenses.

Impairment of digital assets. For the nine months ended September 30, 2023 and 2022, we recognized impairment of $0.71 million and $10,400 against ETH, respectively. We measured for impairment of digital assets whenever indicators of impairment are identified based on the intraday low quoted price of digital assets.

Impairment of intangible assets. For the nine months ended September 30, 2023 and 2022, we recognized an impairment of $nil and $888,900 against intangible assets as we have suspended the Mano game and the alSpace platform, and we abandoned the related software in November 2022. Accordingly, we provided full impairment against the software.

Interest. The Company’s interest expense decreased by $0.12 million, or 100% to $nil million in the nine months ended September 30, 2023 from $0.12 million in the same period of 2022. The change was mainly due to the fact that we did not involve in aircraft operating lease business for the nine months ended September 30, 2023 and thus did not incur interest expenses.

Professional fees, general and administrative and other expenses. The breakdown of Professional fees, general and administrative and other expenses was as the following table:

	For the Nine Months Ended September 30,
	2023	2022

Consulting expenses	$1,157,700	$633,600
Legal expenses	256,700	295,800
Audit fee	203,900	31,800
Rent	188,900	99,300
Travel expenses	69,600	123,400
Others	526,700	606,800
	$2,403,500	$1,790,700

Professional fees, general and administrative and other expenses increased by $0.61 million, or 34% to $2.40 million in the nine months ended September 30, 2023 from $1.79 million in the nine months ended September 30, 2022. The increase was primarily caused by (i) an increase of consulting expenses of $0.52 million to support our solo-staking service which was launched in the fourth quarter of 2022, and (ii) an increase in audit fees because we filed Form F-4 in the nine months ended September 30, 2023 leading to higher fees charged by our auditor.

Income tax benefits

The Company recorded income tax benefits of $72,700 in the nine months ended September 30, 2023, or 1.44% of pre-tax loss, compared to $6,600 income tax benefits, or 0.14% of pre-tax loss in the nine months ended September 30, 2022. The difference in the effective federal income tax rate from the normal statutory rate in the nine months ended September 30, 2023 was primarily because the increase in foreign income tax receivable, the uncertain tax benefit reserve release due to the expiration of Statue of Limitations, and the Company applied a full valuation allowance on its deferred tax assets.

In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or availability to carryback the losses to taxable income during periods in which those temporary differences become deductible. The Company considered several factors when analyzing the need for a valuation allowance including the Company’s current three-year cumulative loss through September 30, 2023, the current year operation forecast, the Company’s recent filing for protection under Chapter 11 of the bankruptcy code, the operation uncertainty of the Company’s new business. Based on this analysis, the Company has concluded that a valuation allowance is necessary for its U.S. and foreign deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences and has recorded a full valuation allowance on its deferred tax assets.

In addition, the Company has closely monitored the development of Pillar Two - Global Minimum Tax- introduced by the Organization for Economic Co-operation and Development (“OECD”) and the impact on the Company’s effective tax rate. As of September 30, 2023, the Company expects no impact from the Pillar Two as the Company’s worldwide revenue is below the revenue threshold.

Net Loss

As a result of the foregoing, net loss for the nine months ended September 30, 2023 increased by $0.38 million or 8%, to $4.97 million as compared to $4.60 million for the nine months ended September 30, 2022.

Liquidity and Capital Resources

On January 20, 2023 and February 15, 2023, the Company closed a private placement by offering 4,314,615 shares of common stock and 765,384 shares of common stock, respectively. The per share price was $1.30. The received gross proceeds aggregating $6.6 million.

For the nine months ended September 30, 2023 and 2022, the Company reported net losses of $5.0 million and $4.6 million, respectively, and cash flows of $2.0 million and $4.7 million used in operating activities. In addition, the Company had accumulated deficits of $17.9 million and $13.4 million as of September 30, 2023 and December 31, 2022 respectively. These conditions raised substantial doubt about the Company’s ability to continue as a going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities and obtain financing from investors to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

As of September 30, 2023, the Company had working capital of $7.1 million, among which the Company held cash of $2.0 million, stable coins of $9,700 and digital assets of $5.0 million, which were easily convertible into cash over the market.

Given the financial condition of the Company and its operating performance, the Company assesses current working capital is sufficient to meet its obligations for the next 12 months from the issuance date of this report. Accordingly, management continues to prepare the Company’s consolidated financial statements on going concern basis.

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities at the date of the financial statements, (ii) the disclosure of contingent assets and liabilities, and (iii) the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates. Estimates and judgments are used when accounting for the application of fresh start accounting, realization of goodwill, current value of the Company’s assets held for sale, the amount and timing of future cash flows associated with each asset that are used to evaluate whether assets are impaired, accounting for income taxes, and the amounts recorded as allowances for doubtful accounts.

Cash Flow

	For the Nine Months Ended June 30,
	2023	2022

Net cash used in operating activities	$(1,965,200)	$(4,671,200)
Net cash used in investing activities	(4,636,400)	(6,200)
Net cash provided by financing activities	1,305,000	2,200,000
Net decrease in cash and cash equivalents	(5,296,600)	(2,477,400)
Cash, cash equivalents, beginning of period	7,263,600	7,380,700
Cash, cash equivalents, end of period	$1,967,000	$4,903,300

Operating activities

The Company reported cash flows of $2.0 million used in operating activities for the nine months ended September 30, 2023, which was mainly attributable to collection of income tax refund of $1.1 million from tax bureau, partially offset by payment of $3.4 million in salary expenses, consulting expenses, IT expenses and travel expenses.

Our net cash outflow from operations was $4.7 million for the nine months ended September 30, 2022, which was mainly attributable to payment of $1.7 million for salaries and welfare, and payment of $1.8 million for professional fees and legal expenses with our launch of our GameFi business, $0.7 million for the maintenance cost for the platform, and payment of interest expenses of $0.1 million.

Investing activities

For the nine months ended September 30, 2023, the Company reported cash flows of $4.6 million used in investing activities, which was primarily attributable to investment of $1.4 million in two equity investees, purchase of digital assets of $3.1 million and purchase of stable coins of $0.1 million.

For the nine months ended September 30, 2022, we invested $10,000 to acquire all of the equity interest in Saving Digital Pte. Ltd., a Singapore corporation exempt private company limited by shares (“SDP”) with minimal net assets of $3,800, from our chairman, Yucheng Hu.

Financing activities

For the nine months ended September 30, 2023, the Company had cash inflows of $1.3 million from financing activities, which was primarily attributable to proceeds of $1.3 million raised from private placements and capital contribution of $0.1 million a non-controlling shareholder, partially offset by withdrawal of capital of $0.1 million from the non-controlling shareholder.

For the nine months ended September 30, 2022, we received $ 2.2 million in cash and $775,000 in USDC from certain investors who subscribed for common stock in the Private Placement that closed on October 18, 2022. These shares were issued on October 18, 2022.

Results of Operations for the year ended December 31, 2022 as compared to the year ended December 31, 2021

Revenues

Revenues and other income decreased by $5.7 million, or 93% to $0.4 million in the year ended December 31, 2022 from $6.1 million in the year ended December 31, 2021. The decrease was primarily a result of a decrease of $6.2 million in operating lease revenues to $0.1 million in the year ended December 31, 2022 from $6.3 million in the year ended December 31, 2021, partially offset by income of (i) $0.3 million from GameFi business. However the Company discontinued the NFT gaming business due to business reasons since November 2022. As the game was newly launched and not yet widely adopted by players, the discontinuance of the game did not impact our business activities.

Cost of revenues

The cost of revenues was comprised of IT cost of $671,500, among which $450,000 were incurred to support our GameFi business and $221,500 to support staking business, respectively, and amortization expenses of software of $111,100 for our GameFi business. We launched both GameFi business and staking business in the year ended December 31, 2022, and therefore we did not incur such costs for the year of 2021.

Expenses

For the years ended December 31, 2022 and 2021, the Company had total operating expenses of $10.5 million and $19.2 million, respectively. The changes in expenses were primarily caused by changes in impairment of goodwill relating to aircraft leasing business, impairment in value of aircraft, interest, professional fees and other general and administrative expenses, depreciation expenses, and impairment of intangible assets.

Impairment of goodwill. During the year ended December 31, 2022, the Company recorded full impairment of $4.7 million against goodwill arising from fresh accounting because of the underperformance of the aircraft leasing business.

Impairment in value of aircraft. During the year ended December 31, 2022, the Company did not record impairment charges against aircraft. During the year ended December 31, 2021, the Company recorded impairment charges totaling $4.2 million on seven aircrafts held for sale, based on appraised values or expected sales proceeds.

Interest. The Company’s interest expense decreased by $2.4 million, or 95% to $0.1 million in the year ended December 31, 2022 from $2.5 million in 2021, as a result of the Company’s emergence from bankruptcy in September 2021 and the Company was not obliged to debts and related interest expenses.

Professional fees, general and administrative and other. The breakdown of Professional fees, general and administrative and other expenses was as the following table.

	Successor	Successor	Predecessor
	Year ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Consulting expenses	$560,400	$697,300	$172,400
Legal expenses	777,800	192,300	1,211,800
Audit fees	196,300	-	171,800
Rent	147,600	20,500	172,200
Travel expenses	188,600	19,300	9,500
Restructuring costs	-	2,275,200	1,540,600
Others	308,500	-	430,200
	$2,179,200	$3,204,600	$3,708,500

Professional fees, general and administrative and other expenses decreased by $4.7 million, or 68% to $2.2 million in the year ended December 31, 2022 from $6.9 million in the year ended December 31, 2021, primarily because of the combined effects of i) a decrease of $0.2 million in consulting expenses. For the year ended December 31, 2022, the consulting expenses was primarily incurred by certain experts who provide consulting services for our Metaverse and staking business, while for the year ended December 31, 2022, the consulting expenses was primarily incurred by a consultant who assisted the Company emerged from bankruptcy; ii) a decrease of $0.6 million in legal expenses, as the Company incurred less legal expenses after it completed emergence from bankruptcy in September 2021, and iii) a decrease of restructuring cost of $3.8 million which was incurred in the year of 2021.

Depreciation. Depreciation expense decreased by $1.2 million, or 100% to $nil million in the year ended December 31, 2022 from $1.2 million in the year ended December 31, 2021 primarily as a result of the emergence from bankruptcy and the Company did not have aircraft for the year ended December 31, 2022.

Impairment of intangible assets. Impairment expenses of intangible assets increased by $0.9 million, or 100% for the year ended December 31, 2022, as the Company discontinued the Mano game and the alSpace platform, and the Company abandoned the related software in November 2022. Accordingly, the Company provided full impairment against the software.

Reorganization gains, net

Effective on September 30, 2021, we completed our emergence from bankruptcy. We adopted fresh start accounting and recognized reorganization gains of $27.7 million from our previous leasing and financing services to regional airlines for the year ended December 31, 2021.

Other income

For the year ended December 31, 2022, we reported other income of $1.5 million from reversal of accounts and other payable, which the Company expected it would not make payments. We did not have such income for the same period ended December 31, 2021.

Income tax (benefits) provision

The Company recorded income tax benefit of $48,900 for the year ended December 31, 2022, or 0.52% of pre-tax loss, compared to $18,000 income tax expense, or 0.12% of pre-tax loss in the same period of 2021. The difference in the effective federal income tax rate from the normal statutory rate in the year of 2022 was primarily related to release of the reserve on the Company’s unrecognized tax benefits due to the lapse of statute of limitations in 2022.

Liquidity and Capital Resources

On September 30, 2021, the Company emerged from bankruptcy with a restructured balance sheet. As of December 31, 2022, the Company had total net assets of approximately $7.0 million.

As the Company has disclosed in Note 4 to the consolidated financial statements, the Company settled the liabilities subject to compromise with aircraft included in the assets held for sale.

On September 30, 2021 and pursuant to the Plan Sponsor Agreement, the Company closed the transactions with the Plan Sponsor, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 14,354,635 shares of common stock (given effect to five for one forward stock split), par value $0.001 per share, of the Company at $0.77 (given effect to five for one forward stock split) for each share of Common Stock, for an aggregate purchase price of approximately $11,053,100. The Plan Sponsor made the payments before September 30, 2021.

On October 18, 2022, the Company closed a private placement by offering 4,400,000 shares of common stock, at per share price of $1.0. The Company received gross proceeds of $4.4 million from the private placement.

On January 20, 2023 and February 15, 2023, the Company closed private placements by offering 4,314,615 shares of common stock and 765,384 shares of common stock, respectively. The per share price was $1.30. The received gross proceeds aggregating $6.6 million.

On September 30, 2021, the Company emerged from bankruptcy with a restructured balance sheet. Since its emergence through December 31, 2022, the Company incurred recurring net losses. For the year ended December 31, 2022, the Company reported net losses of $9.3 million and cash outflows from operating activities of $5.9 million. These conditions raised substantial doubt about the Company’s ability to continue as a going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities and obtain financing from investors to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

As of December 31, 2022, the Company had working capital of $7.0 million, among which the Company held cash of $7.3 million, stable coins of $3.0 million and digital assets of $0.5 million, which can be convertible into cash over the market. On the other hand, the Company had current liabilities of $5.6 million, which comprised of a non-cash item of $5.2 million, representing advance of subscription fees from investors. The advance was classified to equity upon closing of private placements in January and February 2023. Given the financial condition of the Company and its operating performance, and the advance of subscription receivable mentioned above, the Company assesses current working capital is sufficient to meet its obligations for the next 12 months from the issuance date of this report. Accordingly, management continues to prepare the Company’s consolidated financial statements on going concern basis.

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities at the date of the financial statements, (ii) the disclosure of contingent assets and liabilities, and (iii) the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates. Estimates and judgments are used when accounting for the application of fresh start accounting, realization of goodwill, current value of the Company’s assets held for sale, the amount and timing of future cash flows associated with each asset that are used to evaluate whether assets are impaired, accounting for income taxes, and the amounts recorded as allowances for doubtful accounts.

Cash Flow

Because the Company just emerged from bankruptcy on September 30, 2021, the cash flow for the year ended December 31, 2021 was attributable to provision and usage by the predecessor of the Company for the period from January 1, 2021 through September 29, 2021, and provision and usage by the successor of the Company for the period from September 30, 2021 through December 31, 2021.

Since emerging from bankruptcy to date, the Company financed the operations primarily through cash flow from operations and capital injections from the sponsors. The Company plans to support the future operations primarily from cash generated from the operations and cash on hand.

On October 18, 2022, the Company completed a private placement to certain accredited investors, of an aggregate of 4,400,000 shares of the Company’s common stock, $0.001 par value per share, at a price of $1.00 per share for aggregate gross proceeds to the Company of approximately $4.4 million.

On December 23, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell up to an aggregate of 5,280,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.30 per share, or $6.9 million (the “Private Placement”).

On January 20, 2023, the Company completed an initial sale of 4,314,615 shares of Common Stock pursuant to the Private Placement to certain Purchasers for an aggregate purchase price of $5.6 million, or $1.30 per share.

On February 15, 2023, the Company completed the final sale of 765,384 shares of Common Stock pursuant to the Private Placement to a Purchaser for an aggregate purchase price of $1.0 million, or $1.30 per share, for combined total issuance of 5,079,999 shares of Common Stock for gross proceeds of approximately $6.6 million to the Company under the Private Placement, before deducting estimated offering expenses payable by the Company.

The following is a discussion of historical cash flows from operating, investing and financing activities:

Operating activities

The Company’s net cash outflow from operations was $5.9 million for the year ended December 31, 2022, which was mainly attributable to payment of $2.0 million for salaries and welfare, and payment of $2.2 million for professional fees and legal expenses with our launch of our GameFi business, $0.8 million for the maintenance cost for the Marsprotocol platform.

The Company’s net cash outflow from operations was $1.1 million for the period from September 30, 2021 through December 31, 2021, which was mainly attributable to payment of $1.3 million for professional fees and legal expenses with respect to the Company’s Chapter 11 Cases and restructuring and recapitalization effort.

The Company’s net cash outflow from operations was $1.3 million for the period from January 1, 2021 through September 29, 2021, which was mainly attributable collection of finance lease income of $1.1 million, against payment of $2.4 million for professional fees and legal expenses with respect to the Company’s Chapter 11 Cases and restructuring and recapitalization effort.

Investing activities

For the year ended December 31, 2022, the Company purchased digital assets of $46,300 and acquired a subsidiary at cost of $10,000.

For the period from September 30, 2021 through December 31, 2021, the Company made a deposit of $1.0 million to a third-party vendor for development of Mano, the Company’s first NFT game.

For the period from January 1, 2021 through September 29, 2021, the Company received net cash of $12.0 million from asset sales.

Financing activities

For the year ended December 31, 2022, the Company received subscription fees of $2.4 million from investors for the private placement that closed in October 2022, and subscription fees of $3.4 million advanced from investors for the private placement closed in January and February 2023.

For the period from September 30, 2021 through December 31, 2021, the Company paid special dividends of $999,800 to stockholders that held shares of Common Stock of the Company as of the effective date of the Plan prior to the sale and issuance of Common Stock of the Company to the plan sponsor investors.

For the period from January 1, 2021 through September 29, 2021, the Plan Sponsor contributed $11.0 million to the Company to subscribe for 14,354,635 shares of common stock (given effect to five for one forward stock split), and repaid notes payable of $16.5 million

During 2021, the Company borrowed $2.5 million in the form of paid-in-kind interest that was added to the outstanding principal balance under the MUFG Indebtedness and Drake Indebtedness.

Critical Accounting Policies, Judgments and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires our management to make estimates that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the balance sheet dates, as well as the reported amounts of revenues and expenses during the reporting periods. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates on our own historical experience and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Out of our significant accounting policies, which are described in Note 2—Summary of Significant Accounting Policies of our consolidated financial statements included elsewhere in this Form F-4, certain accounting policies are deemed “critical”, as they require management’s highest degree of judgment, estimates and assumptions, including (i) revenue recognition, (ii) impairment of digital assets, and (iii) income tax.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations.

We believe the following accounting estimates involve the most significant judgments used in the preparation of our financial statements.

Impairment for digital assets

We measured impairment of digital assets whenever indicators of impairment are identified based on the intraday low quoted price of digital assets. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the digital assets. Subsequent reversal of impairment losses is not permitted.

For the years ended December 31, 2022 and 2021, we recognized impairment of $78,900 and $nil of digital assets, respectively.

Valuation allowance for deferred tax assets

We account for income taxes using the liability method in accordance with ASC 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in earnings. Deferred tax assets are reduced by a valuation allowance through a charge to income tax expense when, in the opinion of management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized.

The valuation allowance is considered on an individual entity basis. As of December 31, 2022 and 2021, valuation allowances on deferred tax assets are provided because we believe that it is more-likely-than-not that certain of the subsidiaries will not be able to generate sufficient taxable income in the near future, to realize the deferred tax assets carried-forwards.

As of December 31, 2022 and 2021, the total valuation allowance for deferred tax assets was $10.9 million and $21.1 million, respectively.

BUSINESS OF THE COMPANY

AIRCRAFT-RELATED BUSINESS

Historically, we have provided leasing and financing services to regional airlines worldwide and have been principally engaged in leasing mid-life regional aircraft to customers worldwide under operating leases and finance leases. In addition to leasing activities, we have also sold aircraft from our operating lease portfolio to third parties, including other leasing companies, financial services companies, and airlines. Our operating performance was driven by the composition of its aircraft portfolio, the terms of its leases, and the interest rate of its debt, as well as asset sales.  Since September 30, 2021, JetFleet limited its services to providing aircraft advisory and management service. On August 24, 2023, per the recommendation of JetFleet’s board of directors, we, as a holder of a majority of the voting stock of JetFleet, elected to approve the winding up and dissolution of Jetfleet. As part of the winding up process, Jetfleet ceased providing of aircraft advisory and management services. On December 14, 2023, Jetfleet has was formally dissolved.

CRYTO-RELATED BUSINESS

Saving Digital Pte. Ltd.

On August 31, 2022, the Company acquired all of the equity interest in Saving Digital Pte. Ltd., a Singapore exempt private company limited by shares (“SDP”) with no operations and approximately $3,800 in cash, from the chairman Yucheng Hu for a nominal consideration of $10,000. SDP is currently engaged in solo-staking and, prior to July 1, 2023, provided proof-of-staking technology tools.

As of July 1, 2023, we have ceased providing provide non-custodial staking tools through MarsProtocol. Currently SDP conducts Ethereum solo-staking in Singapore utilizing MarsLand staking service and has no custsomers.

On September 19, 2022, SDP purchased 37 Ether (ETH) for the purpose of exploring Ethereum staking opportunities following the transition by Ethereum on September 15, 2022 from proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism referred to as the “Merge.” Prior to the Merge, Ethereum utilized a PoW validation method for digital asset transactions. Following the Merge, Ethereum shifted to a PoS validation system where validators stake their ETH into a smart contract on Ethereum to serve as collateral that can be destroyed if the validator behaves dishonestly or lazily. The validator (selected randomly) is then responsible for processing the blockchain transactions, storing data and adding new blocks to the blockchain. Validators receives a transaction fee on their staked coins in ETH as a reward for their active participation in the network. To become a validator on Ethereum, a participant must stake 32 ETH. Till quarter ending December 31, 2022, SDP explored Solo-Staking by staking 160 ETH to become five (5) validators to Ethereum to earn ETH rewards and yield. Solo-Staking enables SDP to utilize its ETH treasury to stake on the Ethereum beacon chain and to earn ETH-denominated rewards directly from the Ethereum protocol.

The Company recognized revenues from solo-staking, in the form of ETH, on a daily basis. The Company recognized the revenue by reference to the number of ETH we earned and the closing price published by CoinMarketCap. The staked crypto assets cannot also be used and allocated. The Company’s staking expenses are primarily cactus fees which is charged by Matrixport Cactus. The Company recognized the expenses on a daily basis, referring to the number of ETH charged by MatrixPort Cactus and the closing price of the day.

On a monthly basis, we incurred fixed server costs of approximately $6,000 to support our solo-staking business. To achieve a breakeven point for our solo-staking business, we expect to generate 3.6 ETH on a monthly basis, which require us to stake a minimum of 1,088 ETH, or 34 validators. This estimation is based on an average price of ETH at approximately $1,700.

Our belief that the ETH, USDT, and stablecoins such as USDC that we hold are not securities is based on a risk assessment and not a legal standard nor binding on the SEC or any other regulators. If USDC, USDT, or ETH are deemed to be securities under the laws of any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such digital asset. See “Risk Factors – Risks Related to our Business –   A particular digital asset’s status, such as an ETH, as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of the ETH and other stable cryptocurrencies, we may be subject to regulatory scrutiny, investigation, fines and penalties, which may adversely affect our business, operating results and financial condition. A determination that an ETH or stablecoin is a “security” may adversely affect the value of those ETH, stablecoins and our business.”

As of December 31, 2022, we held stablecoins of approximately $2.97 million in USDC issued by Circle Internet Financial Public Limited Company (“Circle”). Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. For example, stablecoins such as USDC are usually backed by the U.S. Dollar and other short-dated U.S. government obligations, and are usually pegged to the U.S. dollar. On March 9, 2023, as a result of the Silicon Valley Bank (“SVB”) bankruptcy, Circle announced that $3.3 billion of its roughly $40 billion USDC reserves were held at SVB. As a result, Circle depegged the USDC from its $1.00 peg, trading as low as $0.87. This risk may result in the sell-off of USDC and volatility as to the value of stablecoins, which would expose us to risk of potential loss and could have a material adverse effect on our ability to raise new funding and on our business, financial condition, and results of operations and prospects.

In addition to stablecoins, we held digital assets, including ETH of approximately $0.37 million and USDT of $90,075 issued by Tether Limited Inc. (“Tether”). We plan to hold and transact in ETH, USDC and USDT.

Custodial Practices

All of our digital assets  are stored in hot custodian, Matrix Trust Company Limited (“Matrixport”), a third party. The material terms of our custody agreement with Matrixport are as follows:

(a)       Matrixport will act as the custodian for our digital assets and hold such digital assets in trust in accordance with the agreement. Matrixport does not have the authority to exercise any investment or tax planning discretion regarding our digital assets, and will not act as an advisor, broker or agent when executing our instructions.

(b)       Matrixport is only responsible for the safekeeping of our digital assets which are delivered into its possession and control by us.

(c)       For any transfer of our digital assets from our account, Matrixport will hold such proceeds for transfer until receipt of written disbursement instructions from us.

(d)       To the extent permitted by applicable laws and regulations and Matrixport’s internal policies and procedures, Matrixport shall transfer our digital assets in accordance with our instructions, provided that sufficient digital assets are available to effect the instructions and for paying any outstanding amounts owing to Matrixport.

(e)       Our custody account at Matrixport is not a deposit account and will not accrue interest. Further our custody account is not insured by FDIC.

(f)       Our executive officer has access to our custody account at Matrixport, however, only our chief executive officer and chief financial officer, acting jointly, have the authority to release our digital assets from custody.

We currently do not have insurance covering our loss of digital assets. As such, no insurance providers have inspection rights.

Our Market and Industry

On February 9, 2023, cryptocurrency exchange Kraken agreed to pay $30 million in penalties and shut down its staking business in a settlement with the SEC. On June 6, 2023, the SEC charged Coinbase, Inc. with operating its digital asset trading platform as an unregistered national securities exchange, broker, and clearing agency. The SEC also charged Coinbase for failing to register the offer and sale of its digital asset staking-as-a-service program.

Due to these actions taken by the SEC against Cryptocurrency exchanges, we decided to suspend our StaaS business, and on July 1, 2023, we stopped providing non-custodial staking tools to third parties and focused our efforts on solo-staking. Solo staking is a process where we are required to put up 32 ETH or multiples of 32 ETH and involves setting up and running a full Ethereum node on our own computer and dedicated server. This allows us to directly participate in the validation of transactions on the Ethereum network and earn rewards for doing so.

Bankruptcy

The Company and its then subsidiaries, JetFleet Holdings Corp., a California corporation (“JHC”), and JetFleet Management Corp. (“JMC” along with JHC, collectively, “Debtors”), filed on March 29, 2021, a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. The filing was made in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) Case No. 21-10636 (the “Chapter 11 Case”). The Company also filed motions with the Bankruptcy Court seeking authorization to continue to operate our business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On August 16, 2021, in the Bankruptcy Court, the Debtors filed unexecuted drafts of its Plan Sponsor Agreement to be entered into between us, Yucheng Hu, TongTong Ma, Qiang Zhang, Yanhua Li, Yiyi Huang, Hao Yang, Jing Li, Yeh Cheng and Yu Wang, and identifying such individuals, collectively, as “Plan Sponsors” (the “Plan Sponsor Agreement”), and related agreements and documents required thereunder (collectively, with the Plan Sponsor Agreement, the “Plan Sponsor Documents”). The Plan Sponsor Documents were intended to cover the transactions contemplated by an investment term sheet entered into with Yucheng Hu and are part of the Debtors’ plan of reorganization as reflected in the Combined Disclosure Statement and Plan filed with the Bankruptcy Court as amended and supplemented from time to time (the “Plan”). On August 31, 2021, the Bankruptcy Court entered an order, Docket No. 0296 (the “Confirmation Order”), confirming the Plan as set forth in the Combined Plan Statement and Plan Supplement.

On September 30, 2021 and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Securities Purchase Agreement with the Plan Sponsor, and Yucheng Hu, in the capacity as the representative for the Plan Sponsor thereunder, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 14,354,635 (adjusted for the Forward Stock Split) shares of our common stock at $0.77 (adjusted for the Forward Stock Split) for each share of common stock for an aggregate purchase price of approximately $11,053,069.

Also on September 30, 2021, and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Series A Preferred Stock Purchase Agreement (the “JHC Series A Agreement”) with JHC, pursuant to which JHC issued and sold, and the Company purchased, 104,082 shares of Series A Preferred Stock, no par value, at $19.2156 per share of JHC Series A Preferred Stock, for an aggregate purchase price of $2 million.

Each share of JHC Series A Preferred Stock shall be entitled to one (1) vote on any matter that is submitted to a vote or for the consent of the shareholders of JHC. The JHC Series A Preferred Stock provides the Company with 74.83% voting control over JHC immediately following its issuance.

On January 1, 2022, JMC, a wholly-owned subsidiary of JHC, was merged with and into JHC, with JHC being the surviving entity. As part of the merger, JHC changed its name to JetFleet Management Corp. (“JetFleet”).

Change In Control

As a condition to the closing of the Securities Purchase Agreement, Michael G. Magnusson resigned as President and Chief Executive Officer; Harold M. Lyons resigned as Chief Financial Officer, Treasurer, Senior Vice President, Finance and Secretary; and Michael G. Magnusson, Toni M. Perazzo, Roy E. Hahn, Evan M. Wallach and David P. Wilson resigned as directors of the Company effective October 1, 2021. In connection with the resignations, effective as on October 1, 2021, Yucheng Hu, Florence Ng, Jianan Jiang, Qin Yao and Siyuan Zhu (the “Incoming Directors”) were appointed to serve as members on our Board of Directors. The Incoming Directors were designated by the Plan Sponsor pursuant to the Plan Sponsor Agreement to hold office until our next annual meeting. The Incoming Directors appointed Mr. Hu to serve as Chairman, President and Chief Executive Officer; Ms. Ng to serve as Vice President of Operations; and Qin (Carol) Wang to serve as its Chief Financial Officer, Secretary and Treasurer the Company.

Property

As of December 31, 2021, the Company did not own any real property, plant or materially important physical properties. The Company leases its principal executive office space at 3000 El Camino Real, Building 4, Suite 200 Palo Alto, California 94306 on a month to month basis. JHC conducts all of its operations from its office located at 1818 Gilbreth Rd., Suite 243, Burlingame, California, United States under a lease agreement that expires on November 30, 2023. The Company leases its Singapore office at 103, Tampines Street 86, #03-06, the ALPS Residences, Singapore 528576 on a month to month basis. The Company considers it office space suitable and adequate for the purpose for which they are used for.

Legal Proceedings

The Company from time to time engages in ordinary course litigation incidental to the business, typically relating to lease collection matters against defaulting lessees and mechanic’s lien claims by vendors hired by lessees. Although the Company cannot predict the impact or outcome of any of these proceedings, including, among other things, the amount or timing of any liabilities or other costs it may incur, none of the pending legal proceedings to which the Company is a party or any of its property is subject is anticipated to have a material effect on the Company’s business, financial condition or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies the Company’s current executive officers and directors as of the date of this proxy statement/prospectus, their respective offices and positions, and their respective dates of election or appointment. It is anticipated that the Company’s directors and executive officers will be the same directors and executive officers of MPU Cayman after the redomicile. The Company’s Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among any of the directors and executive officers. The Company’s directors have received compensation in the form of cash for their services on the Board.

Name	Age	Position
Yucheng Hu	37	Chairman, President, Chief Executive Officer, and Director
Yunheng (Brad) Zhang(1)	30	Chief Operating Officer and Director
Qin (Carol) Wang	33	Chief Financial Officer, Treasurer and Secretary
Siyuan Zhu (2)(3)	39	Director
Jianan Jiang (2)(4)	37	Director
Qin Yao (2)(5)	40	Director

(1)	Mr. Zhang was appointed Chief Operating Officer and a director on October 1, 2022.
(2)	Independent Director
(3)	Chairperson of the Audit Committee and Member of the Compensation Committee
(4)	Chairperson of the Compensation Committee and Member of the Audit Committee
(5)	Member of the Audit Committee and the Compensation Committee

There are no arrangements or understandings between our directors and executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Business Experience

Mr. Yucheng Hu, Chairman, President and Chief Executive Officer. Mr. Yucheng Hu has been our president and chief executive officer since September 30, 2021, and our director since October 1, 2021. Mr. Hu is the founder of Chengdu Quleduo Technology Co., Ltd., and has served as its Chief Executive Officer since 2011. Mr. Hu is a successful entrepreneur with over 15 years of experience in the internet industry. Mr. Hu established the Xiyou online mobile game platform (www.x52xiyou.com), which is a popular online gaming platform in China. Mr. Hu has also formed various software programming studios, such as the Mengqu studio, and has developed various mini-programs for social media applications such as the “click-and-play” application for instant on-line games access. Mr. Hu brings a wealth of management experience to the Board, including several executive positions within the internet and online gaming industry.

Yunheng (Brad) Zhang, Chief Operating Officer and Director. Mr. Zhang served as the finance manager of the Company from October 2021 to September 2022. Prior to joining the Company, Mr. Zhang was a product manager with Nengfan Technology Co. from 2020 to 2021. Mr. Zhang also served as the financial accountant of Midea Australia, an appliance company, from December 2018 to November 2019. Mr. Zhang received his master’s degree in professional accounting from Monash University in Australia in 2018 and received his bachelor’s degree in product quality engineering from Xinhua University.

Ms. Qin (Carol) Wang, Chief Financial Officer, Treasurer and Secretary. Ms. Qin (Carol) Wang has been our chief financial officer, secretary and treasurer since September 30, 2021. Ms. Wang has been an independent financial consultant since June 2020, specializing in M&A transactions for companies listed on the Nasdaq Stock Market and New York Stock Exchange. Prior to that, Ms. Wang served as the finance controller and financial advisor of TD Holdings, Inc. (NASDAQ: GLG) from February 2018 to May 2020. Through July 2016 to January 2018, Ms. Wang served as a senior investment manager for Yikuan Asset Management Company. Ms. Wang began her career at Ernst & Young where she served as a senior auditor from September 2012 to June 2015. She is skilled at M&A transactions, US GAAP and IFRS financial reporting, implementing new accounting standards, corporate financial management and planning. Ms. Wang holds a Master’s degree in Finance from Renmin University of China and a Bachelor’s degree in Economics from Donghua University. Ms. Wang is a certified public accountant and is a member of the Chinese Institute of Certified Public Accountants and a member of Association of International Accountants.

Ms. Siyuan Zhu, Director. Ms. Siyuan Zhu has been our director since October 1, 2021. Ms. Zhu is currently a senior finance manager of Asia Region of IAC (Shanghai) Management Co., Ltd. since 2016. From 2013 to 2015, Ms. Zhu has served as a finance manager in IAC (Shanghai) Automotive Component Technology Co., Ltd. Prior to 2013, Ms. Zhu held various positions at KPMG Huazhen for a total of seven years and served as a program manager from 2011 to 2013. Ms. Zhu has served as an independent director of TD Holdings, Inc. (NASDAQ: GLG) from May 2019 to April 2021. Ms. Zhu holds a Bachelor’s degree in Foreign Language and Literature from Shanghai International Studies University. Ms. Zhu is a certified public accountant in China and has served as an independent director on another Nasdaq listed company, which, the Company believes, makes Ms. Zhu qualified to be on the Board.

Mr. Jianan Jiang, Director. Mr. Jianan Jiang has been our director since October 1, 2021. Since February 2019, Mr. Jiang has been serving as the lead data scientist for Stori Card in Washington, DC, which is a fast-growing Fintech company using Artificial Intelligence technology to provide better financial products for the underserved community in Latin America. Prior to that, he worked as data analyst and data science manager for Capital One from October 2014 to January 2019. Mr. Jiang served as co-founder and chief executive office of Schema Fusion LLC from May 2013 to September 2014. Mr. Jiang received his Bachelor’s degree in Civil Engineering from Qingdao Technological University in 2008, and received his Master of Science in Management Science and Engineering from Tongji University in 2011, and received his Master of Science in Engineering and Technology Innovation Management from Carnegie Mellon University in 2013. The Board believes that Mr. Jiang brings a long history of technical experience to the Board which qualifies him to serve on the Board.

Ms. Qin Yao, Director. Ms. Qin Yao has been our director since October 1, 2021. Ms. Yao is currently an information engineer at Tencent Holdings Co., Ltd (stock code: 00700), a company listed on the Hong Kong Stock Exchange, and responsible for the products and market expansion of Tencent’s industrial Internet Sector since 2017. From 2010 to 2017, Ms. Yao served as an electronic information engineer in China United Network Communications Co., Ltd. Ms. Yao has more than 10 years of investment experience in the field of cloud computing, big data, artificial intelligence and technology information services. She also has profound knowledge of financial planning, financial budgeting and financial risk management related to the cloud business. Ms. Yao holds a Bachelor’s degree in Electronic Information Engineering from the University of Electronic Science and Technology in Chengdu in 2004. The Board believes Ms. Yao brings a long history of product and market expansion experience to the Board, which qualifies her to serve on the Board.

Board Meetings and Committees.

During the period between January 1, 2022 through December 31, 2022, the board of directors held 4 meetings. During that period, the incumbent directors attended all of the meetings of the Board of Directors and its committees on which he or she served that were held during the period in which he or she was a director. The Company has an Audit Committee, a Compensation Committee and an Executive Committee of the Board of Directors, each of which is discussed below. Our Board of Directors has determined that all committee members are independent under applicable NYSE and SEC rules for committee memberships.

Audit Committee. The Audit Committee operates under a charter adopted and approved by the board of directors, which is available on the Company’s website at https://file.mtmtgroup.com/uploads/files/468db0660db4a73f43ede24115b704e2.pdf. The Audit Committee meets with the Company’s management and its independent registered public accounting firm to review internal financial information, audit plans and results, and financial reporting procedures. The current Audit Committee consists of Siyuan Zhu (Chair), Qin Yao, and Jianan Jiang. The board of directors has determined that Siyuan Zhu, Qin Yao and Jianan Jiang are independent within the meaning of Sections 803A and 803B(2) of the NYSE American Company Guide, and that Ms. Zhu is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Audit Committee held 4 meetings during the fiscal year ended December 31, 2022.

Compensation Committee. The Compensation Committee assists the board of directors in discharging its responsibilities relating to compensation of the Company’s directors and officers and complying with disclosure requirements regarding such compensation, if and when required and in accordance with applicable SEC and stock exchange rules and regulations. The Compensation Committee operates under a charter adopted and approved by the board of directors, which is available on the Company’s website at https://file.mtmtgroup.com/uploads/files/f09b1d6dab27ee8822047a3ff459de31.pdf. The current Compensation Committee consists of Jianan Jiang (Chair), Siyuan Zhu, and Qin Yao. The board of directors has determined that Siyuan Zhu, Jianan Jiang, and Qin Yao are independent within the meaning of Section 803A and 805(c) of the NYSE American Company Guide and Rule 10C-1(b)(1) under the Securities Exchange Act of 1934, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee held 2 meetings during the fiscal year ended December 31, 2022.

Nominating and Governance Committee. The Company does not have a formal nominating committee. The independent directors separately consider and make recommendations to the full board of directors regarding any candidate being considered to serve on the board of directors, and the full board of directors reviews and makes determination regarding such potential candidates. In light of this practice, which is similar to the practices of many boards of directors that have a standing nominating committee, the board of directors believes it is unnecessary to formally establish such a committee.

Although the Company’s board of directors does not have a formal policy with respect to board of directors diversity, it strives to constitute the board of directors with directors who bring to our Company a variety of perspectives, cultural sensitivity, life experiences, skills, expertise, and sound business understanding and judgment derived from a broad range of business, professional, community involvement, and finance experiences, as well as directors who have skills and experience that are relevant and helpful to the Company’s industry and operations and who have the desire and capacity to actively serve.

Executive Committee. The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercises all other powers of the board of directors except for those which require action by all of the directors or the independent directors under the Certificate of Incorporation or the Bylaws of the Company, or under applicable law or stock exchange requirements. The current Executive Committee consists of only two (2) directors, Yucheng Hu and Yunheng (Brad) Zhang, The Executive Committee did not meet during the fiscal year ended December 31, 2022.

Code of Ethics.

The Company has adopted a code of business conduct and ethics, or the “code of conduct.” The code of conduct applies to all of the Company’s employees, including its executive officers, and non-employee directors, and it qualifies as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. A copy of the code of conduct is available on the Company’s website at https://file.mtmtgroup.com/uploads/files/ab7adf9a1974a8d7e34a8f1577d01657.pdf or   upon written request to the Investor Relations Department, 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306. To the extent required by law, any amendments to, or waivers from, any provision of the code of conduct will be promptly disclosed publicly. To the extent permitted by such requirements, the Company intends to make such public disclosure on its website in accordance with SEC rules.

Involvement in Legal Proceedings

No director, officer or affiliate of the Company, beneficial owner of more than five percent (5%) of the Common Stock, or associate of any of the foregoing is involved in a material legal proceeding as a party adverse to the Company or with a material interest adverse to the Company.

Indemnification Agreements

The Company executed a standard form of indemnification agreement (“Indemnification Agreement”) with each of its Board members and executive officers (each, an “Indemnitee”).

Pursuant to and subject to the terms, conditions and limitations set forth in the Indemnification Agreement, the Company agreed to indemnify each Indemnitee, against any and all expenses incurred in connection with the Indemnitee’s service as our officer, director and or agent, or is or was serving at the Company’s request as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise but only if the Indemnitee acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interest, and in the case of a criminal proceeding, had no reasonable cause to believe that his/her conduct was unlawful. In addition, the indemnification provided in the indemnification agreement is applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven. Additionally, the Indemnification Agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and contribution obligations.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all forms of compensation earned by our named executive officers during the year ended December 31, 2022 for services provided to the Company and its subsidiary.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Yucheng Hu,	2022	48,000	-	-	48,000
Chairman, President and Chief Executive Officer(1)	2021	48,000	-	-	48,000

Florence Ng,	2022	130,625	-	-	130,625
Former Chief Operating Officer(2)	2021	60,000	-	-	60,000

Qin (Carol) Wang,	2022	120,000	-	-	120,000
Chief Financial Officer, Treasurer and Secretary(3)	2021	30,000	-	-	30,000
Yunheng (Brad) Zhang, Chief Operating Officer(4)	2022	-	-	-	-

(1)	Mr. Hu was appointed as President and Chief Executive Officer on September 30, 2021.

(2)	Ms. Ng resigned as Chief Operating Officer on September 30, 2022.

(3)	Ms. Wang was appointed as Chief Financial Officer, Treasurer and Secretary on September 30, 2021.

(4)	Mr. Zhang was appointed as Chief Operating Officer on September 6, 2022.

Narrative Disclosure to Summary Compensation Table

The compensation paid to our named executive officers consists solely of base salary plus cash bonus payments, if any. No named executive officer of the Company receives equity compensation.

Named Executive Officer Employment Agreements

Yucheng Hu. In connection with Mr. Hu’s appointment as Chairman, President and Chief Executive Officer, and as an executive director of the Company, Mr. Hu entered into the Company’s standard form of employment agreement, effective as of October 1, 2021, and amended on December 16, 2021. In addition, Mr. Hu shall be eligible to receive an annual target cash bonus and equity-based incentive compensation, as determined by the board of directors and the Compensation Committee of the board of directors, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business. On October 25, 2022, the Board approved the increase to Mr. Hu’s annual base salary from $1.00 to $192,000, effective as of October 16, 2022. Mr. Hu’s employment is at-will and may be terminated at any time for any reason.

Yunheng (Brad) Zhang. In connection with Mr. Zhang’s appointment as Chief Operating Officer, and as an executive director of the Company, Mr. Zhang entered into the Company’s standard form of employment agreement, dated October 25, 2022, for a term of three (3) years, which provides for an annual base salary of $150,000, effective as of October 16, 2022. In addition, Mr. Zhang shall be eligible to receive an annual target cash bonus and equity-based incentive compensation, as determined by the board of directors and the Compensation Committee of the board of directors, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business.

Qin (Carol) Wang. In connection with Ms. Wang’s appointment as Chief Financial Officer, Company Secretary and Treasurer of the Company, Ms. Wang entered into the Company’s standard form of employment agreement, effective as of October 1, 2021, for a term of three (3) years, which provides for an annual base salary of $120,000. In addition, Ms. Wang shall be eligible to receive an annual target cash bonus and equity-based incentive compensation, as determined by the board of directors and the Compensation Committee of the board of directors, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business.

Florence Ng. In connection with Ms. Ng’s appointment as General Counsel and Vice President of Operations, and as an executive director of the Company, Ms. Ng entered into an employment agreement, effective as of October 1, 2021, for a term of three (3) years, which provided for an annual salary of $165,000 and a one-time signing fee of $18,750, plus reimbursement of expenses. Ms. Ng was covered under an insurance policy that the Company maintained providing directors’ and officers’ liability insurance. In addition, Ms. Ng was also eligible for participation in any health insurance coverage plan that existed. On November 1, 2021, Ms. Ng entered into an Amendment to Employment Agreement, to change Ms. Ng’s title from “General Counsel and Vice President of Operations” to “Vice President of Operations and Business Development” as a result of Ms. Ng’s relocation to the Company’s headquarters in Palo Alto, California from Hong Kong at the request of the Company to head the Company’s operations and business development. On March 25, 2022, the Company amended the existing employment agreement with Ms. Ng to reflect her new appointment as Chief Operating Officer. Ms. Ng did not receive additional compensation for serving as the Company’s Chief Operating Officer and the remaining material terms of Ms. Ng’s original employment agreement were unchanged. On September 16, 2022, the Board received the resignation of Ms. Ng as Chief Operating Officer and director, effective as of September 30, 2022, in connection with a termination agreement dated September 16, 2022 entered into by the Company with Ms. Ng pursuant to which the Company and Ms. Ng mutually agreed to terminate Ms. Ng’s employment agreement.

Outstanding Equity Awards at Fiscal Year-End

On December 29, 2021, our shareholders approved our 2021 Equity Incentive Plan (“2021 Plan”). The 2021 Plan authorizes the issuance of awards for up to 1,100,000 shares of our common stock in the form of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock units, restricted stock awards and unrestricted stock awards to officers, directors and employees of, and consultants and advisors to, the Company or its affiliates. No awards were granted under the 2021 Plan during fiscal year ended December 31, 2022.

As of December 31, 2022, there are no outstanding options, stock appreciation rights or long-term incentive awards outstanding.

Director Compensation

Director Compensation Table

Below is summary of compensation accrued or paid to the Company’s non-executive directors during fiscal year ended December 31, 2022. Mr. Hu, the Company’s chairman, chief executive officer and president, Ms. Ng., the Company’s former Chief Operating Officer, and Mr. Zhang, the Company’ s current chief operating officer, received no compensation for their service as directors and are not included in the table. The compensation Mr. Hu, Ms. Ng and Mr. Zhang received as an employee of the Company is included in the section titled “Executive Compensation.”

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)

Siyuan Zhu(1)	2022	18,000	-	-	-	18,000
	2021	4,500	-	-	-	4,500

Jianan Jiang(1)	2022	18,000	-	-	-	18,000
	2021	4,500	-	-	-	4,500

Qin Yao (1)	2022	18,000	-	-	-	18,000
	2021	4,500	-	-	-	4,500

(1)	Appointed on October 1, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding our common stock beneficially owned on December ___, 2023, for (i) each stockholder known to be the beneficial owner of five percent (5%) or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Name(1)	No. of Shares (2)	Percentage of Common Stock (3)
Yucheng Hu, Director, Chairman, President and Chief Executive Officer	5,593,700	17.63%
Yunheng (Brad) Zhang, Director and Chief Operating Officer	0	0
Qin (Carol) Wang, Chief Financial Officer, Company Secretary and Treasurer	0	0
Jianan Jiang, Director	0	0
Siyuan Zhu, Director	0	0
Qin Yao, Director	0	0
All directors and executive officers as a group (6 persons)	5,593,700	17.63%

5% or greater owners
None	N/A	N/A %

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Mega Matrix Corp., 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306.
(2)

Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within sixty (60) days after December 29, 2023.

(3)	For purposes of calculating percentages, 31,724,631 shares, consisting of all of the outstanding shares of Common Stock outstanding as of December 29, 2023.

Related party transactions

The Company had no related party transaction with the proposed directors and executive officers of the Company after the redomicile during the preceding three fiscal years up to the date of this proxy statement/prospectus.

PROPOSAL NO. 1

ADOPTION OF THE MERGER AGREEMENT

The Merger Agreement and the Plan of Merger

The following includes a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. The Company encourages you to read the Merger Agreement in their entirety for a more complete description of the Redomicile Merger. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

Introduction

The Merger Agreement and the Plan of Merger you are being asked to adopt and approve provides for a Redomicile Merger that would result in each share of common stock of the Company being converted into the right to receive one ordinary share in the capital of MPU Cayman, an exempted company incorporated under the laws of the Cayman Islands. Under the Merger Agreement, the MPU Merger Sub, a wholly-owned subsidiary of MPU Cayman, will merge with and into the Company, with the Company surviving the Redomicile Merger as a wholly owned subsidiary of MPU Cayman. If the Merger Agreement is adopted by the shareholders, we anticipate that the Redomicile Merger will become effective during the ___ quarter 2024. Following the Redomicile Merger, MPU Cayman will become a holding company and the Company, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. Immediately following the Redomicile Merger, you will own an interest in MPU Cayman, which will be managed by substantially the same board of directors and executive officers that managed the Company immediately prior to the Redomicile Merger. Additionally, the consolidated assets and employees of MPU Cayman will be the same as those of the Company immediately prior to the Redomicile Merger.

The Parties to the Redomicile Merger

Mega Matrix Corp., a Delaware corporation, or the Company. Through our emergence from bankruptcy on September 30, 2021, and new investors and management, we became a holding company located in Palo Alto, California, with the following subsidiaries: Mega Metaverse Corp., a California corporation, JetFleet Management Corp., a California corporation and formerly known as JetFleet Holding Corporation, Saving Digital Pte. Ltd., a Singapore corporation, Mega Matrix Inc., formerly known as Marsprotocol Inc., a Cayman Islands exempted company, MarsProtocol Technologies Pte. Ltd., and MPU Merger Sub, Inc., a Delaware corporation. Through Saving Digital Pte. Ltd, our wholly-owned subsidiary, we are currently engaged in Ethereum solo-staking in Singapore utilizing Marsland staking service and have no customers.

Mega Matrix Inc. (fka Marsprotocol Inc.), or MPU Cayman. MPU Cayman is a newly formed exempted company incorporated under the laws of the Cayman Islands and currently a wholly-owned subsidiary of the Company. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Companies Act of the Cayman Islands, such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands upon satisfying certain requirements of the Companies Act as it pertains to continuation and/or deregistration. MPU Cayman does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the Redomicile Merger.

MPU Merger Sub, Inc., or MPU  Merger Sub, is a newly formed Delaware corporation and a wholly owned subsidiary of MPU Cayman. MPU Merger Sub does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the Redomicile Merger.

The principal executive offices of the Company and MPU Merger SUB are located at 3000 El Camino Real, Building 4, Suite 200, Palo Alto, California 94306, United States, and the principal executive office of MPU Cayman is located at 103 Tampines Street 86 #03-06, The Alps Residences, Singapore 528576. The registered office for MPU Cayman in the Cayman Islands located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009 Cayman Islands, and the phone number of the registered office is +852-3656-6000.

Background and Reasons for the Redomicile Merger

The Company believes the Redomicile Merger, which would redomicile our entity from Delaware to the Cayman Islands, (i) would allow it to reduce operational, administrative, legal and accounting costs over the long term because MPU Cayman is expected to qualify as a foreign private issuer and be exempt from certain rules under the Exchange Act, which is in line with the Company’s current business and operations which are almost all conducted outside of the United States, and (ii) will more closely align our structure with our international corporate strategy. . Therefore, the Company believes by reorganizing our structure, the Company will be better able to operate our business plan.

The Company has chosen to redomicile under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services.

The Company believes that by reincorporating to a jurisdiction outside the United States, which is in line with the Company’s current business and operations which are almost all conducted outside of the United States, MPU Cayman will be able to qualify as a “foreign private issuer” under the rules and regulations of the SEC and the Company expects that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. MPU Cayman will remain subject to the mandates of the Sarbanes-Oxley Act. As a foreign private issuer, MPU Cayman also will be exempt from certain rules under the Exchange Act that would otherwise apply if MPU Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	MPU Cayman may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

●	MPU Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, MPU Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, MPU Cayman will need to promptly furnish reports on Form 6-K any information that MPU Cayman (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, MPU Cayman will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, MPU Cayman will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	MPU Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	MPU Cayman will not be required to conduct advisory votes on executive compensation;

●	MPU Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC; however, as a NYSE American listed foreign private issuer, MPU Cayman will be required to publish on a Form 6-K an interim balance sheet and income statement as of the end of its second quarter no later than six months following the end of such quarter;

●	MPU Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	MPU Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	MPU Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

MPU Cayman expects to take advantage of these exemptions if the Redomicile Merger is effected. Accordingly, after the completion of the Redomicile Merger, if you hold MPU Cayman securities, you may receive less information about MPU Cayman and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently.

Additionally, as a foreign private issuer, MPU Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain exchange corporate governance standards, such as the following NYSE American corporate governance standards requiring that:

●	the majority of the board of directors be comprised of independent directors;

●	executive compensation be determined by independent directors or a committee of independent directors;

●	director nominees be selected, or recommended for selection by the board of directors, by independent directors or a committee of independent directors;

●	an audit committee be comprised of at least three members, each of whom is an independent director and one of whom has finance and accounting experience; and

●	all related party transactions be reviewed by the audit committee or another independent body of the board of directors.

Ogier, our Cayman Islands counsel, has advised us that there are no comparable Cayman Islands laws related to the above corporate governance standards.

Concurrent with the process of the Redomicile Merger and thereafter, it is the intent of MPU Cayman to list its ordinary shares on the NYSE American.

The Company believes the Redomicile Merger will enhance shareholder value for the reasons discussed above. However, in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business, the Company cannot predict what impact, if any, the Redomicile Merger will have in the long term when these factors change.

For a discussion of the risk factors associated with the Redomicile Merger, please see the section entitled “Risk Factors — Risks Relating to the Redomicile Merger.”

There are certain disadvantages that accompany redomicile in the Cayman Islands, including:

●	The Cayman Islands has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States;

●	MPU Cayman’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated; and

●	MPU Cayman will continue to be treated as a U.S. corporation for U.S. federal income tax purposes.

MPU Cayman’s corporate affairs are governed by MPU Cayman’s memorandum and articles of association, as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors and officers of MPU Cayman, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedent in some jurisdictions in the United States.

Additionally, it is anticipated that a significant portion of our operations will be conducted, and a significant portion of our assets will be located, outside the United States. After the Redomicile Merger, substantially all of MPU Cayman’s directors and executive officers will continue to reside outside of the United States, and all or a substantial portion of such persons’ assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon MPU Cayman or such persons, or to enforce against them in courts of the United States or Cayman Islands, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Redomicile Merger

The steps that have been taken to date, and that will be taken, to complete the Redomicile Merger are:

●	MPU Cayman was incorporated with the Company holding the one (and only) ordinary share issued by MPU Cayman.

●	MPU Cayman has formed MPU Merger Sub and holds 100 shares of common stock of MPU Merger Sub.

●	Following the Special Meeting, provided that the Company has obtained the requisite stockholder approval of the Redomicile Merger Proposal and related transaction including the Redomicile Merger, as of the Effective Time (i) the MPU Merger Sub will merge with and into Company , with the Company as the surviving company, and (ii) each share of the Company’s common stock will be converted into the right to receive one ordinary share in the capital of MPU Cayman and MPU Cayman shall issue to each holder of such right that number of ordinary shares in MPU Cayman to which each such holder is entitled.

●	At the Effective Time, MPU Cayman will repurchase the one ordinary share issued to the Company prior to the Redomicile Merger and all common stock of the Company will be cancelled.

●	As a result, the Company, upon completion of the Redomicile Merger, will become a wholly-owned subsidiary of MPU Cayman.

At the Effective Time, all existing equity compensation plans of the Company, as may be amended, will be adopted and assumed by MPU Cayman. Each outstanding option and other equity award issued under our equity compensation plans for the purchase or receipt of, or payment based on, each share of the Company’s common stock will represent the right to purchase or receive, or receive payment based on, one ordinary share in the capital of MPU Cayman on substantially the same terms.

The Merger Agreement may be amended, modified or supplemented at any time before or after it is adopted by the stockholders of the Company. However, after adoption by the stockholders, no amendment, modification or supplement that requires further approval by the Company’s stockholders may be made or effected without obtaining that approval.

Possible Abandonment

Pursuant to the Merger Agreement, the board of directors of the Company may exercise its discretion to terminate the Merger Agreement, and therefore abandon the Redomicile Merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by the Company’s stockholders. Please see the section entitled “Risk Factors — Risks Relating to the Redomicile Merger — Our Board of Directors may choose to defer or abandon the Redomicile Merger.”

Additional Agreements

MPU Cayman expects to enter into indemnification agreements with those directors, executive officers and other officers and employees (including those of its subsidiaries) who currently have indemnification agreements with the Company. The MPU Cayman indemnification agreements will be substantially similar to the Company’s existing indemnification agreements and will generally require that MPU Cayman indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s current or past association with MPU Cayman, any subsidiary of MPU Cayman or another entity where he or she is or was serving at MPU Cayman’s request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan.

The indemnification agreements also provide for the advancement of defense expenses by MPU Cayman. Please also see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws — Indemnification of Directors and Officers” for a description of indemnification of directors and officers under Cayman Islands law and MPU Cayman’s amended and restated memorandum and articles of association.

Conditions to Completion of the Redomicile Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the Redomicile Merger:

●	the Merger Agreement have been approved and adopted by the requisite vote of stockholders of the Company;

●	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the Redomicile Merger;

●	the registration statement of which this proxy statement/prospectus is a part has been declared effective by the SEC and no stop order is in effect;

●	the MPU Cayman ordinary shares to be issued pursuant to the Redomicile Merger have been authorized for listing on the NYSE American, subject to official notice of issuance and satisfaction of other standard conditions;

●	the Company and MPU Cayman receive an opinion from our tax counsel, Lewis Brisbois Bisgaard & Smith LLP, that the Redomicile Merger will qualify as a reorganization with the meaning of Section 368(a) of the Code;

●	all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, MPU Cayman or their subsidiaries to consummate the Redomicile Merger have been obtained or made; and

●	the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our board of directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of the Company and our stockholders and that such change to the terms of the Redomicile Merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our board of directors will not resolicit stockholder approval of the Redomicile Merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our board of directors will resolicit shareholder approval of the Redomicile Merger. Additionally, our board of directors reserves the right to defer or abandon the Redomicile Merger as well for the reasons described under “Risk Factors — Risks Relating to the Redomicile Merger — Our Board of Directors may choose to defer or abandon the Redomicile Merger.”

Stock Compensation and Benefit Plans and Programs

As part of the Redomicile Merger, MPU Cayman has agreed to assume all of the Company’s rights and obligations under the Company’s stock-based benefit and compensation plans and programs at the Effective Time. All rights to purchase or receive, or receive payment based on, each share of the Company’s common stock arising under our equity compensation plans will entitle the holder to purchase or receive, or receive payment based on, as applicable, one MPU Cayman ordinary share.

Options and Warrants

In addition, as part of the Redomicile Merger, MPU Cayman has agreed to assume all of the Company’s rights and obligations of any options and warrants that may be exercisable into the Company’s common stock at the Effective Time. All rights to purchase each share of the Company’s common stock arising under our options or warrants will entitle the holder thereof to purchase one MPU Cayman ordinary share.

Effective Time

Provided that the Company has obtained the requisite stockholder approval, the Company anticipates that the Redomicile Merger will become effective promptly following such approval. Our board of directors will have the right, however, to defer or abandon the Redomicile Merger at any time if it concludes that completion of the Redomicile Merger would not be in the best interests of the Company or our stockholders.

Management of MPU Cayman

Immediately prior to the Effective Time, the directors and officers of the Company at such time will be elected or appointed as the directors and officers of MPU Cayman (to the extent the directors and officers of MPU Cayman and the Company are not already identical), each such person to have the same office(s) with MPU Cayman (and the same committee memberships in the case of directors) as he or she held with the Company, with the directors to serve until the earlier of the next meeting of MPU Cayman’s shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Recommendation and Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to approve and adopt the Merger Agreement. Our board of directors believes that the Redomicile Merger, to be effected by the Merger Agreement, is advisable and in the best interests of the Company and our stockholders.

ACCORDINGLY, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REDOMICILE MERGER AND THE MERGER AGREEMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the Redomicile Merger are compliance with U.S. federal and state securities laws and Delaware corporate law (including the filing with the Secretary of State of the State of Delaware of articles of merger).

Stockholder Appraisal Rights

Under the DGCL, the Company stockholders will have no appraisal rights in connection with the Redomicile Merger.

Ownership in MPU Cayman

Each share of the Company’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive one ordinary share in the capital of MPU Cayman and such ordinary share will be registered in your name (or your broker’s name, as applicable) in MPU Cayman’s register of members upon completion of the Redomicile Merger, without any further action on your part. Upon completion of the Redomicile Merger, only registered shareholders reflected in MPU Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon MPU Cayman ordinary shares registered in their respective names. Any attempted transfer of the Company’s stock prior to the Redomicile Merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in MPU Cayman’s register of members upon completion of the Redomicile Merger.

If you hold the Company’s common stock in an account with a broker or other securities intermediary, you will receive delivery of ordinary shares in your account with that same broker or securities intermediary without any action on your part. If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new MPU Cayman share certificates following the Redomicile Merger. The Company will request that all Company stock certificates be returned to our exchange agent following the Redomicile Merger. Soon after the closing of the Redomicile Merger, you will be sent a letter of transmittal from our exchange agent. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates of the Company for new MPU Cayman share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s current transfer agent is Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561, which is expected to continue to serve as the transfer agent for MPU Cayman ordinary shares after the Effective Time.

Stock Exchange Listing

The Company’s common stock is currently listed on NYSE American under the symbol “MPU.” MPU Cayman is currently not a public reporting company in the United States and its ordinary shares are not traded. However, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Redomicile Merger MPU Cayman’s ordinary shares will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). MPU Cayman intends to apply for listing of the MPU Cayman’s ordinary shares on the NYSE American under the symbol “MPU”, to be effective at the consummation of the Redomicile Merger. It is a condition of the consummation of the Redomicile Merger that the MPU Cayman’s ordinary shares are approved for listing on NYSE American. While trading on NYSE American is expected to begin on the first business day following the date of completion of the Redomicile Merger, there can be no assurance that MPU Cayman’s securities will be listed on NYSE American or that a viable and active trading market will develop. If such listing condition is not met or if such confirmation is not obtained, the Redomicile Merger will not be consummated unless the NYSE American condition set forth in the Merger Agreement is waived by the applicable parties.

It is anticipated that MPU Cayman will qualify as a foreign private issuer in the U.S. following the Redomicile Merger. As a foreign private issuer, MPU Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NYSE American corporate governance standards. However, the Company does not intend to initially rely on any NYSE American exemptions or accommodations for foreign private issuers following the Redomicile Merger.

Accounting Treatment of the Redomicile Merger

The Redomicile Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, no business combination has occurred and all assets and liabilities will be recorded at historical cost as an exchange between entities under common control.

Taxation

The following discussion of the material Cayman Islands and U.S. federal income tax consequences of the Redomicile Merger is based upon laws and relevant interpretations thereof effective as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the Redomicile Merger or otherwise, such as the tax consequences under laws of countries other than the Cayman Islands and the United States or under state and local tax laws.

Cayman Islands Taxation

The Cayman Islands government (or any other taxing authority in the Cayman Islands) currently does not levy taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the Cayman Islands in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to MPU Cayman levied by the government of the Cayman Islands except for stamp duty which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution or delivery of any of the documents relating the proposed Redomicile Merger or the performance or enforcement of any of them, unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands for enforcement purposes or otherwise. The Company does not intend that any documents relating the proposed Redomicile Merger be executed in or brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

United States Taxation

The following are the material U.S. federal income tax consequences of the Redomicile Merger to beneficial owners of Company common stock. This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this proxy statement/prospectus, all of which may change, possibly with retroactive effect.

This discussion addresses only the consequences of the exchange of shares of Company common stock held as capital assets. It does not address all aspects of U.S. federal income taxation that may be important to a beneficial owner in light of his or her particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or tax consequences that may apply to a beneficial owner subject to special rules, such as:

●	a financial institution or insurance company;

●	a tax-exempt organization;

●	a dealer or broker in securities, commodities or foreign currencies;

●	a stockholder that holds Company common stock as part of a hedge, appreciated financial position, straddle, conversion or other risk reduction transaction;

●	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

●	a stockholder that beneficially owns five percent or more of Company common stock;

●	a stockholder that acquired Company common stock pursuant to the exercise of compensatory options or otherwise as compensation.

If a partnership holds shares of Company common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Company common stock should consult its tax advisor regarding the tax consequences of the Redomicile Merger.

This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the Redomicile Merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax, non-U.S. tax, or state or local tax consequences. Accordingly, each Company stockholder should consult its own tax advisor to determine the particular U.S. federal, state, and local income tax or non-U.S. income tax, or other tax consequences to it of the Redomicile Merger.

U.S. Federal Income Tax Consequences of the Redomicile Merger

It is intended that, for U.S. federal income tax purposes, the Redomicile Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Company’s obligation to effect the Redomicile Merger is subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following condition: receipt by the Company of a written tax opinion from Lewis Brisbois Bisgaard & Smith LLP, legal counsel to the Company (or another nationally recognized law firm), dated as of the closing date of the Redomicile Merger, to the effect that, for U.S. federal income tax purposes, the Redomicile Merger should constitute a “reorganization” within the meaning of Section 368(a) of the Code. Such opinion will be based on customary assumptions and representations made by the Company and MPU Cayman, as well as certain covenants and undertakings by the Company and MPU Cayman. If any of the assumptions, representations, covenants or undertakings by the Company and MPU Cayman is incorrect, incomplete or inaccurate or is violated, the validity of the opinion described above may be affected and the tax consequences of the Redomicile Merger could differ from those described herein. An opinion of counsel represents counsel’s best legal judgment, but is not binding on the IRS or any court. Neither the Company nor MPU Cayman intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Redomicile Merger. Accordingly, no assurance can be given that the IRS would not challenge the conclusions reflected in such opinion or that a court would not sustain such a challenge.

In connection with the filing of the registration statement of which this proxy statement/prospectus forms a part, Lewis Brisbois Bisgaard & Smith LLP has delivered a Tax Opinion, subject to the limitations, qualifications and assumptions set forth therein, that, for U.S. federal income tax purposes, the Redomicile Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code. On the basis of such opinion, the remainder of this discussion under “— U.S. Federal Income Tax Consequences of the Redomicile Merger” below assumes that the Redomicile Merger will so qualify.

Assuming that the Redomicile Merger constitutes a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the Redomicile Merger are set forth below.

U.S. Federal Income Tax Consequences of the Redomicile Merger to the Company and MPU Cayman

Neither the Company nor MPU Cayman will recognize any gain or loss for U.S. federal income tax purposes as a result of the Redomicile Merger.

Pursuant to Section 7874(b) of the Code, MPU Cayman will be treated as a U.S. corporation for all purposes under the Code because after the Redomicile Merger, (i) MPU Cayman will have acquired substantially all of the properties held directly or indirectly by the Company, (ii) MPU Cayman will not have substantial business activities in the Cayman Islands, and (iii) the former holders of the Company’s common stock will hold, by reason of owning shares of the Company’s common stock, at least 80% or more of the MPU Cayman ordinary shares.

U.S. Federal Income Tax Consequences of the Redomicile Merger to U.S. Holders

This section applies to beneficial owners of Company common stock that are U.S. Holders. Generally, a U.S. Holder is a beneficial owner of Company common stock that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that is subject to the supervision of a court within the U.S. and the control of one (1) or more U.S. Persons. For purposes of this discussion, “U.S. Person” shall have the meaning ascribed to it by Section 7701(a)(30) of the Code.

A U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes solely due to the receipt of MPU Cayman ordinary shares in the Redomicile Merger. A U.S. Holder’s adjusted tax basis in the MPU Cayman ordinary shares received in the Redomicile Merger will be the same as such U.S. Holder’s adjusted tax basis in the Company common stock surrendered in the Redomicile Merger. Such U.S. Holder’s holding period in the MPU Cayman ordinary shares received in the Redomicile Merger will include such U.S. Holder’s holding period in the Company common stock surrendered in the Redomicile Merger. Provided, however, that if a U.S. Holder acquired different blocks of Company common stock at different times or at different prices, the MPU Cayman ordinary shares received in the Redomicile Merger will be allocated pro rata to each block of Company common stock, and the basis and holding period of each block of MPU Cayman ordinary shares received will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Company common stock exchanged for such block of MPU Cayman ordinary shares.

The U.S. federal income tax consequences of owning and disposing of MPU Cayman ordinary shares received in the Redomicile Merger will be the same as the U.S. federal income tax consequences of owning and disposing of Company common stock before the Redomicile Merger. Each U.S. Holder should consult its own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the ownership and disposition of MPU Cayman ordinary shares.

U.S. Federal Income Tax Consequences of the Redomicile Merger to Non-U.S. Holders

This section applies to beneficial owners of Company common stock that are Non-U.S. Holders. Generally, a Non-U.S. Holder is a beneficial owner of Company common stock that is for U.S. federal income tax purposes:

●	a nonresident alien individual;

●	a corporation that is not U.S. Holder;

●	an estate that is not a U.S. Holder; or

●	a trust that is not a U.S. Holder.

Special tax rules may apply to individual beneficial owners who are former citizens or former residents of the United States. Such individuals should consult their tax advisors regarding the U.S. federal income tax consequences of the Redomicile Merger and of owning or disposing of MPU Cayman ordinary shares.

The receipt of MPU Cayman ordinary shares in exchange for Company common stock will not be a taxable transaction to Non-U.S. Holders for U.S. federal income tax purposes.

The U.S. federal income tax consequences of owning and disposing of MPU Cayman ordinary shares received in the Redomicile Merger will be the same as the U.S. federal income tax consequences of owning and disposing of Company common stock before the Redomicile Merger, including that dividends paid by MPU Cayman to Non-U.S. Holders will generally be subject to U.S. federal withholding tax at a 30% rate (or a reduced rate specified by an applicable income tax treaty). Each Non-U.S. Holder should consult its own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the ownership and disposition of MPU Cayman ordinary shares.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, MPU Cayman may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, MPU Cayman may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

MPU Cayman reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, MPU Cayman may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

MPU Cayman also reserves the right to refuse to make any redemption payment to a stockholder if directors or officers suspect or are advised that the payment of redemption proceeds to such stockholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Privacy Notice

Scope

The legal basis for this notification is to meet the standards required in respect of, and ensure compliance with, the requirements of the Cayman Islands’ Data Protection Act, 2017 or the “DPA,” which came into effect in the Cayman Islands on 30 September 2019.

This privacy notice puts investors in MPU Cayman on notice that through your investment into MPU Cayman you may provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). MPU Cayman collects, uses, discloses, retains and secures personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. MPU Cayman will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of MPU Cayman on an ongoing basis or to comply with legal and regulatory obligations to which MPU Cayman is subject. MPU Cayman will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data. In MPU Cayman’s use of this personal data, it will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to MPU Cayman.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into MPU Cayman, this will be relevant for those individuals and you should inform such individuals of the content.

What rights do individuals have in respect of personal data?

Under the DPA, individuals must be informed of the purposes for which their personal data is processed and this privacy notice fulfils MPU Cayman’s obligation in this respect. Individuals have rights under the DPA in certain circumstances.

These may include the right to request access to their personal data, the right to request rectification or correction of personal data, the right to request that processing of personal data be stopped or restricted and the right to require that MPU Cayman cease processing personal data for direct marketing purposes.

If you consider that your personal data has not been handled correctly, or you are not satisfied with MPU Cayman’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling: +1 (345) 946-6283 or by email at info@ombudsman.ky.

Contacting MPU Cayman

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through the address and telephone number of our principal executive office. Our principal website is www.mtmtgroup.com. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

Economic Substance

The Cayman Islands has recently enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision), or the Cayman Economic Substance Act. MPU Cayman is required to comply with the Cayman Economic Substance Act. As MPU Cayman is a Cayman Islands company, compliance obligations include filing annual notifications for MPU Cayman, which need to state whether MPU Cayman is carrying out any relevant activities and if so, whether MPU Cayman has satisfied economic substance tests to the extent required under the Cayman Economic Substance Act. As it is a new regime, it is anticipated that the Cayman Economic Substance Act will evolve and be subject to further clarification and amendments. MPU Cayman may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Cayman Economic Substance Act. Failure to satisfy these requirements may subject MPU Cayman to penalties under the Cayman Economic Substance Act.

Compensation of Directors and Officers

Under Cayman Islands law, MPU Cayman is not required to disclose compensation paid to our senior management on an individual basis and MPU Cayman has not otherwise publicly disclosed this information elsewhere. The executive officers, directors and management of MPU Cayman receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers and members of management based on previously agreed targets for the business. Shares (or the cash equivalent) are awarded under share options.

Cayman Islands Selling Restrictions

This proxy statement/prospectus does not constitute a public offer of the common shares, whether by way of sale or subscription, in the Cayman Islands. The common shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

The Financial Action Task Force’s Increased Monitoring of the Cayman Islands

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for MPU Cayman.

PROPOSAL 2

ADOPTION OF AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF MEGA MATRIX

INC.

In connection with the Redomicile Merger, MPU Cayman intends to adopt the proposed Amended and Restated Memorandum and Articles of Association (“Memorandum and Articles of Association”) attached hereto as Annex B upon the completion of the Redomicile Merger. The Memorandum and Articles of Association of MPU Cayman, an exempted company formed under the laws of the Cayman Islands, contains certain provisions that are different than those under the Company’s Certificate of Incorporation and Delaware law.

Among the material differences of provisions of MPU Cayman’s Memorandum and Articles of Association and Cayman Islands law and the Company’s Certificate of Incorporation, Bylaws and Delaware law are the following:

●	an amendment to MPU Cayman’s Memorandum and Articles of Association or MPU Cayman entering into certain corporate transactions including a merger requires approval by a special resolution of holders of MPU Cayman’s ordinary shares representing not less than two-thirds of the votes cast at a general meeting by those shareholders entitled to vote who are present in person or by proxy as compare to Delaware law which, in general, requires approval by holders of MPU common stock representing a majority of the outstanding shares;

●	under the proposed MPU Cayman’s Memorandum and Articles of Association, a meeting of shareholders may be held provided a quorum of holders representing at least one-third of the votes attaching to the issued and outstanding ordinary shares entitled to vote at general meetings, present in person or by proxy as compared to a quorum of holders owning a majority of the outstanding shares of common stock is present in person or by proxy under MPU Bylaws and Delaware law; and

●	MPU Caymen’s authorized shares is US$110,000 divided into 100,000,000 ordinary shares of par value US$0.001 each and 10,000,000 preferred shares of par value US$0.001 each.

Because of these differences between MPU Cayman’s Memorandum and Articles of Association under Cayman Islands law and MPU’s Certificate of Incorporation, Bylaws and Delaware law, MPU is separately seeking approval of MPU Cayman’s Memorandum and Articles of Association. For more description of the differences between MPU Cayman’s Memorandum and Articles of Association and Cayman Islands law and MPU’s Certificate of Incorporation, Bylaws and Delaware law, see “Risk Factor—Risks Relating to the Redomicile Merger” and “Comparison of Rights under Delaware and Cayman Islands Law”.

MPU’s board of directors has evaluated these changes in corporate governance under MPU Cayman’s proposed Memorandum and Articles of Association and Cayman Islands law and MPU’s Certificate of Incorporation, Bylaws and Delaware law in connection with the Redomicile Merger and believe that approval of MPU Cayman’s proposed Memorandum and Articles of Association is in the best interest of our shareholders.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE MPU CAYMAN’S AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION.

The affirmative vote of the holders of a majority of the shares outstanding is required to approve Proposal 2.

The approval of Proposal 2 is conditioned upon the approval of the Redomicile Merger. If either Proposal 1 or 2 is not approved, the Redomicile Merger will not be effected.

DESCRIPTION OF SHARE CAPITAL OF MPU CAYMAN

The following description of the material terms of MPU Cayman’s ordinary shares following the Redomicile Merger includes a summary of specified provisions of the memorandum and articles of association of MPU Cayman that will be in effect upon such time that the Redomicile Merger has been completed. Such memorandum and articles of association of MPU Cayman are attached as an exhibit to the registration statement of which this proxy statement/prospectus is a part and incorporated herein by reference. You are encouraged to read the relevant provisions of the Companies Act and MPU Cayman’s memorandum and articles of association as they relate to the following summary.

Authorized Share Capital

MPU Cayman is authorized to issue US$110,000,000 divided into 100,000,000 ordinary shares of a par value of US$0.001 each and 10,000,000 preferred shares of par value of US$0.001 each. The board of directors of MPU Cayman is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper.

As of the close of business on ______, 2024, MPU Cayman had one ordinary share issued and outstanding and no preferred shares issued and outstanding. Upon the completion of the Redomicile Merger, MPU Cayman will issue approximately ____ ordinary shares in the Redomicile Merger and the one ordinary share issued and outstanding prior to the Redomicile Merger will be cancelled.

Ordinary Shares

General. MPU Cayman is authorized to issue 100,000,000 ordinary shares of par value $0.0001 each, and immediately prior to the close of the Redomicile Merger, there will be one (1) ordinary share issued and outstanding. All of MPU Cayman’s outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. MPU Cayman’s shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their ordinary shares in accordance with the memorandum and articles of association of MPU Cayman.

Dividends. The holders of ordinary shares of MPU Cayman are entitled to such dividends as may be declared by MPU Cayman’s board of directors. The memorandum and articles of association of MPU Cayman provide that its board of directors may declare and pay dividends if justified by MPU Cayman’s financial position and permitted by law.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share of MPU Cayman is entitled to one vote. Voting at any meeting of shareholders is by show of hands unless voting by way of a poll is required by the rules of any stock exchange on which MPU Cayman’s shares are listed for trading, or a poll is demanded by the chairman of such meeting or one or more shareholders who, individually or collectively, holding not less than 10% of the total voting rights of all shareholders having the right to vote at the meeting. A quorum required for a meeting of shareholders (for as long as the MPU Cayman’s Shares are listed on the stock exchange) consists of one or more shareholders who holds shares that represent at least one-third of the MPU Cayman’s issued voting shares. Shareholders’ meetings, if the directors consider necessary or desirable, may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of MPU Cayman’s board of directors or upon a requisition of shareholders holding at the date of deposit of the requisition not less than 10% of the rights to vote at such general meeting. At least seven clear days’ notice of a general meeting must be given to the shareholders. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares of MPU Cayman cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares of MPU Cayman cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to the memorandum and articles of association of MPU Cayman.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of MPU Cayman’s shareholders may transfer all or any of his or her ordinary shares of MPU Cayman by an instrument of transfer in the usual or common form or any other form approved by MPU Cayman’s board of directors. MPU Cayman’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary shares of MPU Cayman irrespective of whether the shares are fully paid or MPU Cayman has no lien over it. If MPU Cayman’s board of directors refuses to register a transfer, it shall, within two months after the date on which the transfer was lodged, send to each of the transferor and the transferee notice of such refusal. Upon completion of the Redomicile Merger, MPU Cayman intends to waive its right to refuse transfers of any ordinary shares of MPU Cayman. The registration of transfers may, after compliance with any notice required of the stock exchange on which MPU Cayman’s shares are listed, be suspended at such times and for such periods as MPU Cayman’s board of directors may determine, provided, however, that the registration of transfers shall not be suspended for more than 45 days in any year as MPU Cayman’s board of directors may determine.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. MPU Cayman’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares of MPU Cayman in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares of MPU Cayman that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The Companies Act and MPU Cayman’s memorandum and articles of association permit MPU Cayman to purchase its own shares. In accordance with MPU Cayman’s articles of association, provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption at MPU Cayman’s option on such terms and in such manner, provided the requirements under the Companies Act have been satisfied, including out of capital, as may be determined by MPU Cayman’s board of directors.

Inspection of Books and Records. Holders of MPU Cayman’s ordinary shares have no general right under MPU Cayman’s memorandum and articles of association to inspect or obtain copies of MPU Cayman’s list of shareholders or corporate records. However, MPU Cayman will provide its shareholders with annual audited financial statements.

Issuance of Additional Shares. MPU Cayman’s memorandum and articles of association authorizes MPU Cayman’s board of directors to issue additional ordinary shares from time to time as MPU Cayman’s board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares of MPU Cayman.

Anti-Takeover Provisions. Some provisions of MPU Cayman’s memorandum and articles of association may discourage, delay or prevent a change of control of MPU Cayman or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders. MPU Cayman’s memorandum and articles of association allow MPU Cayman’s shareholders holding shares representing in aggregate not less than 10% of all votes attaching to all of MPU Cayman’s paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of shareholders of MPU Cayman, in which case MPU Cayman’s directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting. MPU Cayman’s authorized but unissued ordinary shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares of MPU Cayman could render more difficult or discourage an attempt to obtain control of MPU Cayman by means of a proxy contest, tender offer, merger or otherwise.

Preferred Shares

MPU Cayman is authorized to issue 10,000,000 preferred shares of par value $0.0001 each, of which none are outstanding as the date of this proxy statement/prospectus.

MPU Cayman’s directors may fix, by resolution or resolutions, the designation of such series and the number of preferred shares of MPU Cayman to constitute such series, and the variations in the relative rights (including, without limitation, voting, dividend, return of capital, redemption, liquidation, and conversion rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) shall be fixed and determined by the directors.

Transfer Agent

The transfer agent and registrar for MPU Cayman’s ordinary shares will be Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561.

COMPARISON OF RIGHTS UNDER DELAWARE AND CAYMAN ISLANDS LAWS

Your rights as a stockholder of the Company are governed by the Delaware General Corporation Law (the “DGCL”) and the Company’s certificate of incorporation and bylaws, as amended and restated to date. After the Redomicile Merger, you will become a shareholder of MPU Cayman, and your rights will be governed by the Companies Act and MPU Cayman’s memorandum and articles of association.

The principal attributes of the Company’s common stock and MPU Cayman’s ordinary shares are similar. However, there are differences between your rights under the DGCL and under the Companies Act. In addition, there are differences between the Company’s certificate of incorporation and bylaws and MPU Cayman’s memorandum and articles of association. The following discussion is a summary of certain material differences in your rights that would result from the Redomicile Merger. As such, this summary does not cover all the differences between Companies Act and the DGCL affecting corporations and their stockholders or all of the differences between the Company’s articles of incorporation and bylaws and MPU Cayman’s memorandum and articles of association. While we believe this summary is accurate in all material respects, the following descriptions are qualified in their entirety by reference to the complete text of the relevant provisions of the Companies Act, the DGCL, the Company’s articles of incorporation and bylaws and MPU Cayman’s memorandum and articles of association. A copy of MPU Cayman’s memorandum of association and articles of association that will become effective prior to the consummation of the Redomicile Merger is attached hereto as an exhibit to this Registration Statement on Form F-4 of which this proxy statement/prospectus is a part. We encourage you to read the laws and documents referenced above. The reference of “Memorandum of Association and Articles of Association” in the compare table below refers to the memorandum and articles of association.

	Delaware	Cayman Islands
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

However, generally under the DGCL, stockholder approval is not required if the number of shares of common stock, including securities convertible into common stock, of a corporation issued in a merger does not exceed 20% of its stock outstanding immediately prior to the effective date of the merger. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

There are a number of mechanisms for acquiring a Cayman Islands company including: (1) a court-approved “scheme of arrangement” under the Companies Act; (2) through a tender offer by a third party; and (3) through a merger or consolidation between the Cayman Islands company and another company incorporated in the Cayman Islands or another jurisdiction (provided that the merger or consolidation is allowed by the laws of that other jurisdiction).

In a scheme of arrangement, if seventy-five per cent in value of the shareholders or class of shareholders, as the case may be, present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the shareholders or class of shareholders, as the case may be, and also on the company. If a majority in number representing seventy-five per cent in value of the creditors or class of creditors, as the case may be, present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company. If a scheme of arrangement receives the approval of shareholders of a company in accordance with the Companies Act and is subsequently sanctioned by the Cayman Islands court, all holders of ordinary shares of the company will be bound by the terms of the scheme of arrangement.

The Companies Act provides that when an offer is made for shares of any class or series of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% of those such class or series accept the offer, the offeror may, for two months after that four-month period, require the remaining shareholders of the relevant class or series to transfer their shares on the same terms as the original offer. In those circumstances, non-tendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the non-tendering shareholder, the non-tendering shareholder is able to convince a Cayman Islands court to order otherwise.

Authorization of a merger or consolidation requires: (a) the passing of a special resolution by the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in each such company’s constitutive documents. In addition, the consent of each holder of a fixed or floating security of a constituent company must be obtained, unless the court waives such requirement.

Under MPU Cayman’s articles of association and the Companies Act, there is no requirement for shareholder approval for a sale of all or substantially all of MPU Cayman’s assets.

	Delaware	Cayman Islands
Special Vote Required for Combinations with Interested Stockholders/Shareholders

Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

There is no provision in the Companies Act or MPU Cayman’s articles of association prohibiting business combinations with interested shareholders.
Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The Companies Act and MPU Cayman’s articles of association do not specifically provide for appraisal rights. However, in connection with the compulsory transfer of shares to a 90% shareholder of a Cayman Islands company as described under “Shareholder Approval of Business Combinations; Fundamental Changes,” a minority shareholder may apply to the Cayman Islands court within one month of receiving notice of the compulsory transfer objecting to that transfer. In these circumstances, the burden is on the minority shareholder to show that the court should exercise its discretion to prevent the compulsory transfer. The court is unlikely to grant any relief in the absence of bad faith, fraud, unequal treatment of shareholders or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

In connection with a merger or a consolidation, dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures set out in the Companies Act, subject to certain exceptions.

	Delaware	Cayman Islands
Stockholder/Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

MPU Cayman’s articles of association permits resolutions, including special resolutions, to be effected by an unanimous written resolution. A special resolution is a resolution that is either (a) passed by a majority of not less than two-thirds of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting, or (b) signed by all the shareholders entitled to vote on that resolution.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the Companies Act, the board of directors may declare the payment of dividends to holders of ordinary shares out of MPU Cayman’s (1) profits available for distribution, or (2) “share premium account”, which represents the excess of the price paid to MPU Cayman’s on the issue of its shares over the par or “nominal” value of those shares and is similar to the U.S. law concept of additional paid in capital.

However, no dividends may be paid if, after payment, MPU Cayman would not be able to pay its debts as they fall due in the ordinary course of business.

Dividends on ordinary shares, if any, are at the discretion of the directors and depend on, among other things, MPU Cayman’s results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the directors deems relevant, as well as MPU Cayman’s ability to pay dividends in compliance with the Cayman Islands law. Under the Cayman Islands law, MPU Cayman is not required to present proposed dividends or distributions to its shareholders for approval or adoption. MPU Cayman may pay dividends in any currency.

The directors are also entitled to issue shares with preferred rights to participate in dividends declared by MPU Cayman. The holders of such preference shares may, depending on their terms, rank senior to the ordinary shares with respect to dividends.

Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the company’s articles authorize this and it has the ability to pay its debts as they fall due in the ordinary course of business.

MPU Cayman’s articles of association provide that MPU Cayman may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of shares.

	Delaware	Cayman Islands
Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.

Under MPU Cayman’s articles of association, the directors of MPU Cayman are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders.

In addition, the office of any director shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a Director, (iii) resigns his office by notice in writing to MPU Cayman, (iv) he is prohibited by the law of the Cayman Islands from acting as a Director; (v) he only held office as a Director for a fixed term and such term expires; (vi) he is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director); he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or without the consent of the other Directors, he absent from meetings of Directors for a continuous period of six months.

Directors may be elected by a resolution of the board of directors, or by an ordinary resolution of the shareholders.

Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Shareholders of a Cayman Islands exempted company do not have any general rights to inspect or obtain copies of the list of shareholders or corporate records of a company (other than the register of mortgages and charges and the memorandum and articles of association). Under MPU Cayman’s articles of association, the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company or any of them shall be open to the inspection of members who are not directors.

The Companies Act requires that the register of mortgages and charges of a corporation be open to inspection by any shareholder or creditor of the company at all reasonable times.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

The Companies Act and MPU Cayman’s articles of association provide that MPU Cayman’s memorandum of association and articles of association may only be amended by passing a special resolution of its shareholders to effect such amendment.

	Delaware	Cayman Islands
Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

MPU Cayman’s articles of association provide that its directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages and liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty , in or about the conduct of MPU Cayman’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning MPU Cayman or its affairs in any court whether in the Cayman Islands or elsewhere.

Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the director’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval a stock repurchase.

Cayman Islands law, in certain circumstances, permits a company to limit the liability of a director to the company. The considerations under Cayman Islands law with regard to the limitation of a director’s liability are similar to those that apply to the enforcement of provisions relating to the indemnification of directors discussed above under “Indemnification of Directors and Officers.” A Cayman Islands court will enforce such a limitation except to the extent that enforcement of the relevant provision may be held to be contrary to public policy.

MPU Cayman’s articles of association provide that no current or former director and officer of the company shall be liable to the company for any loss or damage incurred by the company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through such person’s own dishonesty.

	Delaware	Cayman Islands
Shareholder Lawsuits	Under Delaware law, a stockholder may bring a derivative action on behalf of the Company to enforce the rights of the Company. An individual also may commence a lawsuit separately or bring a class action suit on behalf of such individual and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may generally institute and maintain such suits only if such person was a stockholder at the time of the transaction which is the subject of the derivative suit or became a stockholder by operation of law from one who was a shareholder at the time of the transaction. Delaware law also requires that the derivative plaintiff must make a demand on the Board of Directors to assert the claim or take suitable actions, and the demand to be refused by the board, before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile (and if futile, the derivative plaintiff must make clear the reasons why such demand would be futile).

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of MPU Cayman. However, the consideration of such suits has been limited. In this regard, the Cayman Islands courts ordinarily would permit a claim to be brought by a minority shareholder, in respect of a cause of action vested in a Cayman Islands company, in the name of and seeking relief on behalf of the company only (1) in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of a company; (2) where the act complained of is illegal or alleged to constitute a fraud against the company or against any minority shareholder; or (3) where the act is beyond the corporate power of the company or otherwise requires approval by a greater percentage of the company’s shareholders than actually approved it; and, in each case, where the act complained of is not capable of subsequent ratification by any majority of the company’s shareholders at a general meeting. The cause of action may be against the director, another person or both.

A shareholder may also be permitted to bring an action in his or her own name against a Cayman Islands company, a director or any other person in respect of any direct loss suffered by such shareholder as a result of any negligence, default, breach of duty or breach of trust. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. A shareholder may also be permitted to bring an action on the basis that the company’s affairs are being, or have been, conducted in a manner that is unfairly prejudicial to the interests of shareholders generally or to some shareholders in particular.

ENFORCEABILITY OF CIVIL LIABILITIES

MPU Cayman is an exempted company incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of MPU Cayman’s assets are located outside the United States. In addition, a majority of MPU Cayman’s directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon MPU Cayman or these persons, or to bring an action against MPU Cayman or against these persons in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against MPU Cayman and its officers and directors. MPU Cayman has appointed Cogency Global Inc. as its agent to receive service of process in the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against MPU Cayman or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against MPU Cayman or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, (e) is not inconsistent with a Cayman Islands judgment of the same matter, (f) is not impeachable on grounds of fraud, and (g) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

It is our understanding that the PRC does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts and that there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against MPU Cayman or the directors or officers of MPU Cayman predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Additionally, it is our understanding that it may be difficult for you to bring an original action against us or against our directors and officers who are nationals or residents of countries other than the United States in a PRC court in the event that you believe that your rights have been infringed under the U.S. federal securities laws, PRC laws, Cayman Islands laws or otherwise because we are incorporated under the laws of the Cayman Islands and it may be difficult for U.S. stockholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction.

LEGAL MATTERS

The validity of the ordinary shares of MPU Cayman being offered hereby will be passed upon by Ogier, our counsel as to the Cayman Islands laws. Certain legal matters in connection with the Redomicile Merger and as to U.S. federal laws have been passed upon for the Company by Lewis Brisbois Bisgaard & Smith, LLP.

EXPERTS

The consolidated balance sheets of Mega Matrix Corp. (formerly known as AeroCentury Corp) and subsidiaries (the Company) as of December 31, 2022 and 2021 (Successor Company) and September 30, 2021 (Predecessor Company), and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit), and cash flows for ended December 31, 2022 (Successor Company) and the related notes included in this prospectus and in the Registration Statement have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The audit report covering the December 31, 2022, consolidated financial statements contains an explanatory paragraph that states that the Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on March 29, 2021. The Company’s plan of reorganization became effective and the Company emerged from bankruptcy protection on September 30, 2021. In connection with its emergence from bankruptcy, the Company adopted the guidance for fresh start accounting in conformity with FASB ASC Topic 852, Reorganizations, effective as of September 30, 2021. Accordingly, the Company’s consolidated financial statements prior to September 30, 2021 are not comparable to its consolidated financial statements for period after September 30, 2021.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the SEC. Our SEC filings are available via the SEC’s website (www.sec.gov).

The Company has filed with the SEC a registration statement on Form F-4 under the Securities Act to register the MPU Cayman ordinary shares to be issued in connection with the Redomicile Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of MPU Cayman in addition to being a proxy of the Company stockholders.

You should rely only on the information contained in this proxy statement/prospectus for your vote of the stockholders of the Company. Neither the Company nor MPU Cayman has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated _______, 2024. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of shares of MPU Cayman ordinary shares in the Redomicile Merger shall create any implication to the contrary.

INFORMATION ON WEBSITE

Information on the Company’s website is not part of this proxy statement/prospectus and you should not rely on that information in deciding whether to approve of the proposal described in this proxy statement/prospectus unless that information is also in this proxy statement/prospectus.

OTHER MATTERS

As of the date of this proxy statement/prospectus, the Board has no knowledge of any business which will be presented for consideration at the Special Meeting other than the adoption of the Merger Agreement. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

_______, 2024	By Order of the Board of Directors

INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022

Report of Independent Registered Public Accounting Firm

To the shareholders and board of directors of Mega Matrix Corp.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mega Matrix Corp. and subsidiaries (the “Company”) as of December 31, 2022 and 2021 (Successor Company) and September 29, 2021 (Predecessor Company), and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the year ended December 31, 2022, for the period from September 30, 2021 to December 31, 2021 (Successor Company), and for the period from January 1, 2021 to September 29, 2021 (Predecessor Company), and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial positions of the Company as of December 31, 2022, 2021 (Successor Company) and September 29, 2021 (Predecessor Company), and the results of its operations and its cash flows for the year ended December 31, 2022, for the period from September 30, 2021 to December 31, 2021 (Successor Company), and for the period from January 1, 2021 to September 29, 2021 (Predecessor Company), in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Basis of Accounting

As discussed in Note 1 and 3 to the consolidated financial statements, the Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on March 29, 2021. The Company’s plan of reorganization became effective and the Company emerged from bankruptcy protection on September 30, 2021. In connection with its emergence from bankruptcy, the Company adopted the guidance for fresh start accounting in conformity with FASB ASC Topic 852, Reorganizations, effective as of September 30, 2021. Accordingly, the Company’s consolidated financial statements prior to September 30, 2021 are not comparable to its consolidated financial statements for periods after September 29, 2021.

Critical Audit Matter

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. disclosures to which they relate.

Impairment of Long-Lived Assets

As described in Note 2 and Note 8 to the financial statements, the Company recorded its Mano game software and alSpace platform as intangible asset, with a carrying amount of $0.9 million The Company made a full impairment against the carrying amount after deciding to discontinue the Mano game and alSpace platform on November 4, 2022 due to regulatory challenges. The Company reviews long-lived asset for impairment when events or changes in circumstances indicate that the carrying value of an asset may no longer be recoverable. The recoverability of an asset that is held and used is tested by initially comparing the carrying value of the asset to the estimated undiscounted future cash flows expected to be generated by that asset. If it is determined that an asset is not recoverable, an impairment loss is recognized in the amount by which the asset’s carrying value exceeds its fair value.

The determination of whether an impairment indicator has occurred involves the evaluation of subjective factors by management to assess what constitutes an event or change in circumstance that indicates a software technology should be tested for recoverability, and therefore auditing the valuation of intangible assets involved especially subjective judgment.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to management’s long-lived assets impairment assessment for a held and used asset for which management identified impairment indicators, including controls over (1) testing the effectiveness of controls over the development of principal assumptions used in the undiscounted cash flow model, and the determination of the recoverable amount of the software, (2) evaluating the appropriateness of the undiscounted cash flow model, and the reasonableness of the principal assumptions used by management and (3) testing the completeness and accuracy of the underlying data used in the model.

Goodwill Impairment

As disclosed in Note 4 to the financial statements, due to the underperformance of its aircraft leasing business, the Company recognized a goodwill impairment charge of $4.69 million relating to one reporting unit, JetFleet Management Corp. (“JMC”, formerly as JetFleet Holding Corp.) during the year ended December 31, 2022. The Company’s evaluation of goodwill for impairment involves the comparison of the fair value of reporting unit to its carrying value. The Company determines the fair value of its reporting unit primarily using the income approach (including discounted cash flows). With respect to the income approach, management makes significant estimates and assumptions related to forecasts of future performance, including revenues, cost of revenue, and operating expenses and risk-adjusted discount rates.

The principal considerations for our determination that performing procedures relating to the impairment assessment on goodwill relating to reporting unit under JMC is a critical audit matter are the significant judgments and estimates made by management when determining the fair values of this reporting unit, which in turn led to a high degree of auditor judgment, subjectivity and effort in performing procedures.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to management’s impairment assessment on goodwill relating to reporting unit under JMC, including controls relating to fair value determination of this reporting unit. These procedures also included, among others, testing the fair values of this reporting unit as determined by management, which included (1) evaluating the effectiveness of controls relating to management’s impairment assessment on goodwill relating to reporting unit and fair value determination of reporting unit; and (2) evaluating management’s process for developing the fair value of the reporting unit, which included (a) the appropriateness of the valuation methods; (b) the completeness, mathematical accuracy and relevance of the key underlying data adopted in the valuation; and (c) the reasonableness of the significant assumptions.

/s/ Audit Alliance LLP

Singapore, March 31, 2023

We have served as the Company’s auditor since 2021.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

CONSOLIDATED BALANCE SHEETS

(Rounded to the Nearest Hundred US Dollar, except for share and per share data, unless otherwise stated)

	Successor	Successor	Predecessor
	December 31,	December 31,	September 29,
	2022	2021	2021
	As Restated
ASSETS
Current Assets:
Cash and cash equivalents	$7,263,600	$7,380,700	$10,527,200
Stablecoins	2,972,000	-	-
Digital assets	459,300	-	-
Finance leases receivable, net	-	-	450,000
Taxes receivable	1,095,600	1,235,200	1,234,500
Prepaid expenses and other assets	761,300	645,100	1,884,400
Assets held for sale	-	-	31,149,300
Total current assets	12,551,800	9,261,000	45,245,400

Non-current Assets:
Goodwill	-	4,688,600	-
Deposit for intangible assets	-	1,000,000	-
Total non-current assets	-	5,688,600	-
Total assets	$12,551,800	$14,949,600	$45,245,400

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$254,700	$2,961,300	$1,513,700
Accrued payroll	132,700	161,300	232,100
Income taxes payable	18,500	13,700	19,600
Deferred tax liabilities	-	-	114,500
Subscription fee advanced from the shareholders	5,184,000	-	-
Subscription fee advanced from the Plan Sponsor	-	-	10,953,100
Liabilities subject to compromise	-	-	42,029,100
Total liabilities	5,589,900	3,136,300	54,862,100

Commitments and contingencies (Note 16)

Equity (deficit):
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	-	-	-
Common stock, $0.001 par value, 40,000,000, 40,000,000 and 13,000,000 shares authorized, 26,484,055, 22,084,055 and 7,729,420 shares outstanding at December 31, 2022, December 31, 2021 and September 29, 2021, respectively	26,500	22,100	7,700
Paid-in capital*	21,372,100	16,982,700	16,811,900
Accumulated deficit	(13,420,400)	(4,954,400)	(23,399,000)
	7,978,200	12,050,400	(6,579,400)
Treasury stock at cost, 0, 0 and 213,332 shares at December 31, 2022, December 31, 2021, and September 29, 2021	-	-	(3,037,300)
Total Mega Matrix Corp. (formerly “AeroCentury Corp.”) stockholders’ equity (deficit)	7,978,200	12,050,400	(9,616,700)
Non-controlling interests	(1,016,300)	(237,100)	-
Total Equity (Deficit)	6,961,900	11,813,300	(9,616,700)
Total liabilities and equity (deficit)	$12,551,800	$14,949,600	$45,245,400

*	Retrospectively restated to give effect to five for one forward stock split effective December 30, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Rounded to the Nearest Hundred US Dollar, except for share and per share data, unless otherwise stated)

	Successor	Successor	Predecessor
	Year ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
	As Restated
Revenues and other income:
Operating lease revenue	$120,000	$540,000	$5,753,900
Gamefi revenue	326,800	-	-
Revenue from solo staking	1,800	-	-
Net loss on disposal of assets	-	-	(194,900)
Other income	-	900	2,700
	448,600	540,900	5,561,700
Cost of revenues	(782,600)	-	-
Gross (loss) profit	(334,000)	540,900	5,561,700

Expenses:
Impairment of digital assets	78,900	-	-
Impairment of intangible assets	888,900	-	-
Impairment in value of aircraft	-	-	4,204,400
Impairment of goodwill	4,688,600	-	-
Interest	120,000	540,000	1,966,700
Professional fees, general and administrative and other	2,179,200	3,204,600	3,708,500
IT expenses	431,000	-	-
Depreciation	-	-	1,176,100
(Reversal) provision of bad debt expense	(300,000)	300,000	1,147,000
Salaries and employee benefits	2,027,500	713,600	1,441,900
Insurance	371,800	86,200	661,600
PPP Loan forgiveness	-	-	(279,200)
Maintenance	-	-	224,100
Other taxes	6,000	-	76,700
Total operating expenses	10,491,900	4,844,400	14,327,800

Loss from operations	(10,825,900)	(4,303,500)	(8,766,100)

Reorganization gains, net	-	-	27,738,300
Other income	1,478,800	-	-
(Loss) Income before income tax provision/(benefit)	(9,347,100)	(4,303,500)	18,972,200
Income tax benefits (provision)	48,900	111,800	(129,800)
Net (loss) income	$(9,298,200)	$(4,191,700)	$18,842,400
Less: Net loss attributable to non-controlling interests	(832,200)	(237,100)	-
Net (loss) income attributable to Mega Matrix Corp. (formerly “AeroCentury Corp.”)’s shareholders	$(8,466,000)	$(3,954,600)	$18,842,400
(Loss) earnings per share:
Basic*	$(0.37)	$(0.18)	$2.44
Diluted*	$(0.37)	$(0.18)	$2.44

Weighted average shares used in (loss) earnings per share computations:
Basic*	22,988,165	22,084,055	7,729,420
Diluted*	22,988,165	22,084,055	7,729,420

Net (loss) income	$(9,298,200)	$(4,191,700)	$18,842,400
Other comprehensive income (loss):
Reclassification of net unrealized losses on derivative instruments to interest expense	-	-	2,600
Tax expense related to items of other comprehensive loss	-	-	(600)
Other comprehensive income	-	-	2,000
Total comprehensive (loss) income	(9,298,200)	(4,191,700)	18,844,400
Less: comprehensive loss attributable to non-controlling interests	(832,200)	(237,100)	-
Total comprehensive (loss) income attributable to Mega Matrix Corp. (formerly “AeroCentury Corp.”)’s shareholders	$(8,466,000)	$(3,954,600)	$18,844,400

*	Retrospectively restated to give effect to five for one forward stock split effective December 30, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

	Mega Matrix Corp. (formerly “AeroCentury Corp.”) Stockholder’s Equity
	Common Stock			Retained		Accumulated Other	Non-
	Number of Stocks*	Amount*	Paid-in Capital*	Earnings/ (Deficit)	Treasury Stock	Comprehensive Loss	Controlling Interests	Total
Balance, December 31, 2020	7,729,420	$7,700	$16,776,900	$(31,361,600)	$(3,037,300)	$(2,000)	$-	$(17,616,300)
Net income	-	-	-	7,962,600	-	-	-	7,962,600
Accumulated other comprehensive income	-	-	-	-	-	2,000	-	2,000
Contribution into JetFleet Holding Corp. (“JHC”)	-	-	35,000	-	-	-	-	35,000
Balance, September 29, 2021 (Predecessor)	7,729,420	7,700	16,811,900	(23,399,000)	(3,037,300)	-	-	(9,616,700)

Net income	-	-	-	10,879,800	-	-	-	10,879,800
Cancellation of predecessor equity	-	-	(10,867,900)	12,519,200	3,037,300	-	-	4,668,600
Balance, September 29, 2021 (Predecessor)	7,729,420	7,700	5,944,000	-	-	-	-	5,951,700
Issuance of common stocks to the Plan Sponsor	14,354,635	14,400	11,038,700	-	-	-	-	11,053,100
Declaration and payment of dividends	-	-	-	(999,800)	-	-	-	(999,800)
Net loss	-	-	-	(3,954,600)	-	-	(237,100)	(4,191,700)
Balance, December 31, 2021 (Successor)	22,084,055	22,100	16,982,700	(4,954,400)	-	-	(237,100)	11,813,300
Issuance of common stocks pursuant to private placement	4,400,000	4,400	4,395,600	-	-	-	-	4,400,000
Share-based compensation	-	-	-	-	-	-	53,000	53,000
Acquisition of a subsidiary under common control	-	-	(6,200)	-	-	-	-	(6,200)
Net loss	-	-	-	(8,466,000)	-	-	(832,200)	(9,298,200)
Balance, December 31, 2022 (Successor)	26,484,055	$26,500	$21,372,100	$(13,420,400)	$-	$-	$(1,016,300)	$6,961,900

*	Retrospectively restated to give effect to five for one forward stock split effective December 30, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Rounded to the Nearest Hundred US Dollar, unless otherwise stated)

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Operating activities:
Net (loss) income	$(9,298,200)	$(4,191,700)	$18,842,400
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Net loss on disposal of assets	-	-	194,900
Depreciation and amortization	111,100	-	1,176,100
Impairment of intangible assets	888,900	-	-
Impairment of digital assets	78,900	-	-
Impairment of goodwill	4,688,600	-	-
Share-based compensation	53,000	-	-
Gain of digital assets from Gamefi revenue	(328,600)	-	-
Gain from reversal of accounts and other payables	(1,478,800)	-	-
Provision for impairment in value of aircraft	-	-	4,204,400
Provision for bad debts	-	300,000	1,147,000
Non-cash interest	-	-	2,669,600
Deferred income taxes	-	(114,500)	1,265,400
PPP loans forgiveness	-	-	(279,200)
Reorganization gains	-	-	(27,738,300)
Derivative valuations	-	-	2,600
Changes in operating assets and liabilities:
Stablecoins	821,000	-	-
Accounts receivable	-	-	(1,570,500)
Finance leases receivable	-	150,000	-
Office lease right of use	-	-	142,400
Prepaid expenses and other current assets	(116,200)	1,239,300	(287,000)
Taxes receivable	139,600	(700)	(1,169,300)
Accounts payable and accrued expenses	(1,391,100)	1,547,600	275,000
Accrued payroll	(28,600)	(70,800)	42,000
Accrued interest on notes payable	-	-	2,600
Derivative liability	-	-	(106,700)
Swap termination liability	-	-	33,200
Office lease liability	-	-	(172,000)
Maintenance reserves and accrued costs	-	-	60,600
Income taxes payable	4,800	(5,900)	(39,600)
Net cash used in operating activities	(5,855,600)	(1,146,700)	(1,304,400)

Investing activities:
Prepayments for intangible assets	-	(1,000,000)	-
Purchases of digital assets	(46,300)	-	-
Proceeds paid to acquire a subsidiary under common control	(10,000)	-	-
Acquisition of net assets of a subsidiary	3,800	-	-
Proceeds from sale of assets held for sale, net of re-sale fees	-	-	12,046,100
Net cash (used in) provided by investing activities	(52,500)	(1,000,000)	12,046,100

Financing activities:
Payments of dividends	-	(999,800)	-
Subscription fee advanced from investors	3,441,000	-	-
Proceeds from private placements	2,350,000	-	-
Subscription fee advanced from the Plan Sponsor	-	-	10,953,100
Capital contribution into JHC	-	-	35,000
Repayment of notes payable – MUFG Credit Facility	-	-	(11,011,700)
Repayment of notes payable – Drake debt	-	-	(4,753,500)
Repayment of notes payable – Nord Term Loans	-	-	(703,100)
Issuance of notes payable – PPP Loan	-	-	170,000
Debt issuance costs	-	-	(5,200)
Net cash provided by (used in) financing activities	5,791,000	(999,800)	(5,315,400)
Net (decrease) increase in cash and cash equivalents	(117,100)	(3,146,500)	5,426,300
Cash, cash equivalents, beginning of period/year	7,380,700	10,527,200	5,100,900
Cash, cash equivalents, end of period/year	$7,263,600	$7,380,700	$10,527,200
Supplemental Cash Flow Information

Payment of interest expenses	$120,000	$-	$186,500
Payment of income tax expenses	$-	$8,600	$4,000

Non-cash Investing and Financing activities
Subscription fee advanced from investors in the form of USDC	$1,743,000	$-	$-
Proceeds from private placements in the form of USDC	$2,050,000	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Mega Matrix Corp. (the “Company”, formerly “AeroCentury Corp.” and “ACY”) is a Delaware corporation incorporated in 1997. Through the Company’s emergence from bankruptcy on September 30, 2021, and new investors and management, the Company became a holding company located in Palo Alto, California, with two subsidiaries: Mega Metaverse Corp., a California corporation (“Mega”) and JetFleet Holdings Corp., a California corporation (“JHC”). On January 1, 2022, JetFleet Management Corp. (“JMC”), a wholly-owned subsidiary of JHC, was merged with and into JHC, with JHC being the surviving entity. As part of the merger, JHC changed its name to JetFleet Management Corp. On March 25, 2022, the Company changed its name from “AeroCentury Corp” to “Mega Matrix Corp.” (“Name Change”) to better reflect its expansion into Metaverse and GameFi business. In connection with the Name Change, the Company changed its ticker symbol from “ACY” to “MTMT” on the NYSE American, effective on March 28, 2022. All references to the “Company,” or “AeroCentury” refers to AeroCentury Corp. together with its consolidated subsidiaries prior to March 25, 2022 and renamed “Mega Matrix Corp.” commencing on March 25, 2022. Effective on February 6, 2023, the Company changed its ticker symbol from “MTMT” to “MPU” on the NYSE American.

On December 23, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation to (i) implement a 5-for-1 forward stock split of its issued and outstanding shares of common stock (the “Stock Split”), and (ii) to increase the number of authorized shares of common stock of the Company from 13,000,000 to 40,000,000, effective December 30, 2021.

On October 20, 2021, the Company set up Mega Metaverse Corp. (“Mega”), a wholly owned subsidiary incorporated in California. In December 2021, the Company launched its GameFi business in the metaverse ecosystem through Mega and released its first NFT game “Mano” in late March of 2022. Mano is a competitive idle role-playing game (RPG) deploying the concept of GameFi in the innovative NFTs (non-fungible token) on blockchain technology, with a “Play-to-earn” model that the players can earn while they play in the Company’s metaverse universe “alSpace”. Due to regulatory challenges, the Company decided to suspend the Mano game and the alSpace platform, and on November 4, 2022, we discontinued the Mano game and the alSpace platform. The Company is currently exploring other crypto-related business models outside of the United States.

On August 31, 2022, we acquired all of the equity interest in Saving Digital Pte, Ltd., a Singapore corporation (“SDP”) with no operations and approximately $3,800 in cash, from our chairman Yucheng Hu for a nominal consideration of $10,000. We intend to use SDP to explore other crypto related business in Singapore. On September 19, 2022, through SDP, we purchased 37 Ether (ETH) for the purpose of exploring Ethereum staking opportunities following the transition by Ethereum on September 15, 2022 from proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism referred to as the “Merge.” Prior to the Merge, Ethereum utilized a PoW validation method for digital asset transactions. Following the Merge, Ethereum shifted to a PoS validation system where validators stake their ETH into a smart contract on Ethereum to serve as collateral that can be destroyed if the validator behaves dishonestly or lazily. The validator (selected randomly) is then responsible for processing the blockchain transactions, storing data and adding new blocks to the blockchain. Validators receives a transaction fee on their staked coins in ETH as a reward for their active participation in the network. To become a validator on Ethereum, a participant must stake 32 ETH.  Till quarter ending December 31, 2022, SDP explored  Solo-Staking by staking 160 ETH to become five (5) validators to Ethereum to earn ETH rewards and yield. Solo-Staking enables SDP to utilize its ETH treasury to stake on the Ethereum beacon chain and to earn ETH-denominated rewards directly from the Ethereum protocol.

In addition, on March 3, 2023, in connection with a newly formed joint venture, SDP and Bit Digital Singapore Pte. Ltd. (“Bit Digital”), entered into a shareholders’ agreement (the “Shareholders Agreement”) with Marsprotocol Technologies Pte. Ltd. (the “JV Company”), to provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology (the “Joint Venture”). Through MarsProtocol, the Joint Venture will seek to provide non-custodial staking tools whereby users’ private keys are not stored in its database to ensure the safety of its users’ digital assets. Pursuant to the Shareholders Agreement, SDP owned 60% and Bit Digital owned 40% of the JV Company.

On August 4, 2023, Bit Digital exited its investment in MTP and withdrew its capital contribution of SGC$120,000 from MTP. As a result of the transaction, SDP owns all outstanding ordinary shares of MTP. As of July 2023, MTP ceased provides non-custodial staking tools to third parties.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

Chapter 11 Bankruptcy Emergence

On March 29, 2021 (the “Petition Date”), the Company and certain of its subsidiaries in the U.S. (collectively, the “Debtors” and the “Debtors-in-Possession”) filed voluntary petitions for relief (collectively, the “Petitions”) under Chapter 11 of Title 11 (“Chapter 11”) of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 cases (the “Chapter 11 Case”) are being jointly administered under the caption In re: AeroCentury Corp., et al., Case No. 21-10636.

The Plan was confirmed by the Bankruptcy Court on August 31, 2021, and the Company emerged from the bankruptcy proceedings on September 30, 2021 (“the Effective Date”).

Fresh Start Accounting

Upon emergence from bankruptcy, we adopted fresh start accounting in accordance with Accounting Standards Codification (ASC) Topic 852 – Reorganizations (ASC 852) and became a new entity for financial reporting purposes. As a result, the consolidated financial statements after the Effective Date are not comparable with the consolidated financial statements on or before that date as indicated by the “black line” division in the financial statements and footnote tables, which emphasizes the lack of comparability between amounts presented. References to “Successor” relate to our financial position and results of operations after the Effective Date. References to “Predecessor” refer to the financial position and results of operations of the Company and its subsidiaries on or before the Effective Date. See Note 4 for additional information related to fresh start accounting.

During the Predecessor period, ASC 852 was applied in preparing the consolidated financial statements. ASC 852 requires the financial statements, for periods subsequent to the commencement of the Chapter 11 Cases, to distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. ASC 852 requires certain additional reporting for financial statements prepared between the bankruptcy filing date and the date of emergence from bankruptcy, including: (i) Reclassification of pre-petition liabilities that are unsecured, under-secured or where it cannot be determined that the liabilities are fully secured, to a separate line item on the consolidated balance sheet called, “Liabilities subject to compromise”; and (ii) Segregation of “Reorganization items, net” as a separate line on the consolidated statements of comprehensive loss, included within income from continuing operations.

Upon application of fresh start accounting, we allocated the reorganization value to our individual assets and liabilities, except for deferred income taxes, based on their estimated fair values in conformity with ASC Topic 805, Business Combinations. The amount of deferred taxes was determined in accordance with ASC Topic 740, Income Taxes. The Effective Date fair values of our assets and liabilities differed materially from their recorded values as reflected on the historical balance sheets, see Note 4.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has noted the following errors in relation to its consolidated financial statements for the year ended December 31, 2022 that had been filed on March, 2023. The errors related to the reclassification digital assets and stable coins, and reclassification of other income and impairment of goodwill.

a.	Reclassification of digital assets and stablecoins

As Tether reserves the right under its user agreement to redeem USDT by in-kind redemptions of other assets it holds in its reserves and as Tether has held precious metals and other non-financial assets in its reserves, it does not appear that USDT meets the definition of a financial instrument under ASC 825-10-20. The Company reclassified USDT, amounting $90,100 as of December 31, 2022, from stable coins to digital assets. The reclassification had no impact on net assets as of December 31, 2022, and revenues and net loss for the year ended December 31, 2022.

b.	Reclassification of other income

For the year ended December 31, 2022, the other income of $1,478,800, resulted from results from the reversal of accounts and other payables which is not an income generated from the Company’s primary operations of the business. The Company reclassified the other income under the line of “loss from operations” on the consolidated statements of operations and comprehensive loss. The reclassification had no impact on total assets and net assets as of December 31, 2022.

c.	Reclassification of impairment of goodwill

For the year ended December 31, 2022, the Company provided impairment of goodwill of $4,688,600 arising from fresh start adjustment, which should be presented above the line of “loss from operations”. The Company reclassified the impairment of goodwill from below the line of “loss from operations” to above the line. The reclassification had no impact on total assets and net assets as of December 31, 2022.

The following tables present the effects of correcting this error on the Company’s financial statements as of December 31, 2022, and for the year ended December 31, 2022:

	December 31, 2022
Consolidated balance sheet	As previously reported	Adjustments	As restated
Stable coins	3,062,100	(90,100)	2,972,000
Digital assets	369,200	90,100	459,300

	For the year ended December 31, 2022
Consolidated statements of operations	As previously reported	Adjustments	As restated

Other income	1,478,800	(1,478,800)	-
Gross (loss) profit	1,144,800	(1,478,800)	(334,000)
Impairment of goodwill	-	4,688,600	4,688,600
Total operating expenses	5,803,300	4,688,600	10,491,900
Loss from operations	(4,658,500)	(6,167,400)	(10,825,900)
Impairment of digital assets	(4,688,600)	4,688,600	-
Other income	-	1,478,800	1,478,800

	For the year ended December 31, 2022
Consolidated statements of cash flows	As previously reported	Adjustments	As restated

Changes in operating assets and liabilities:
Stablecoins	730,900	90,100	821,000
Accounts payable and accrued expenses	(1,301,000)	(90,100)	(1,391,100)

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to generate cash flows from operations, and the Company’s ability to arrange adequate financing arrangements to support its working capital requirements.

Non-controlling interests

Non-controlling interests represent the equity interests of JMC that are not attributable, either directly or indirectly, to the Company. As of December 31, 2022 and 2021, non-controlling equity holders held 45.81% and 24.17% equity interest in JMC, respectively.

Going concern

On September 30, 2021, the Company emerged from bankruptcy with a restructured balance sheet. Since its emergence through December 31, 2022, the Company incurred recurring net losses. For the year ended December 31, 2022, the Company reported net losses of $9.3 million and cash outflows from operating activities of $5.9 million. These conditions raised substantial doubt about the Company’s ability to continue as a going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities and obtain financing from investors to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

As of December 31, 2022, the Company had working capital of $7.0 million, among which the Company held cash of $7.3 million, stablecoins of $3.0 million and digital assets of $0.5 million, which may be convertible into cash over the market. On the other hand, the Company had current liabilities of $5.6 million, which comprised of a non-cash item of $5.2 million, representing advance of subscription fees from investors. The advance was classified to equity upon closing of private placements in January and February 2023. Given the financial condition of the Company and its operating performance, and the advance of subscription receivable mentioned above, the Company assesses current working capital is sufficient to meet its obligations for the next 12 months from the issuance date of this report. Accordingly, management continues to prepare the Company’s consolidated financial statements on going concern basis.

Impact of COVID-19

The Company’s business could be adversely affected by the effects of epidemics. COVID-19, a novel strain of coronavirus, has spread around the world. The ongoing COVID-19 Pandemic has had an overwhelming effect on all forms of transportation globally, but most acutely for the airline industry. The combined effect of fear of infection during air travel and international and domestic travel restrictions has caused a dramatic decrease in passenger loads in all areas of the world, not just in those countries with active clusters of COVID-19, but in airline ticket net bookings (i.e. bookings made less bookings canceled) of flights as well. This has led to significant cash flow issues for airlines, including some of the Company’s customers. The Predecessor provided lease payment reductions to customers, and also sold aircraft to the customers who failed to make scheduled lease payments.

In the short term, the COVID-19 pandemic has created uncertainties and risks. Based on the current situation, the Company does not expect a significant impact on the operations and financial results in the long run. The extent to which COVID-19 impacts the results of operations will depend on the future development of the circumstances, which is highly uncertain and cannot be predicted with confidence at this time.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with GAAP. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable for making judgments that are not readily apparent from other sources.

The most significant estimates with regard to these consolidated financial statements are accounting for the application of fresh start accounting, realization of goodwill, current value of the Company’s assets held for sale, the amount and timing of future cash flows associated with each asset that are used to evaluate whether assets are impaired, accounting for income taxes, and the amounts recorded as allowances for doubtful accounts.

Comprehensive Income (Loss)

The Company accounts for former interest rate cash flow hedges by reclassifying accumulated other comprehensive income into earnings in the periods in which the expected transactions occur or when it is probable that the hedged transactions will no longer occur, and are included in interest expense.

Cash and Cash Equivalents

The Company considers highly liquid investments readily convertible into known amounts of cash, with original maturities of 90 days or less from the date of acquisition, as cash equivalents.

Stablecoins

The Company’s stablecoins primarily consist of USD Coin (“USDC”). USDC is issued by Circle Internet Financial Public Limited Company (“Circle”) that is backed by dollar denominated assets held by the issuer in segregated accounts with U.S. regulated financial institutions. One USDC can be redeemed for one U.S. dollar on demand from the issuer. Pursuant to definition of financial assets in ASC Master Glossary, USDC is accounted for as a financial instrument because it conveys to the Company a right to receive cash.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Digital assets

Digital assets (including Ethereum (ETH) and Tether USD (USDT)) are included in current assets in the accompanying consolidated balance sheets. Digital assets purchased are recorded at cost and digital assets awarded to the Company through its GameFi and Solo-Staking business are accounted for in connection with the Company’s revenue recognition policy disclosed below.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Digital assets are measured on a first-in-first-out (“FIFO”) basis and measured for impairment whenever indicators of impairment are identified based on the intraday low quoted price of digital assets. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the digital assets. Subsequent reversal of impairment losses is not permitted. Digital assets are classified on our balance sheet as a current asset due to the Company’s ability to sell it in a highly liquid marketplace and its intent to liquidate its digital assets to support operations when needed. Impairment of $78,900 and $nil of digital assets was recognized for the years ended December 31, 2022 and 2021, respectively.

Purchases of digital assets by the Company, if any, will be included within investing activities in the accompanying consolidated statements of cash flows, while digital assets awarded to the Company through its GameFi and Solo-staking business are included within operating activities on the accompanying consolidated statements of cash flows. The sales of digital assets are included within investing activities in the accompanying consolidated statements of cash flows and any realized gains or losses from such sales are included in “realized gain (loss) on exchange of digital assets” in the consolidated statements of operations and comprehensive loss. The Company accounts for its gains or losses in accordance with the first-in first-out method of accounting. As of December 31, 2022, the Company did not sell its digital assets for cash.

ASC 820 defines “principal market” as the market with the greatest volume and level of activity for the asset or liability. The determination of the principal market (and, as a result, the market participants in the principal market) is made from the perspective of the reporting entity. The Company determines Matrixport Cactus as its principal market, as it is one of the earliest and the most trusted sources by users, institutions, and media for comparing thousands of crypto assets and selected by the U.S. government.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Aircraft Capitalization and Depreciation

The Company’s interests in aircraft and aircraft engines are recorded at cost, which includes acquisition costs. Since inception, the Company has typically purchased only used aircraft and aircraft engines. It is the Company’s policy to hold aircraft for approximately twelve years unless market conditions dictate otherwise. Therefore, depreciation of aircraft is initially computed using the straight-line method over the anticipated holding period to an estimated residual value based on appraisal. For an aircraft engine held for lease as a spare, the Company estimates the length of time that it will hold the aircraft engine based upon estimated usage, repair costs and other factors, and depreciates it to the appraised residual value over such period using the straight-line method.

The Company periodically reviews plans for lease or sale of its aircraft and aircraft engines and changes, as appropriate, the remaining expected holding period for such assets. Estimated residual values are reviewed and adjusted periodically, based upon updated estimates obtained from an independent appraiser. Decreases in the fair value of aircraft could affect not only the current value, discussed below, but also the estimated residual value.

Assets that are held for sale are not subject to depreciation and are separately classified on the balance sheet. Such assets are carried at the lower of their carrying value or estimated fair values, less costs to sell.

Intangible assets

Purchased intangible assets primarily consist of software, which are recognized and measured at fair value upon acquisition. Separately identifiable intangible assets that have determinable lives continue to be amortized over their estimated useful lives using the straight-line method based on their estimated useful lives.

Impairment of Long-lived Assets

The Company reviews assets for impairment when there has been an event or a change in circumstances indicating that the carrying amount of a long-lived asset may not be recoverable. In addition, the Company routinely reviews all long-lived assets for impairment semi-annually. Recoverability of an asset is measured by comparison of its carrying amount to the future estimated undiscounted cash flows (without interest charges) that the asset is expected to generate. Estimates are based on currently available market data and independent appraisals and are subject to fluctuation from time to time. If these estimated future cash flows are less than the carrying value of an asset at the time of evaluation, any impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.  Fair value is determined by reference to independent appraisals and other factors considered relevant by management. Significant management judgment is required in the forecasting of future operating results that are used in the preparation of estimated future undiscounted cash flows and, if different conditions prevail in the future, material write-downs may occur.

The Company recorded impairment losses of $0.9 million in 2022, as a result of the Company’s determination that the carrying value for intangible assets were not recoverable.

The Company recorded impairment losses totaling $4.2 million in 2021, as a result of the Company’s determination that the carrying values for certain aircraft were not recoverable. The 2021 impairment losses consisted of $4.2 million for five of its aircraft that were written down to their sales prices, less cost of sale.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

Revenue from Solo-Staking business

The Company generates revenue through staking rewards.

The Company staked its own digital assets validating nodes on the Ethereum chain. Through the contracts with Ethereum chain, the Company provides Ethereum (“ETH”) to stake on a node for the purpose of validating transactions and adding blocks to a respective blockchain network. The Company’s enforceable right to compensation begins when, and lasts for as long as, the Company provides staking services to the ETH chain; the Company’s performance obligation extends over the contract term given its continuous provision of staking services. This period of time corresponds with the period of service for which the ETH chain determines compensation due to us. Given cancellation terms of the contract, and the Company’s customary business practice, the contract effectively provides the option to renew for successive contract terms daily.

The Company is entitled to terminate its contract with ETH chain at any time at its own discretion. In exchange for staking the ETH and validating transactions on blockchain networks, the Company is entitled to all of the fixed ETH award for running the Company’s own node, for successfully validating or adding a block to the blockchain.

The provision of validating blockchain transactions is an output of the Company’s ordinary activities. Each separate block creation or validation under a smart contract with a network represents a performance obligation. The transaction consideration the Company receives - the ETH awards - is a non-cash consideration, which the Company measures at fair value on the date received. The fair value of the ETH award received is determined using the quoted price of the related cryptocurrency at the time of receipt. The satisfaction of the performance obligation for transaction verification services occurs at a point in time when confirmation is received from the network indicating that the validation is complete, and the awards are available for transfer. At that point, revenue is recognized.

Revenue from GameFi business

In late March 2022, the Company released its first NFT game “Mano” in the Mega’s metaverse universe platform“alSpace”. Mano is a competitive idle role-playing game (RPG) deploying the concept of GameFi in the innovative application of NFTs (non-fungible token) based on blockchain technology, with a “Play-to-earn” business model that the players can earn while they play in the alSpace.

The Company earns transaction fees from players based on a fixed number of Binance Coin (BNB) of each transaction when they want to upgrade or reset their NFT in Mano. When a player executes a game transaction through Binance Smart Chain (“BSC”), transaction fee is recognized upon the completion of this game transaction. Only a single performance obligation is identified for each game transaction, and the performance obligation is satisfied on the trade date because that is when the underlying game service is identified, the pricing of transaction fee is agreed upon and the promised services are delivered to customers. All of the Company’s revenues from contracts with customers are recognized at a point in time. The game service could not be cancelled once it’s executed and is not refundable, so returns and allowances are not applicable. The Company recognizes revenues on a gross basis as the Company is determined to be the primary obligor in fulfilling the trade order initiated by the player.

The revenue is in the form of BNB, which is a cryptocurrency that is primarily used in payment of paying transactions and trading fees through BSC. When the Company collected BNB from its GameFi business, the price of the BNB is determined by reference to the price prevailing on the collection date on CoinMarketCap. BNB is convertible to cash or other digital assets. The Company generally exchanged BNB into USDC once collected. The BNB is collected just in time in the accounts of MetaMask Wallet of the Company. The Company did not act as a custodian for our customers or held any digital assets off balance at any point in the process.

As of December 31, 2022, the Company had no accounts receivable due from players.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Revenue from leasing of aircraft assets

Revenue from leasing of aircraft assets pursuant to operating leases is recognized on a straight-line basis over the terms of the applicable lease agreements. Deferred payments are recorded as accrued rent when the cash rent received is lower than the straight-line revenue recognized. Such receivables decrease over the term of the applicable leases. Interest income is recognized on finance leases based on the interest rate implicit in the lease and the outstanding balance of the lease receivable.

Maintenance reserves retained by the Company at lease-end are recognized as maintenance reserves revenue.

In instances where collectability is not reasonably assured, the Company recognizes revenue as cash payments are received. The Company estimates and charges to income a provision for bad debts based on its experience with each specific customer, the amount and length of payment arrearages, and its analysis of the lessee’s overall financial condition. If the financial condition of any of the Company’s customers deteriorates, it could result in actual losses exceeding any estimated allowances.

The Company had an allowance for doubtful accounts of $nil and $300,000 as at December 31, 2022 and 2021, respectively.

Taxes

As part of the process of preparing the Company’s consolidated financial statements, management estimates income taxes in each of the jurisdictions in which the Company operates. This process involves estimating the Company’s current tax exposure under the most recent tax laws and assessing both permanent and temporary differences resulting from differing treatment of items for tax and US GAAP purposes. The temporary differences result in deferred tax assets and liabilities, which are included in the balance sheet. In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or availability to carryback the losses to taxable income during periods in which those temporary differences become deductible. The Company considered several factors when analyzing the need for a valuation allowance including the Company’s three-year book cumulative loss through December 31, 2022, the financial forecast, the Company’s recent filing for protection under Chapter 11 of the bankruptcy code, the operation uncertainty of the Company’s new business. Based on this analysis, the Company has concluded that a valuation allowance is necessary for its U.S. and foreign deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences and has recorded a full valuation allowance on its deferred tax assets.

Maintenance Reserves and Accrued Maintenance Costs

Maintenance costs under the Company’s triple net leases are generally the responsibility of the lessees. Some of the Company’s leases require payment of maintenance reserves, which are based upon lessee-reported usage and billed monthly, and are intended to accumulate and be applied by the Company toward reimbursement of most or all of the cost of the lessees’ performance of certain maintenance obligations under the leases. Such reimbursements reduce the associated maintenance reserve liability.

Maintenance reserves are characterized as either refundable or non-refundable depending on their disposition at lease-end. The Company retains non-refundable maintenance reserves at lease-end, even if the lessee has met all of its obligations under the lease, including any return conditions applicable to the leased asset, while refundable reserves are returned to the lessee under such circumstances. Any reserves retained by the Company at lease-end are recorded as revenue at that time.

Accrued maintenance costs include (i) maintenance for work performed for off-lease aircraft, which is not related to the release of maintenance reserves received from lessees and which is expensed as incurred, and (ii) lessor maintenance obligations assumed and recognized as a liability upon acquisition of aircraft subject to a lease with such provisions.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

4. EMERGENCE FROM THE CHAPTER 11 CASES

Recent Accounting Pronouncements

FASB Staff Guidance on Effects of COVID-19

In April 2020, the FASB staff provided some relief from the unprecedented effect of the COVID-19 Pandemic. Under this guidance, lessors may elect to treat lease concessions due to COVID-19 as if they arose from enforceable rights and obligations that existed in the lease contract, with the consequent effect that the concessions would not be treated as a lease modification which could require reclassification and remeasurement of the lease and to either recognize income during the deferral period or to treat deferred rent as variable rent during the period. Other guidance released in April 2020 provided that when hedge accounting is discontinued and it is probable that the forecasted transaction that had been hedged will occur beyond two months after its originally expected date as a result of the effects of COVID-19, the reporting entity may still defer recognizing related AOCI immediately and should defer recognition of such amounts until the forecasted transactions actually occur. The Company has elected to treat certain lease concessions to lessees as if they arose from rights initially in the lease contracts and so did not give rise to modifications of the leases, and to treat deferrals as variable rent during the period of the deferral, reducing income during such period.

On March 29, 2021, the Company and certain of its subsidiaries in the U.S. filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. The Chapter 11 Cases are being jointly administered under the caption In re: AeroCentury Corp., et al., Case No. 21-10636.

On July 14, 2021, the Debtors filed the Combined Disclosure Statement and Joint Chapter 11 Plan of Reorganization of AeroCentury Corp, and Its Affiliated Debtors Docket No. 0282, with the Bankruptcy Court (the “Combined Plan Statement”). On August 16, 2021, the Company filed the Notice of Filing of Plan Supplement to the Combined Disclosure Statement and Joint Chapter 11 Plan of AeroCentury Corp., and its Affiliated Debtors, Docket No. 0266, with the Bankruptcy Court (as may be later amended or supplemented, the “Plan Supplement”). On August 30, 2021, the Company filed the Second Plan Supplement to the Combined Disclosure Statement and Joint Chapter 11 Plan of AeroCentury Corp., and its Affiliated Debtors, Docket No. 0288, with the Bankruptcy Court. On August 31, 2021, the Bankruptcy Court entered an order, Docket No. 282 (the “Confirmation Order”), confirming the Plan as set forth in the Combined Plan Statement and Plan Supplement.

The principal terms of the Plan Sponsor Agreement were below:

●	Plan Sponsor Equity Investment. The Plan Sponsor Agreement provided for the issuance by the Company of 2,870,927 of Common Stock (“New ACY Shares”) at a purchase price equal to $3.85 per share, for an aggregate purchase price of US$11 million. The New ACY Shares issuance resulted in post-issuance pro forma ownership percentages of the Company common stock of (a) 65% held by the Plan Sponsor, and (b) 35% held by existing shareholders of the Company on the Effective Date (the “Legacy ACY Shareholders”).

●	New Capital Structure for JetFleet Holding Corp. (“JHC”). On the Effective Date, the following transactions relating to JHC equity ownership was executed:

a)	Cancellation of the Company’s Equity in JHC. All outstanding stock of JetFleet Holding Corp. (“JHC”) currently held 100% by the Company, was canceled.

b)	JHC Common Stock Issuance to Plan Sponsor and JHC Management. Plan Sponsor acquired 35,000 shares of common stock of JHC, and certain employees of JHC (“JHC Management”) who would be appointed to continue the legacy aircraft leasing business of the Company through JHC shall acquire 65,000 shares of common stock of JHC. All shares of common stock of JHC would be purchased at a price of $1 per share.

c)	JHC Series A Preferred Stock Issuance to the Company. The Company used $2 million of its proceeds from the Plan Sponsor’s purchase of New ACY Shares to purchase new JHC Series A Preferred Stock from JHC. The JHC Series A Preferred Stock shall carry a dividend rate of 7.5% per annum, shall be non-convertible and non-transferable, should be redeemable by JHC at any time, but shall only be redeemable by the Company after 7 years. The JHC Series A Preferred Stockholders shall in the aggregate constitute 74.83% of the voting equity of JHC, voting as a single class together with the outstanding JHC Common Stock.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

4. EMERGENCE FROM THE CHAPTER 11 CASES (CONTINUED)

d)	Distribution of Trust Interest in JHC Series B to Legacy ACY Shareholders. A trust (“Legacy Trust”) was established for the benefit of the Legacy ACY Shareholders, and JHC issued new JHC Series B Preferred Stock to the Legacy Trust. The JHC Series B Preferred Stock issued to the Legacy Trust will have an aggregate liquidation preference of $1, non-convertible, non-transferable, non-voting, will not pay a dividend, and will contain a mandatory, redeemable provision. The JHC Series B Preferred Stock was redeemable for an aggregate amount equal to (i) $1,000,000, if the JHC Series B Preferred Stock is redeemed after the first fiscal year for which JHC reports positive EBITDA for the preceding 12-month period, or (ii) $0.001 per share, if the JHC Series B Preferred Stock is redeemed prior the first fiscal year for which JHC reports positive EBITDA for the preceding 12-month period.

On September 30, 2021 (“Effective Date”) and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated (the “Closing”) the transactions contemplated by a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Plan Sponsor, and Yucheng Hu, in the capacity as the representative for the Plan Sponsor  thereunder, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 14,354,635 shares of common stock (given effect to five for one forward stock split), par value $0.001 per share, of the Company (the “ACY Common Stock”) at $0.77 (given effect to five for one forward stock split) for each share of Common Stock, for an aggregate purchase price of approximately $11,053,100 (the “Purchase Price”). The Securities Purchase Agreement contained customary representations, warranties and covenants by the parties to such agreement.

On the Effective Date, the Debtors satisfied all conditions precedent required for consummation of the Plan as set forth in the Plan, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases without any need for further action or order of the Bankruptcy Court.

Reorganization items incurred as a result of the Chapter 11 Cases presented separately in the accompanying consolidated statements of operations were as follows:

	Predecessor
	Period from January 1, 2021 through September 29, 2021	Year ended December 31, 2020
Gain on settlement of liabilities subject to compromise (Note 4)	$30,175,900	$-
Professional fees and other bankruptcy related costs	(2,437,600)	-
Reorganization items, net	$27,738,300	$-

The Company incurred significant costs associated with the reorganization, primarily legal and professional fees. Subsequent to the Petition Date, these costs were expensed as incurred and significantly affected our consolidated results of operations.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

5. FRESH START ACCOUNTING

In connection with our emergence from bankruptcy and in accordance with ASC Topic 852, we qualified for and adopted fresh start accounting on the Effective Date. We were required to adopt fresh start accounting because (i) the holders of existing voting shares of the Predecessor received less than 50% of the voting shares of the Successor, and (ii) the reorganization value of our assets immediately prior to confirmation of the Plan was less than the post-petition liabilities and allowed claims.

The adoption of fresh start accounting resulted in a new reporting entity for financial reporting purposes with no beginning retained earnings or deficit. The issuance of new shares of common stock of the Successor caused a related change of control of the Company under ASC 852.

Upon the application of fresh start accounting, the Company allocated the reorganization value to its individual assets based on their estimated fair values. Each asset and liability existing as of the Effective Date, other than deferred taxes, have been stated at the fair value, and determined at appropriate risk-adjusted interest rates. Deferred taxes were determined in conformity with applicable accounting standards.

Reorganization value represents the fair value of the Successor’s assets before considering liabilities. Our reorganization value is derived from an estimate of enterprise value. Enterprise value represents the estimated fair value of an entity’s long-term debt and shareholders’ equity. In support of the Plan, the enterprise value of the Successor was estimated to be approximately $18.9 million. The valuation analysis was prepared using financial information and financial projections and applying standard valuation techniques, including a risked net asset value analysis.

The Effective Date estimated fair values of certain of the Company’s assets and liabilities differed materially from their recorded values as reflected on the historical balance sheets. As a result of the application of fresh start accounting and the effects of the implementation of the Plan, the Company’s consolidated financial statements on or after September 30, 2021 are not comparable to the Company’s consolidated financial statements as of or prior to that date.

Reorganization Value

The enterprise value of the Successor Company was estimated to be between $18.0 million and $20.0 million. Based on the estimates and assumptions discussed below, the Company estimated the enterprise value to be $18.9 million as of the Effective Date.

Management, with the assistance of its valuation advisors, estimated the enterprise value (“EV”) of the Successor Company, using various valuation methodologies, including a Discounted Cash Flow analysis (DCF), the Guideline Public Company Method (GPCM), and the Guideline Transaction Method (GTM). Under the DCF analysis, the enterprise value was estimated by discounting the projections’ unlevered free cash flow by the Weighted Average Cost of Capital (WACC), the Company’s estimated rate of return. A terminal value was estimated by applying a Gordon Growth Model to the normalized level of cash flows in the terminal period. The Gordon Growth Model was based on the WACC and the perpetual growth rate, and the terminal value was added back to the discounted cash flows.

Under the GPCM, the Company’s enterprise value was estimated by performing an analysis of publicly traded companies that operate in a similar industry. A range of Enterprise Value / EBITDA (EV/EBITDA) multiples were selected based on the financial and operating attributes of the Company relative to the comparable publicly traded companies. The selected range of multiples were applied to the Company’s forecasted EBITDA to estimate the enterprise value of the Company.

The GTM approach is similar to the GPCM, in that it relies on EV/EBITDA multiples but rather than of publicly traded companies, the multiples are based on precedent transactions. A range of multiples was derived by analyzing the operating and financial attributes of the acquired companies and the implied EV/EBITDA multiples. This range of multiples were then applied to the forecasted EBITDA of the Company to arrive an enterprise value.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

5. FRESH START ACCOUNTING (CONTINUED)

The following table reconciles the enterprise value to the estimated fair value of the Successor common stock as of the Effective Date:

Enterprise value	$18,883,100
Less: Fair value of accounts payable and accrued expenses	(1,512,100)
Less: Accrued payroll	(232,100)
Less: Income tax payable	(19,600)
Less: Deferred tax liabilities	(114,500)
Fair value of successor shareholders’ equity	$17,004,800
Shares issued and outstanding upon emergence*	22,084,055
Per share value*	$0.77

*	Retrospectively restated to give effect to five for one forward stock split effective December 30, 2021.

The adjustments set forth in the following Consolidated Balance Sheet reflect the consummation of the transactions contemplated by the Plan (reflected in the column “Reorganization Adjustments”) as well as fair value adjustments as a result of the adoption of fresh start accounting (reflected in the column “Fresh Start Adjustments”).

	Predecessor					Successor
	September 29, 2021	Reorganization adjustments		Fresh start adjustments		September 30, 2021
Assets:
Cash and cash equivalents	$10,527,200	$98,400	a	-		10,625,600
Accounts receivable	-	-		-		-
Finance leases receivable, net	450,000	-		-		450,000
Taxes receivable	1,234,500	-		-		1,234,500
Prepaid expenses and other assets	1,884,400	-		-		1,884,400
Goodwill	-	-		4,688,600	a	4,688,600
Assets held for sale	31,149,300	(31,149,300	)b	-		-
Total assets	$45,245,400	$(31,050,900)		$4,688,600		$18,883,100
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities:
Accounts payable and accrued expenses	$1,513,700	$(1,600	)a	$-		$1,512,100
Accrued payroll	232,100	-		-		232,100
Notes payable and accrued interest, net	38,675,300	(38,675,300	)b	-		-
Lease liability	780,500	(780,500	)b	-		-
Maintenance reserves	2,061,200	(2,061,200	)b	-		-
Accrued maintenance costs	46,100	(46,100	)b	-		-
Security deposits	466,000	(466,000	)b	-		-
Unearned revenues	-	-		-		-
Income taxes payable	19,600	-		-		19,600
Deferred tax liabilities	114,500	-		-		114,500
Subscription fee advanced from the Plan Sponsor	10,953,100	(10,953,100	)c	-		-
Total liabilities	54,862,100	(52,983,800)		-		1,878,300

Equity (Deficit):
Preferred stock	-	-		-		-
Common stock	7,700	14,400	c	-		22,100
Paid-in capital	16,811,900	170,800	cd	-		16,982,700
Accumulated deficit	(23,399,000)	18,710,400	e	4,688,600	a	-
	(6,579,400)	18,895,600		4,688,600		17,004,800
Treasury stock	(3,037,300)	3,037,300	d	-		-
Total Mega Matrix Corp. (formerly “AeroCentury Corp.”) stockholders’ equity (deficit)	(9,616,700)	21,932,900		4,688,600		17,004,800
Total liabilities and Equity (Deficit)	$45,245,400	$(31,050,900)		$4,688,600		$18,883,100

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

5. FRESH START ACCOUNTING (CONTINUED)

Reorganization adjustment

In accordance with the Plan of Reorganization, the following adjustments were made:

(a)	Reflects final instalment of subscription fees of $100,000 for 14,354,635 common stocks (given effect to five for one forward stock split) paid by the Plan Sponsor, against the bank charges of $1,600

(b)	Reflects settlement of liabilities subject to compromise by the assets held for sale.

As part of the Plan of Reorganization, the Bankruptcy Court approved the settlement of claims reported within Liabilities subject to compromise in the Company’s Consolidated balance sheet at their respective allowed claim amounts. The table below indicates the disposition of Liabilities subject to compromise:

Liabilities subject to compromise pre-emergence
Accrued maintenance costs	$46,100
Lease liability	780,500
Maintenance reserves	2,061,200
Security deposits	466,000
Drake Indebtedness	38,675,300
42,029,100
Less: Amounts settled per the Plan of Reorganization
Aircraft included in the assets held for sale	(31,149,300)
Reorganization gain per the Plan of Reorganization	$10,879,800
Add: Gain on settlement of liabilities subject to compromise before Plan of Reorganization*	19,296,100
Reorganization gain	$30,175,900

*	The predecessor of the Company started to sell its aircraft before it filed Petitions under Chapter 11 in March 2021, and continued the sales of aircraft through the receipt of the Plan of the Reorganization. As of September 29, 2021, the Company closed sales of five aircraft with carrying amount of $22.3 million, and the proceeds from the sales were settled against the liabilities subject to compromise of $41.6 million, and the Company recognized reorganization gains of $19.3 million.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

5. FRESH START ACCOUNTING (CONTINUED)

Reorganization adjustment

(c)	Reflects issuance of 14,354,635 common stocks (given effect to five for one forward stock split) to the Plan Sponsor, at per share of $0.77 (given effect to five for one forward stock split), with total subscription fee of $11,053,100, among which $10,953,100 was paid before September 29, 2021 and $100,000 was paid on September 30, 2021.

(d)	Reflects cancellation of paid-in capital of $10,867,900 and treasury stock of $3,037,300 attributable to predecessor shareholders

(e)	Reflects the cumulative impacts of reorganization adjustments.

Reorganization gain per the Plan of Reorganization	$10,879,800
Cancellation of paid in capital and treasury stock	7,830,600
$18,710,400

Fresh start adjustment

(a)	Reflects the excess of enterprise value over the fair value of total assets. On the effective date, the carrying amount of total assets approximated the fair value.

Enterprise value	$18,883,100
Less: Fair value of total assets	(14,194,500)
Goodwill	$4,688,600

For the year ended December 31, 2022, the Company provided full impairment of $4.7 million against goodwill due to underperformance of aircraft leasing business.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

6. STABLECOINS

Stablecoins were comprised of the following:

	December 31,	December 31,
	2022	2021

USDC	$2,972,000	$-
	$2,972,000	$-

The following table presents additional information about USDC for the year ended December 31, 2022:

December 31,
2022
Opening balance	$-
Exchange from BNB and USDT	446,600
Collection of USDC from subscription fee from investors	3,093,000
Payment of service fees	(567,600)
$2,972,000

7. DIGITAL ASSETS

Digital asset holdings were comprised of the following:

	December 31,	December 31,
	2022	2021
ETH	$369,200	$-
USDT	90,100	-
	$459,300	$-

For the year ended December 31, 2022, the Company recognized impairment loss of $78,900 on digital assets, representing impairment of $70,600 on ETH and $8,300 on BNB, respectively.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

7. DIGITAL ASSETS (CONTINUED)

Additional information about digital assets

The following table presents additional information about ETH for the year ended December 31, 2022:

December 31,
2022

Opening balance	$-
Addition of ETH staking reward	1,800
Purchase of ETH	46,300
Exchange of stablecoins to ETH	350,200
Borrowings of ETH from a third party	41,600
Charges	(100)
Impairment of ETH	(70,600)
$369,200

The following table presents additional information about USDT for the year ended December 31, 2022:

December 31,
2022
Opening balance	$-
Exchange from BNB	10,200
Exchange into ETH	(350,200)
Exchange into USDC	(149,000)
Collection of USDC from subscription fee from investors	700,000
Payment of service fees	(120,900)
$90,100

The following table presents additional information about BNB for the year ended December 31, 2022:

December 31,
2022
Opening balance	$-
Addition from GameFi business income	326,800
Exchange into USDC	(301,400)
Exchange into USDT	(10,200)
Payment of service fees and charges	(6,900)
Impairment of BNB	(8,300)
$-

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

8. FINANCE LEASE RECEIVABLE

The Company’s leases are normally “triple net leases” under which the lessee is obligated to bear all costs, including tax, maintenance and insurance, on the leased assets during the term of the lease. In most cases, the lessee is obligated to provide a security deposit or letter of credit to secure its performance obligations under the lease, and in some cases, is required to pay maintenance reserves based on utilization of the aircraft, which reserves are available for qualified maintenance costs during the lease term and may or may not be refundable at the end of the lease. Typically, the leases also contain minimum return conditions, as well as an economic adjustment payable by the lessee (and in some instances by the lessor) for amounts by which the various aircraft or engine components are worse or better than a targeted condition set forth in the lease. Some leases contain renewal or purchase options, although the Company’s sales-type leases contain a bargain purchase option at lease end which the Company expects the lessees to exercise or require that the lessee purchase the aircraft at lease-end for a specified price.

Because all of the Company’s leases transfer use and possession of the asset to the lessee and contain no other substantial undertakings by the Company, the Company has concluded that all of its lease contracts qualify for lease accounting. Certain lessee payments of what would otherwise be lessor costs (such as insurance and property taxes) are excluded from both revenue and expense.

The Company evaluates the expected return on its leased assets by considering both the rents receivable over the lease term, any expected additional consideration at lease end, and the residual value of the asset at the end of the lease. In some cases, the Company depreciates the asset to the expected residual value because it expects to sell the asset at lease end; in other cases, it may expect to re-lease the asset to the same or another lessee and the depreciation term and related residual value will differ from the initial lease term and initial residual value. Residual value is estimated by considering future estimates provided by independent appraisers, although it may be adjusted by the Company based on expected return conditions or location, specific lessee considerations, or other market information.

For the years ended December 31, 2022 and 2021, the Company recorded impairment losses totaling $nil and $4,204,400, respectively, for nil and five of its aircraft held for sale that were written down to their sales prices, less cost of sale.

(a) Assets Held for Lease

As of December 31, 2022 and 2021, the Company had nil and one regional jet aircraft held for lease, respectively.

The Company did not purchase or sell any aircraft held for lease during the years ended December 31, 2022 and 2021. As a result of its Chapter 11 filing in March 2021 and the Company’s consequent lack of authority to sell certain assets without the approval of the Bankruptcy Court, as of September 30, 2021, the Company reclassified all of its off-lease aircraft, comprised of four regional jet aircraft and two turboprop aircraft, from held for sale to held for lease.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

8. FINANCE LEASE RECEIVABLE (CONTINUED)

(b) Sales-Type and Finance Leases

In January 2020, the Company amended the leases for three of its assets that were subject to sales-type leases with two customers. The amendments provided for (i) the exercise of a purchase option of one aircraft to the customer in January 2020, which resulted in a gain of $12,700, (ii) application of collected maintenance reserves and a security deposit held by the Company to past due amounts for the other two aircraft, (iii) payments totaling $585,000 in January 2020 for two of the leases and (iv) the reduction of future payments due under the two finance leases. Because of the uncertainty of collection of amounts receivable under the finance leases, the Company did not recognize interest income on the finance lease receivables (i.e., they are accounted for on a non-accrual basis) and their asset value is based on the collateral value of the aircraft that secure the finance leases, net of projected sales costs.

The Company had two sales-type leases, which were substantially modified in January 2020 to reduce the amount of monthly payments and purchase option amounts due under the leases. Although the modifications would ordinarily have given rise to income or loss resulting from the changed term of the agreements, the lessee’s poor compliance with the lease terms has led the Company to value the sales-type leases at the fair value of the collateral and, as such, the modifications did not give rise to any effect on income other than that related to the collateral value of the financed aircraft. The Company recorded a bad debt allowance of $821,000 related to one of the two sales-type finance leases as a result of its May 2021 agreement to sell the aircraft to the customer (“Sale Order”), and recorded a bad debt allowance of $326,000 related to the second sales-type finance lease as a result of its July 2021 agreement to sell the aircraft to the customer.

As a result of the Sale Order approved by the Bankruptcy Court in May 2021, the Company reclassified all of its aircraft under sales-type and finance leases to held for sale.

As of December 31, 2022 and 2021, the net investment included in sales-type leases and direct financing leases receivable were as follows:

	December 31,	December 31,
	2022	2021

Gross minimum lease payments receivable	$-	$300,000
Allowance for doubtful accounts	-	(300,000)
Finance leases receivable	$-	$-

As of December 31, 2022 and 2021, there were no minimum future payments receivable under finance leases.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

9. INTANGIBLE ASSETS

Intangible assets were comprised of the following:

	December 31,	December 31,
	2022	2021

Software	$1,000,000	$-
Less: Accumulated amortization	(111,100)	-
Less: Impairment	(888,900)	-
	$-	$-

Due to regulatory challenges, the Company decided to suspend the Mano game and the alSpace platform, and on November 4, 2022, the Company discontinued the Mano game and the alSpace platform. For the year ended December 31, 2022, the Company provided impairment of $888,900 against the software.

For the year ended December 31, 2022 and 2021, the amortization expenses were $111,100 and $nil, respectively.

10. ASSETS AND LIABILITIES HELD FOR SALE

Assets held for sale as of September 29, 2021 represented aircraft and part-out assets of $31.1 million.

As a result of the Sale Order approved by the Bankruptcy Court in May 2021, the Company, with the exception of one aircraft that is collateral for a sales-type lease receivable, reclassified all of its remaining aircraft to held for sale. On the Effective date, pursuant to the Plan of Reorganization, the Company settled the liabilities subject to compromise by these assets held for sale. See Note 4 – reorganization adjustment (b). Accordingly, the Company did not have assets or liabilities held for sale as of December 31, 2021.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

11. OPERATING SEGMENTS

ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services.

For the year ended December 31, 2022, the Company had three business segments which were comprised of 1) the newly launched ETH staking business, 2) the newly launched GameFi business, and 3) the leasing of regional aircraft to foreign and domestic regional airlines. For the year ended December 31, 2021, the Company had one business segment which was the leasing of regional aircraft to foreign and domestic regional airlines.

The following tables present summary information of operations by segment for the year ended December 31, 2022.

	For the Year Ended December 31, 2022 (Successor)
	Staking	GameFi	Leasing
	Business	Business	Business	Total
Revenue and other income	$1,800	$326,800	$120,000	$448,600
Gross (loss) profit	$(219,700)	$(234,300)	$120,000	$(334,000)
Total operating expenses	$(1,455,600)	$(2,407,100)	$(6,629,200)	$(10,491,900)
Loss before income tax provision	$(1,675,300)	$(2,641,400)	$(5,030,400)	$(9,347,100)
Net loss	$(1,675,700)	$(2,642,600)	$(4,979,900)	$(9,298,200)

The following tables present total assets by segment as of December 31, 2022 and 2021:

	December 31,	December 31,
	2022	2021
ETH Staking Business	$11,130,300	$-
GameFi Business	-	6,788,900
Lease Business	1,431,700	3,472,100
Unallocated	-	4,688,600
	$12,562,000	$14,949,600

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

12. NOTES PAYABLE AND ACCRUED INTEREST

As of September 29, 2021, notes payable and accrued interest are included in the liabilities subject to compromise. See Note 4 – reorganization adjustment (b). As part of the Plan of Reorganization, the Bankruptcy Court approved the settlement of claims reported within Liabilities subject to compromise in the Company’s Consolidated balance sheet at their respective allowed claim amounts. Accordingly, the Company did not have notes payable or accrued interest as of December 31, 2022 and 2021.

At December 31, 2022, 2021 and September 29, 2021, the Company’s notes payable and accrued interest subject to compromise consisted of the following.

	Successor	Successor	Predecessor
	December 31,	December 31,	September 29,
	2022	2021	2021
Drake Indebtedness, subject to compromise:
Principal	$-	$-	$38,675,300

13. DERIVATIVE INSTRUMENTS

In the first quarter of 2019, the Company entered into eight fixed pay/receive variable interest rate swaps. The Company entered into the interest rate swaps in order to reduce its exposure to the risk of increased interest rates.

The Company estimates the fair value of derivative instruments using a discounted cash flow technique and uses creditworthiness inputs that corroborate observable market data evaluating the Company’s and counterparties’ risk of non-performance. Valuation of the derivative instruments requires certain assumptions for underlying variables and the use of different assumptions would result in a different valuation. Management believes it has applied assumptions consistently during the period.

The Company designated seven of its interest rate swaps as cash flow hedges upon entering into the swaps. Changes in the fair value of the hedged swaps were included in other comprehensive income/(loss), which amounts are reclassified into earnings in the period in which the transaction being hedged affected earnings (i.e., with future settlements of the interest rate swaps). One of the interest rate swaps was not eligible under its terms for hedge treatment and was terminated in 2019 when the associated asset was sold and the related debt was paid off. Changes in fair value of non-hedge derivatives are reflected in earnings in the periods in which they occur.

Nord Swaps

With respect to the interest rate swaps entered into by the LLC Borrowers (“the Nord Swaps”), the swaps were deemed necessary so that the anticipated cash flows of such entities, which arise entirely from the lease rents for the aircraft owned by such entities, would be sufficient to make the required Nord Loan principal and interest payments, thereby preventing default so long as the lessees met their lease rent payment obligations.

The Nord Swaps were entered into by the LLC Borrowers and provided for reduced notional amounts that mirrored the amortization under the Nord Loans entered into by the LLC Borrowers, effectively converting each of the related Nord Loans from a variable to a fixed interest rate, ranging from 5.38% to 6.30%. Each of Nord Swaps extended for the duration of the corresponding Nord Loan. Two of the swaps had maturities in the fourth quarter of 2020 and were terminated when the associated assets were sold and the related debt was paid off. The other three LLC Swaps had maturities in 2025, but were sold in March 2021 as part of the Company’s sale of its membership interest in ACY E-175.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

13. DERIVATIVE INSTRUMENTS (CONTINUED)

Nord Swaps (continued)

In March 2020, the Company determined that the future hedged interest payments related to its Nord Swaps were no longer probable of occurring, as a result of lease payment defaults for the aircraft owned by ACY 19002 and ACY 19003 and conversations with the lessee for the three aircraft owned by ACY E-175 regarding likely rent concessions, and consequently de-designated all five Nord Swaps as hedges because the lease payments were used to service the Nord Loans associated with the swaps. As a result of de-designation, future changes in market value were recognized in ordinary income and AOCI was reclassified to ordinary income as the forecasted transactions occurred. In December 2020, the Company determined that the payments after February 2021 for the three remaining swaps were probable not to occur as a result of the Company’s agreement to sell its interest in ACY E-175 during the first quarter of 2021. Accumulated other comprehensive income of $2,600 related to the Nord Swaps was recognized as an expense in the period from January 1, 2021 through September 29, 2021.

	Successor	Successor	Predecessor
	Year ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Change in value of undesignated interest rate swaps	$-	$-	$(48,700)
Reclassification from other comprehensive income to interest expense	-	-	2,600
Included in interest expense	$-	$-	$(46,100)

	Successor	Successor	Predecessor
	Year ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Reclassification from other comprehensive income to interest expense	$-	$-	$2,600
Change in accumulated other comprehensive income	$-	$-	$2,600

At December 31, 2022 and 2021, the Company had no interest rate swaps.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

14. LEASE RIGHT OF USE ASSETS AND LIABILITIES

The Company was a lessee under a lease of the office space it occupies in Burlingame, California, which expired in June 2020. The lease also provided for two, successive one-year lease extension options for amounts that were substantially below the market rent for the property. The lease provided for monthly rental payments according to a fixed schedule of increasing rent payments. As a result of the below-market extension options, the Company determined that it was reasonably certain that it would extend the lease and, therefore, included such extended term in its calculation of the right of use asset (“ROU Asset”) and lease liability recognized in connection with the lease.

In addition to a fixed monthly payment schedule, the office lease also included an obligation for the Company to make future variable payments for certain common areas and building operating and lessor costs, which were recognized as expense in the periods in which they are incurred. As a direct pass-through of applicable expense, such costs were not allocated as a component of the lease.

Effective January 1, 2020, the Company reduced both the size of the office space leased and the amount of rent payable in the future. As such, the Company recognized a reduction in both the capitalized amount related to the surrendered office space and a proportionate amount of the liability associated with its future lease obligations. In January 2020, the Company recorded a loss of $160,000 related to the reduction in its ROU Asset, net of the reduction in its operating lease liability.

In March 2020, the Company elected not to exercise the extension options for its office lease. The lease liability associated with the office lease was calculated at March 31, 2020 by discounting the fixed, minimum lease payments over the remaining lease term, including the below-market extension periods, at a discount rate of 7.25%, which represents the Company’s estimate of the incremental borrowing rate for a collateralized loan for the type of underlying asset that was the subject of the office lease at the time the lease liability was evaluated. As a result of non-exercise of its extension option, the Company reduced the lease liability to reflect only the three remaining rent payments in the second quarter of 2020.

In July 2020, the lease for the Company’s office lease was extended for one month to July 31, 2020 at a rate of $10,000. The Company signed a lease for a smaller office suite in the same building effective August 1, 2020. The lease provided for a term of 30 months expiring on January 31, 2023, at a monthly base rate of approximately $7,400, with no rent due during the first six months. The Company recognized an ROU asset and lease liability of $169,800, both of which were non-cash items and are not reflected in the consolidated statement of cash flows. No cash was paid at the inception of the lease, and a discount rate of 3% was used, based on the interest rates available on secured commercial real estate loans available at the time. Upon emergence from bankruptcy on September 30, 2021, the Company terminated the office lease agreement, and the Company had no right of use assets or lease liabilities as of September 29, 2021, December 31, 2021 and December 31, 2022.

The Company recognized rental expenses as follows:

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Fixed rental expense during the year	$147,600	$20,500	$172,200

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

15. COMMON STOCK

As of December 31, 2021, the Company authorized 40,000,000 shares of common stocks, and had 22,084,055 shares issued and outstanding.

On October 18, 2022, the Company completed a private placement to certain accredited investors, of an aggregate of 4,400,000 shares of the Company’s common stock, $0.001 par value per share, at a price of $1.00 per share for aggregate gross proceeds to the Company of approximately $4.4 million.

As of December 31, 2022, the Company authorized 40,000,000 shares of common stocks, and had 26,484,055 shares issued and outstanding.

16. FAIR VALUE MEASUREMENT

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs, to the extent possible. The fair value hierarchy under GAAP is based on three levels of inputs.

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets Measured and Recorded at Fair Value on a Nonrecurring Basis

The Company determines fair value of long-lived assets held and used, such as aircraft and aircraft engines held for lease and these and other assets held for sale, by reference to independent appraisals, quoted market prices (e.g., offers to purchase) and other factors. The independent appraisals utilized the market approach which uses recent sales of comparable assets, making appropriate adjustments to reflect differences between them and the subject property being analyzed. Certain assumptions are used in the management’s estimate of the fair value of aircraft including the adjustments made to comparable assets, identifying market data of similar assets, and estimating cost to sell. These are considered Level 3 within the fair value hierarchy. An impairment charge is recorded when the Company believes that the carrying value of an asset will not be recovered through future net cash flows and that the asset’s carrying value exceeds its fair value.

During the period from July 1 through September 29, 2021, the Predecessor of the Company settled the liabilities subject to compromise by the aircraft included in the assets held for sale, and no impairment losses were recorded. See Note 4 - reorganization adjustment (b). For the period from January 1, 2021 through September 29, 2021, the Company recorded impairment losses of $4.2 million on five assets held for sale, based on appraised values or expected sales proceeds, which had an aggregate fair value of $29.3 million.

The Successor of the Company did not record impairment against assets held for sale for the year ended December 31, 2022. There were no transfers in or out of assets or liabilities measured at fair value under Level 3 during the year ended December 31, 2022 or 2021.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

16. FAIR VALUE MEASUREMENT (CONTINUED)

Fair Value of Other Financial Instruments

As part of the Plan of Reorganization, the Bankruptcy Court approved the settlement of claims reported within Liabilities subject to compromise in the Company’s Consolidated balance sheet at their respective allowed claim amounts. Accordingly, the Company did not have finance leases receivable, amounts borrowed under the MUFG Credit Facility and Drake Loan, notes payable under special-purpose financing, its derivative termination liability and its derivative instruments as of December 31, 2021.

As a result of payment delinquencies by the Company’s two customers of aircraft subject to sales-type finance leases, the Company recorded a bad debt allowance of $1.3 million during 2021. The finance lease receivables are valued at their collateral value under the practical expedient alternative.

There were no transfers in or out of assets or liabilities measured at fair value under Level 3 during 2022 or 2021.

17. COMMITMENTS AND CONTINGENCIES

In the ordinary course of the Company’s business, the Company may be subject to lawsuits, arbitrations and administrative proceedings from time to time. The Company believes that the outcome of any existing or known threatened proceedings, even if determined adversely, should not have a material adverse effect on the Company’s business, financial condition, liquidity or results of operations.

18. INCOME TAXES

Income tax (benefit) provision were comprised of the following:

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Current income tax provision
Federal	$-	$-	$16,900
State	4,800	3,200	4,000
Foreign	(53,700)	(500)	50,000
	(48,900)	2,700	70,900
Deferred income tax provision (benefits)
Federal	$1,692,300	(2,027,100)	(1,640,000)
State	(283,800)	(28,200)	(103,800)
Foreign	-	11,400	(1,700)
Valuation allowance	(1,408,400)	1,929,400	1,804,400
	-	(114,500)	58,900
Income tax (benefits) provision	$(48,900)	$(111,800)	$129,800

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

18. INCOME TAXES (CONTINUED)

Total income tax (benefit) provision differs from the amount that would be provided by applying the statutory federal income tax rate to pretax earnings as illustrated below:

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Income tax provision (benefit) at statutory federal income tax rate	$(1,290,800)	$(880,300)	$1,711,500
State tax expense (benefit), net of federal benefit	4,800	(200)	80,200
Foreign tax (benefit) expenses	(38,900)	581,900	200,800
Non-deductible management and acquisition fees	-	-	593,500
Impairment of intangible assets	13,300	-	-
PPP loan forgiveness	-	(59,900)	-
Non-taxable income	-	(4,037,200)	(4,260,600)
Other non-deductible expenses	(35,100)	187,600	-
Valuation allowance	1,297,800	4,096,300	1,804,400
Income tax (benefits) provision	$(48,900)	$(111,800)	$129,800

Temporary differences and carry-forwards that give rise to a significant portion of deferred tax assets and liabilities as of December 31, 2022 and 2021 were as follows:

	Successor	Successor	Predecessor
	December 31,	December 31,	September 29,
	2022	2021	2021
Deferred tax assets:
Debt basis differences	$-	$8,560,700	$8,560,700
Current and prior year tax losses	6,169,300	7,970,100	4,093,400
Deferred interest expense	3,991,300	4,110,900	4,136,200
Foreign tax credit	705,600	705,600	705,600
Accrued vacation and others	28,500	40,500	51,200
	10,894,700	21,387,800	17,547,100
Valuation allowance	(10,889,000)	(12,409,500)	(8,637,800)
Deferred tax assets, net of valuation allowance	$5,700	$8,978,300	$8,909,300

Deferred tax liabilities:
Accumulated depreciation on aircraft and aircraft engines	$-	$(6,556,600)	$(6,581,300)
Deferred income	-	(2,421,700)	(2,421,700)
Unrealized foreign exchange gain	-	-	(20,800)
Others	(5,700)	-	-
Deferred tax liabilities	(5,700)	(8,978,300)	(9,023,800)
Net deferred tax assets/(liabilities), net of valuation allowance and deferred tax liabilities	$-	$-	$(114,500)

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

18. INCOME TAXES (CONTINUED)

Reported as:

	Successor	Successor	Predecessor
	December 31,	December 31,	September 29,
	2022	2021	2021
Deferred tax assets	$10,894,700	$12,409,500	$8,523,300
Deferred tax liabilities	(5,700)	-	-
Valuation allowance	(10,889,000)	(12,409,500)	(8,637,800)
Net deferred tax assets/(liabilities)	$-	$-	$(114,500)

Consolidated deferred federal income taxes arise from temporary differences between the valuation of assets and liabilities as determined for financial reporting purposes and federal income tax purposes and are measured at enacted tax rates. The Company’s deferred tax items are measured at an effective tax rate (federal and state blended rate net of federal benefit) of 21.05% and 21.47% respectively as of December 31, 2022 and December 31, 2021.

The current year federal operating loss carryovers of approximately $4.7 million will be available to offset 80% of annual taxable income in future years. Approximately $3.2 million of federal net operating loss carryovers may be carried forward through 2037 and the remaining $25.0 million federal net operating loss carryovers may be carried forward indefinitely. The current year California operating loss carryovers of approximately $1.9 million will be available to offset taxable income in future years through 2042. As discussed below, the Company does not expect to utilize the net operating loss carryovers remaining at December 31, 2022 in future years.

During the year ended December 31, 2022, the Company had pre-tax loss from domestic sources of approximately $9.0 million   and pre-tax loss from foreign sources of approximately $0.4 million.  The Company had pre-tax loss from domestic sources of approximately $5.6 million and pre-tax loss from foreign sources of approximately $3.0 millions for the year ended December 31, 2021. The year-over-year decrease in profit before taxes is mostly driven by the reduction in Company’s restructuring costs and employee salaries. The Company’s foreign tax credit carryover will be available to offset federal tax expense in future years through 2030.

As of December 31, 2022, the Company has a full valuation allowance of approximately $10.9 million against its net deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences, for which realization cannot be considered more likely than not at this time. In assessing the need for a valuation allowance, the Company considered all positive and negative evidence, including taxable loss occurred in recent years, scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and past financial performance. Recent negative operating result has caused the Company to be in a cumulative loss position as of December 31, 2022.

As of December 31, 2021, the Company had a valuation allowance of approximately $12.4 million, which fully offsets its net deferred tax assets.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

18. INCOME TAXES (CONTINUED)

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2017. At December 31, 2022 and 2021, the Company had a balance of accrued tax, penalties and interest totaling $56,100 and $66,200 related to unrecognized tax benefits on its non-U.S. operations included in the Company’s accounts and taxes payable. The Company anticipates decreases of approximately $14,100 to the unrecognized tax benefits within twelve months of this reporting date. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	December 31,	December 31,
	2022	2021
Balance at January 1	$66,200	$74,000
Additions for prior years’ tax positions	2,700	800
Reductions from expiration of statute of limitations	(12,800)	(8,600)
Balance at December 31	$56,100	$66,200

The Company accounts for interest related to uncertain tax positions as interest expense, and for income tax penalties as tax expense

19. SUBSEQUENT EVENTS

Marsprotocol Technologies Pte. Ltd. (the “JV Company”)

On March 3, 2023, in connection with a newly formed joint venture, SDP and Bit Digital Singapore Pte. Ltd. (“Bit Digital”), entered into a shareholders’ agreement (the “Shareholders Agreement”) with Marsprotocol Technologies Pte. Ltd., to provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology (the “Joint Venture”). Through MarsProtocol, the Joint Venture will seek to provide non-custodial staking tools whereby users’ private keys are not stored in its database to ensure the safety of its users’ digital assets. Pursuant to the Shareholders Agreement, SDP owned 60% and Bit Digital owned 40% of MTP.

On August 4, 2023, Bit Digital exited its investment in MTP and withdrew its capital contribution of SGC$120,000 from MTP. As a result of the transaction, SDP owns all outstanding ordinary shares of MTP. As a result of the purchase of Bit Digital’s interest in MTP, MTP no longer provides non-custodial staking tools to third parties from July 2023.

Close of a private placement of 5,280,000 shares of common stock

On December 23, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell up to an aggregate of 5,280,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.30 per share, or $6.9 million (the “Private Placement”).

On January 20, 2023, the Company completed an initial sale of 4,314,615 shares of Common Stock pursuant to the Private Placement to certain Purchasers for an aggregate purchase price of $5.6 million, or $1.30 per share.

On February 15, 2023, the Company completed the final sale of 765,384 shares of Common Stock pursuant to the Private Placement to a Purchaser for an aggregate purchase price of $1.0 million, or $1.30 per share, for combined total issuance of 5,079,999 shares of Common Stock for gross proceeds of approximately $6.6 million to the Company under the Private Placement, before deducting estimated offering expenses payable by the Company.

Change of ticker

Effective February 6, 2023, we changed our ticker symbol from “MTMT” to “MPU” on the NYSE American to more closely align with our MarsProtocol brand for our digital assets staking business.

MEGA MATRIX CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Rounded to the Nearest Hundred US Dollar, except for share and per share data, unless otherwise stated)

	September 30,	December 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$1,967,000	$7,263,600
Stable coins	9,700	2,972,000
Digital assets	5,036,600	459,300
Due from a related party	37,100	-
Taxes receivable	-	1,095,600
Prepaid expenses and other assets	374,100	761,300
Total current assets	7,424,500	12,551,800

Non-current Assets:
Long-term investments	1,609,300	-
Total non-current assets	1,609,300	-

Total assets	$9,033,800	$12,551,800

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$291,700	$254,700
Accrued payroll	-	132,700
Income taxes payable	5,900	18,500
Subscription fee advanced from the shareholders	-	5,184,000
Total liabilities	297,600	5,589,900

Commitments and contingencies (Note 10)

Equity:
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 40,000,000 and 40,000,000 shares authorized, 31,724,631 and 26,484,055 shares outstanding at September 30, 2023 and December 31, 2022, respectively	31,800	26,500
Paid-in capital	28,114,600	21,372,100
Accumulated deficit	(17,865,100)	(13,420,400)
Total Mega Matrix Corp. Stockholders’ Equity	10,281,300	7,978,200
Non-controlling interests	(1,545,100)	(1,016,300)
Total equity	8,736,200	6,961,900
Total liabilities and equity	$9,033,800	$12,551,800

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MEGA MATRIX CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Rounded to the Nearest Hundred US Dollar, except for share and per share data, unless otherwise stated)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2023	2022	2023	2022
Revenues and other income:
Operating lease revenue	$-	$-	$-	$120,000
Gamefi revenue	-	-	-	326,800
Revenue from solo staking	4,400	-	14,000	-
Revenue from provision of staking technology tools	-	-	10,000	-
	4,400	-	24,000	446,800
Cost of revenues	(19,000)	-	(263,900)	(561,100)
Gross loss	(14,600)	-	(239,900)	(114,300)

Operating expenses (income):
Impairment of digital assets	490,100	2,100	713,100	10,400
Impairment of intangible assets	-	888,900	-	888,900
Loss from exchange of digital assets	600	-	12,100	-
Professional fees, general and administrative and other	612,200	789,300	2,403,500	1,790,700
Salaries and employee benefits	372,200	467,300	1,312,400	1,703,600
IT expenses	2,400	-	10,400	-
Insurance	98,900	86,200	296,700	272,900
Marketing expenses	4,600	-	25,700	-
Interest	-	-	-	120,000
Other taxes	-	-	-	2,800
Reversal of bad debt expense	-	-	-	(300,000)
Total operating expenses	1,581,000	2,233,800	4,773,900	4,489,300

Other income (expenses):
Share of equity loss in an equity method investee	(26,200)	-	(40,700)	-
Other (expenses) income	(1,900)	-	8,300	-
Total other expenses, net	(28,100)	-	(32,400)	-

Loss from operations before income tax expenses	(1,623,700)	(2,233,800)	(5,046,200)	(4,603,600)

Income tax benefits	13,100	10,700	72,700	6,600
Net loss and comprehensive loss	$(1,610,600)	$(2,223,100)	$(4,973,500)	$(4,597,000)
Less: Net loss and comprehensive loss attributable to non-controlling interests	137,800	245,300	528,800	724,300
Net loss and comprehensive loss attributable to Mega Matrix Corp.’s shareholders	$(1,472,800)	$(1,977,800)	$(4,444,700)	$(3,872,700)
Loss per share:
Basic	$(0.05)	$(0.10)	$(0.16)	$(0.21)
Diluted	$(0.05)	$(0.10)	$(0.16)	$(0.21)

Weighted average shares used in loss per share computations:
Basic	31,724,631	22,084,055	31,187,818	22,084,055
Diluted	31,724,631	22,084,055	31,187,818	22,084,055

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MEGA MATRIX CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

	Mega Matrix Corp. Stockholder’s Equity
	Common Stock				Non-
	Number of Stocks	Amount	Paid-in Capital	Accumulated Deficits	Controlling Interests	Total
Balance, December 31, 2021	22,084,055	$22,100	$16,982,700	$(4,954,400)	$(237,100)	$11,813,300
Share based compensation	-	-	-	-	65,000	65,000
Net loss	-	-	-	(536,300)	(140,000)	(676,300)
Balance, March 31, 2022	22,084,055	$22,100	$16,982,700	$(5,490,700)	$(312,100)	$11,202,000
Cancellation of share-based compensation due to one management	-	-	-	-	(12,000)	(12,000)
Net loss	-	-	-	(1,358,600)	(339,000)	(1,697,600)
Balance, June 30, 2022	22,084,055	$22,100	$16,982,700	$(6,849,300)	$(663,100)	$9,492,400
Acquisition of a subsidiary under common control	-	-	(6,200)	-	-	(6,200)
Net loss	-	-	-	(1,977,800)	(245,300)	(2,223,100)
Balance, September 30, 2022	22,084,055	$22,100	$16,976,500	$(8,827,100)	$(908,400)	$7,263,100

Balance, December 31, 2022	26,484,055	$26,500	$21,372,100	$(13,420,400)	$(1,016,300)	$6,961,900
Issuance of common stocks pursuant to private placement	5,079,999	5,100	6,533,900	-	-	6,539,000
Net loss	-	-	-	(1,513,900)	(147,400)	(1,661,300)
Balance, March 31, 2023	31,564,054	$31,600	$27,906,000	$(14,934,300)	$(1,163,700)	$11,839,600
Issuance of common stocks to a service provider	160,577	200	208,600	-	-	208,800
Capital injection from a non-controlling shareholder	-	-	-	-	88,900	88,900
Net loss	-	-	-	(1,458,000)	(243,600)	(1,701,600)
Balance, June 30, 2023	31,724,631	$31,800	$28,114,600	$(16,392,300)	$(1,318,400)	$10,435,700
Withdrawal of capital by a non-controlling shareholder	-	-	-	-	(88,900)	(88,900)
Net loss	-	-	-	(1,472,800)	(137,800)	(1,610,600)
Balance, September 30, 2023	31,724,631	$31,800	$28,114,600	$(17,865,100)	$(1,545,100)	$8,736,200

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MEGA MATRIX CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Rounded to the Nearest Hundred US Dollar, unless otherwise stated)

	For the Nine Months Ended September 30
	2023	2022

Net cash used in operating activities	$(1,965,200)	$(4,671,200)

Investing activities:
Investment in equity investees	(1,350,000)	-
Purchase of digital assets	(3,146,500)	-
Purchase of stable coins	(139,900)	-
Proceeds paid to acquire a subsidiary under common control	-	(10,000)
Acquisition of net assets of a subsidiary	-	3,800
Net cash used in investing activities	(4,636,400)	(6,200)

Financing activities:
Proceeds from issuance of common stocks pursuant to private placements	1,305,000	-
Subscription fee advanced from investors	-	2,200,000
Capital injection from a non-controlling shareholder	88,900	-
Capital withdrawal by a non-controlling shareholder	(88,900)	-
Net cash provided by financing activities	1,305,000	2,200,000
Net decrease in cash and cash equivalents	(5,296,600)	(2,477,400)
Cash and cash equivalents, beginning of period	7,263,600	7,380,700
Cash and cash equivalents, end of period	$1,967,000	$4,903,300
Supplemental Cash Flow Information

Payment of interest expenses	$-	$120,000
Refund of income tax expenses	$1,067,600	$-

Non-cash Investing and Financing activities
Collection of USDC from issuance of common stocks pursuant to private placements	$50,000	$-
Investment in equity investees in USDC	$300,000	-
Issuance of common stocks to settle advance from subscription fee from investors	$6,539,000	$-
Subscription fee advanced from investors in USDC	$-	$775,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Mega Matrix Corp. (the “Company”, formerly “AeroCentury Corp.” and “ACY”) is a Delaware corporation incorporated in 1997. Through the Company’s emergence from bankruptcy on September 30, 2021, and new investors and management, the Company became a holding company located in Palo Alto, California, with two subsidiaries: Mega Metaverse Corp., a California corporation (“Mega”) and JetFleet Holdings Corp., a California corporation (“JHC”). On January 1, 2022, JetFleet Management Corp. (“JMC”), a wholly-owned subsidiary of JHC, was merged with and into JHC, with JHC being the surviving entity. As part of the merger, JHC changed its name to JetFleet Management Corp.

On March 25, 2022, the Company changed its name from “AeroCentury Corp” to “Mega Matrix Corp.” (“Name Change”) to better reflect its expansion into Metaverse and GameFi business. In connection with the Name Change, the Company changed its ticker symbol from “ACY” to “MTMT” on the NYSE American, effective on March 28, 2022. All references to the “Company,” or “AeroCentury” refers to AeroCentury Corp. together with its consolidated subsidiaries prior to March 25, 2022 and renamed “Mega Matrix Corp.” commencing on March 25, 2022. Effective on February 6, 2023, the Company changed its ticker symbol from “MTMT” to “MPU” on the NYSE American.

On August 31, 2022, we acquired all of the equity interest in Saving Digital Pte, Ltd., a Singapore corporation (“SDP”) with no operations and approximately $3,800 in cash, from our chairman Yucheng Hu for a nominal consideration of $10,000. On September 19, 2022, through SDP, we purchased 37 Ethereum (ETH) for the purpose of exploring Ethereum staking opportunities following the transition by Ethereum on September 15, 2022 from proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism referred to as the “Merge.” Prior to the Merge, Ethereum utilized a PoW validation method for digital asset transactions. Following the Merge, Ethereum shifted to a PoS validation system where validators stake their ETH into a smart contract on Ethereum to serve as collateral that can be destroyed if the validator behaves dishonestly or lazily. The validator (selected randomly) is then responsible for processing the blockchain transactions, storing data and adding new blocks to the blockchain. Validators receives a transaction fee on their staked coins in ETH as a reward for their active participation in the network. To become a validator on Ethereum, a participant must stake 32 ETH. As of September 30, 2023, SDP staked 320 ETH to become ten (10) validators to Ethereum to earn ETH rewards and yield. As of the date of this report, SDP staked 1,600 ETH to become fifty (50) validators to Ethereum to earn ETH rewards and yield. Solo-Staking enables SDP to utilize its ETH treasury to stake on the Ethereum beacon chain and to earn ETH-denominated rewards directly from the Ethereum protocol.

On March 1, 2023, SDP and Bit Digital Singapore Pte. Ltd. (“Bit Digital”), entered into a shareholders’ agreement (the “Shareholders Agreement”) with Marsprotocol Technologies Pte. Ltd. (“MTP”), to provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology. Pursuant to the Shareholders Agreement, SDP will own 60% and Bit Digital will own 40% of MTP. Through the MarsProtocol platform, MTP planned to provide non-custodial staking tools. On April 25, 2023, we, through our 100% controlled Singapore subsidiary SDP, invested $300,000 in MarsLand Global Limited (“MarsLand”), a BVI company and held 30% interest in MarsLand. The other shareholders of MarsLand are non-affiliated. MarsLand provides staking services to institutional clients, including us and Bit Digital. Further, Saving Digital is applying for the trademark “MarsProtocol”. After the successful application, Saving Digital will authorize MarsLand to use the trademark MarsProtocol to conduct MarsLand’s staking as a service (“StaaS”) business. MarsLand will provide StaaS business of which we may utilize their services. We may also continue to conduct Ethereum solo-staking as part of our own business.

From the end of April to the end of June 2023, which was a transition period, we terminated cooperation with an outsourced third-party IT company to develop and maintain our MarsProtocol staking platform. There are no penalties or contingencies arising from the termination of cooperation. As a result, effective July 1, 2023, we will not provide non-custodial staking tools to third parties. On August 4, 2023, Bit Digital exited its investment in MTP and withdrew its capital contribution of SGC$120,000 from MTP. As a result of the transaction, SDP owns all outstanding ordinary shares of MTP.

On April 14, 2023, we entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with MarsProtocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company (“MPU Cayman”), amending and restating the Agreement and Plan of Merger, dated December 7, 2022. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into MPU Cayman (the “Redomicile Merger”), with MPU Cayman being the surviving company in the Redomicile Merger. Upon the effectiveness of the Redomicile Merger, (i) MPU Cayman will change its name from MarsProtocol Inc. to Mega Matrix Inc., and (ii) MPU Cayman, together with its subsidiaries, will own and continue to conduct the Company’s business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. The consent of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to approve and adopt the Merger Agreement.

On August 24, 2023, per the recommendation of JMC’s board of directors, the Company, as a holder of a majority of the voting stock of JMC, elected to approve the winding up and dissolution of JMC. JMC will cease providing aircraft advisory and management services upon winding up. As of the date of this report, JMC is in the winding up process.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed consolidated financial statements are presented on a consolidated basis in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information, the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected for the year ending December 31, 2023 or for any other period. All intercompany balances and transactions have been eliminated on consolidation.

Non-controlling interests

Non-controlling interests represent the equity interests of MTP and JMC that are not attributable, either directly or indirectly, to the Company. In the three months ended September 30, 2023, the non-controlling equity holder exited its investment in MTP. As of September 30, 2023 and December 31, 2022, non-controlling equity holders held 45.81% and 45.81% equity interest in JMC, respectively.

Going concern

For the nine months ended September 30, 2023 and 2022, the Company reported net losses of $5.0 million and $4.6 million, respectively, and cash flows of $2.0 million and $4.7 million used in operating activities. In addition, the Company had accumulated deficits of $17.9 million and $13.4 million as of September 30, 2023 and December 31, 2022 respectively. These conditions raised substantial doubt about the Company’s ability to continue as a going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities and obtain financing from investors to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

As of September 30, 2023, the Company had working capital of $7.1 million, among which the Company held cash of $2.0 million, stable coins of $9,700 and digital assets of $5.0 million, which were easily convertible into cash over the market.

Given the financial condition of the Company and its operating performance, the Company assesses current working capital is sufficient to meet its obligations for the next 12 months from the issuance date of this report. Accordingly, management continues to prepare the Company’s unaudited condensed consolidated financial statements on going concern basis.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Digital assets

Digital assets (including Ethereum (ETH) and Tether USD (USDT)) are included in current assets in the accompanying unaudited condensed consolidated balance sheets. Digital assets purchased are recorded at cost and digital assets awarded to the Company through its GameFi and Solo-Staking business are accounted for in connection with the Company’s revenue recognition policy disclosed below.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Digital assets are measured on a first-in-first-out (“FIFO”) basis and measured for impairment whenever indicators of impairment are identified based on the intraday low quoted price of digital assets. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the digital assets. Subsequent reversal of impairment losses is not permitted. Digital assets are classified on our balance sheet as a current asset due to the Company’s ability to sell it in a highly liquid marketplace and its intent to liquidate its digital assets to support operations when needed. Impairment of $713,100 and $10,400 for digital assets was recognized for the nine months ended September 30, 2023 and 2022, respectively.

Purchases of digital assets by the Company, if any, will be included within investing activities in the accompanying unaudited condensed consolidated statements of cash flows, while digital assets awarded to the Company through its GameFi and Solo-staking business are included within operating activities on the accompanying unaudited condensed consolidated statements of cash flows. The sales of digital assets are included within operating activities in the accompanying unaudited condensed consolidated statements of cash flows and any realized gains or losses from such sales are included in “realized gain (loss) on exchange of digital assets” in the unaudited condensed consolidated statements of operations and comprehensive loss. The Company accounts for its gains or losses in accordance with the first-in first-out method of accounting. As of September 30, 2023 and December 31, 2022, the Company did not sell its digital assets for cash.

ASC 820 defines “principal market” as the market with the greatest volume and level of activity for the asset or liability. The determination of the principal market (and, as a result, the market participants in the principal market) is made from the perspective of the reporting entity. The Company determines CoinMarketCap as its principal market, as it is one of the earliest and the most trusted sources by users, institutions, and media for comparing thousands of cryptocurrency and selected by the U.S. government.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Long-term investments

As of September 30, 2023, long-term investments represent the Company’s investment in one equity method investee over which the Company has significant influence, and investment in two privately held companies over which the Company neither has control nor significant influence through investments in ordinary shares.

Investment in equity method investee

In accordance with ASC 323, Investments - Equity Method and Joint Ventures, the Company accounts for the investment in privately held companies using equity method, because the Company has significant influence but does not own a majority equity interest or otherwise control over the equity investees.

Under the equity method, the Company initially records its investment at cost and prospectively recognizes its proportionate share of each equity investee’s net income or loss into its consolidated statements of operations. When the Company’s share of losses in the equity investee equals or exceeds its interest in the equity investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity investee.

The Company continually reviews its investment in the equity investee to determine whether a decline in fair value below the carrying value is other-than-temporary. The primary factors the Company considers in its determination include the financial condition, operating performance and the prospects of the equity investee; other company specific information such as recent financing rounds; the geographic region, market and industry in which the equity investee operates; and the length of time that the fair value of the investment is below its carrying value. If the decline in fair value is deemed to be other-than-temporary, the carrying value of the equity investee is written down to fair value.

Investment in privately held companies

Equity investments not accounted for using the equity method are carried at fair value with unrealized gains and losses recorded in the consolidated statements of operations, according to ASC 321, Investments - Equity Securities. The Company elected to record the equity investments in privately held companies using the measurement alternative at cost, less impairment, with subsequent adjustments for observable price changes resulting from orderly transactions for identical or similar investments of the same issuer.

Equity investments in privately held companies accounted for using the measurement alternative are subject to periodic impairment reviews. The Company’s impairment analysis considers both qualitative and quantitative factors that may have a significant effect on the fair value of these equity securities, including consideration of the impact of the COVID-19 pandemic. In computing realized gains and losses on equity securities, the Company calculates cost based on amounts paid using the average cost method. Dividend income is recognized when the right to receive the payment is established.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue from Solo-Staking business

The Company generates revenue through staking rewards.

The Company staked its own digital assets validating nodes on the Ethereum chain. Through the contracts with Ethereum chain, the Company provides Ethereum (“ETH”) to stake on a node for the purpose of validating transactions and adding blocks to a respective blockchain network. The Company’s enforceable right to compensation begins when, and lasts for as long as, the Company provides staking services to the ETH chain; the Company’s performance obligation extends over the contract term given its continuous provision of staking services. This period of time corresponds with the period of service for which the ETH chain determines compensation due to us. Given cancellation terms of the contract, and the Company’s customary business practice, the contract effectively provides the option to renew for successive contract terms daily.

The Company is entitled to terminate its contract with ETH chain at any time at its own discretion. In exchange for staking the ETH and validating transactions on blockchain networks, the Company is entitled to all of the fixed ETH award for running the Company’s own node, for successfully validating or adding a block to the blockchain.

The provision of validating blockchain transactions is an output of the Company’s ordinary activities. Each separate block creation or validation under a smart contract with a network represents a performance obligation. The transaction consideration the Company receives - the ETH awards - is a non-cash consideration, which the Company measures at fair value on the date received. The fair value of the ETH award received is determined using the quoted price of the related cryptocurrency at the time of receipt. The satisfaction of the performance obligation for transaction verification services occurs at a point in time when confirmation is received from the network indicating that the validation is complete, and the awards are available for transfer. At that point, revenue is recognized.

Revenue from provision of staking technology tools

The Company charged its customers at a fixed fee rate on each unit of digital assets earned from staking business. The Company identified one performance obligation from the staking services. Because the customers simultaneously receives and consumes the services provided by the Company, the Company recognized the revenues over period using output method as measurement.

Commencing in March 2023, the Company, through MTP, provides its customers with proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”

Revenue from GameFi business

In late March 2022, the Company released its first NFT game “Mano” in the Mega’s metaverse universe platform“alSpace”. Mano is a competitive idle role-playing game (RPG) deploying the concept of GameFi in the innovative application of NFTs (non-fungible token) based on blockchain technology, with a “Play-to-earn” business model that the players can earn while they play in the alSpace.

The Company earns transaction fees from players based on a fixed number of Binance Coin (BNB) of each transaction when they want to upgrade or reset their NFT in Mano. When a player executes a game transaction through Binance Smart Chain (“BSC”), transaction fee is recognized upon the completion of this game transaction. Only a single performance obligation is identified for each game transaction, and the performance obligation is satisfied on the trade date because that is when the underlying game service is identified, the pricing of transaction fee is agreed upon and the promised services are delivered to customers. All of the Company’s revenues from contracts with customers are recognized at a point in time. The game service could not be cancelled once it’s executed and is not refundable, so returns and allowances are not applicable. The Company recognizes revenues on a gross basis as the Company is determined to be the primary obligor in fulfilling the trade order initiated by the player.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

The revenue is in the form of BNB, which is a cryptocurrency that is primarily used in payment of paying transactions and trading fees through BSC. BNB is convertible to cash or other digital assets.  Due to regulatory challenges, the Company decided to suspend the Mano game and the alSpace platform, and on November 4, 2022, the Company discontinued the Mano game and the alSpace platform.

Revenue Recognition (continued)

Revenue from leasing of aircraft assets

Revenue from leasing of aircraft assets pursuant to operating leases is recognized on a straight-line basis over the terms of the applicable lease agreements. Deferred payments are recorded as accrued rent when the cash rent received is lower than the straight-line revenue recognized. Such receivables decrease over the term of the applicable leases. Interest income is recognized on finance leases based on the interest rate implicit in the lease and the outstanding balance of the lease receivable.

Maintenance reserves retained by the Company at lease-end are recognized as maintenance reserves revenue.

In instances where collectability is not reasonably assured, the Company recognizes revenue as cash payments are received. The Company estimates and charges to income a provision for bad debts based on its experience with each specific customer, the amount and length of payment arrearages, and its analysis of the lessee’s overall financial condition. If the financial condition of any of the Company’s customers deteriorates, it could result in actual losses exceeding any estimated allowances.

Taxes

As part of the process of preparing the Company’s consolidated financial statements, management estimates income taxes in each of the jurisdictions in which the Company operates. This process involves estimating the Company’s current tax exposure under the most recent tax laws and assessing both permanent and temporary differences resulting from differing treatment of items for tax and US GAAP purposes. The temporary differences result in deferred tax assets and liabilities, which are included in the balance sheet. In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or availability to carryback the losses to taxable income during periods in which those temporary differences become deductible. The Company considered several factors when analyzing the need for a valuation allowance including the Company’s three-year book cumulative loss through September 30, 2023, the financial forecast, the Company’s recent filing for protection under Chapter 11 of the bankruptcy code, the operation uncertainty of the Company’s new business. Based on this analysis, the Company has concluded that a valuation allowance is necessary for its U.S. and foreign deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences and has recorded a full valuation allowance on its deferred tax assets.

Reclassification

Certain items in the financial statements of comparative period have been reclassified to conform to the financial statements for the current period. The reclassification has no impact on the total assets and total liabilities as of September 30, 2023 or on the statements of operations for the three and nine months ended September 30, 2023. A reclassification of USDT from stable coin to digital assets has been made to the consolidated balance sheet as of December 31, 2022.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

3. STABLE COINS

Stable coins were comprised of the following:

	September 30,	December 31,
	2023	2022
USDC	$9,700	$2,972,000

A reclassification of USDT from stable coin to digital assets has been made to the consolidated balance sheet as of December 31, 2022.

The following table presents additional information about USDC for the nine months ended September 30, 2023 and 2022:

	For the Nine Months Ended September 30,
	2023	2022

Opening balance	$2,972,000	$-
Collection of USDC from subscription fee from investors	50,000	775,000
Collection of USDC from provision of staking technology tools	6,800	-
Purchases of USDC	139,900	-
Collection of USDC from exchange of USDT	595,000	-
Collection of USDC from exchange of ETH and BNB	-	297,500
Investment in an equity-method investee in USDC	(300,000)	-
Exchange of USDC into ETH	(2,894,300)	-
Payment of service fees and other expenses	(559,700)	(140,100)
Ending balance	$9,700	$932,400

4. DIGITAL ASSETS

Digital asset holdings were comprised of the following:

	September 30,	December 31,
	2023	2022
ETH	$4,418,700	$369,200
USDT*	617,800	90,100
	$5,036,500	$459,300

*	A reclassification of USDT from stable coin to digital assets has been made to the consolidated balance sheet as of December 31, 2022.

For the three months ended September 30, 2023 and 2022, the Company recognized impairment loss of $490,100 and $2,100 on ETH, respectively. For the nine months ended September 30, 2023 and 2022, the Company recognized impairment loss of $713,100 and $10,400 on ETH, respectively.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

4. DIGITAL ASSETS (CONTINUED)

Additional information about digital assets

The following table presents additional information about ETH for the nine months ended September 30, 2023 and 2022:

	For the Nine Months Ended September 30,
	2023	2022
Opening balance	$369,200	$-
Addition of ETH staking reward	14,000	-
Purchases of ETH in cash	-	48,400
Purchases of ETH from exchange of USDC	2,894,300	-
Purchases of ETH from exchange of USDT	1,904,700	-
Collection of ETH from other services	3,700	-
Exchange of ETH into USDC	-	(100)
Return of ETH to a third party	(34,600)	-
Payment of ETH for other services	(19,500)	-
Impairment of ETH	(713,100)	(2,100)
Ending balance	$4,418,700	$46,200

The following table presents additional information about USDT for the nine months ended September 30, 2023 and 2022:

	For the Nine Months Ended September 30,
	2023	2022
Opening balance	$90,100	$-
Purchase of USDT in cash	3,146,500	-
Exchange of USDT into ETH	(1,904,700)	-
Exchange of USDT into USDC	(595,800)	-
Collection of USDT from exchange of BNB	-	-
Payment of service fees	(118,300)	-
Ending balance	$617,800	$-

5. LONG-TERM INVESTMENTS

Long-term investments were comprised of the following:

	September 30, 2023	December 31, 2022
Investment in MarsLand Global Limited (“MarsLand”) (a)	$259,300	$-
Investment in Quleduo Technology Co., (“Quleduo”) (b)	1,000,000	-
Investment in DaoMax Technology Co., Ltd, (“DaoMax”) (c)	350,000	-
Total	$1,609,300	$-

(a) Investment in MarsLand

MarsLand is a privately held company. In May 2023, the Company, through Saving Digital Pte. Ltd. (“Saving Digital”), its wholly owned subsidiary, invested consideration of $300,000 in USDC, which represents 30% of equity interest in MarsLand. The Company used equity method to measure the investment in MarsLand. For the three and nine months ended September 30, 2023, the Company recorded a loss of $26,200 and $40,700 for its share of the results of MarsLand. As of September 30, 2023, the Company did not recognize impairment against the investment in MarsLand.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

5. LONG-TERM INVESTMENTS (CONTINUED)

(b) Investment in Quleduo

Quleduo is a privately held company which is engaged in software design and development. In May and September 2023, the Company made a total cash consideration of $1,000,000 in two instalments to acquire 18.2% of equity interest in Quleduo. Quleduo is a privately held company, over which the Company neither has control nor significant influence through investment in ordinary shares. The Company accounted for the investment in Quleduo using the measurement alternative at cost, less impairment, with subsequent adjustments for observable price changes resulting from orderly transactions for identical or similar investments of the same issuer.

For the three and nine months ended September 30, 2023, the Company did not record upward adjustments or downward adjustments on the investment. The Company’s impairment analysis considers both qualitative and quantitative factors that may have a significant effect on the fair value of the equity security. As of September 30, 2023, the Company did not recognize impairment against the investment security.

(c) Investment in DaoMax

In June 2023, the Company, through Saving Digital, invested cash consideration of $350,000 in DaoMax in exchange for 5% equity interest in the investee. DaoMax is a privately held company, over which the Company neither has control nor significant influence through investment in ordinary shares. The Company accounted for the investment in DaoMax using the measurement alternative at cost, less impairment, with subsequent adjustments for observable price changes resulting from orderly transactions for identical or similar investments of the same issuer.

For the three and nine months ended September 30, 2023, the Company did not record upward adjustments or downward adjustments on the investment. The Company’s impairment analysis considers both qualitative and quantitative factors that may have a significant effect on the fair value of the equity security. As of September 30, 2023, the Company did not recognize impairment against the investment security.

6. OPERATING LEASES

As of September 30, 2023 and December 31, 2022, the Company leases office spaces in the United States under non-cancelable operating leases, with terms ranging within 12 months. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. For operating leases that include rent holidays and rent escalation clauses, the Company recognizes lease expense on a straight-line basis over the lease term from the date it takes possession of the leased property. The Company records the straight-line lease expense and any contingent rent, if applicable, in the account of “professional fees, general and administrative and other expenses” on the unaudited condensed consolidated statements of operations and comprehensive losses.

The lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company applied practical expedient to account for short-term leases with lease term within 12 months. The Company records operating lease expense in its consolidated statements of income and comprehensive income on a straight-line basis over the lease term and record variable lease payments as incurred. For the three months ended September 30, 2023 and 2022, the Company recorded rent expenses of $37,700 and $39,400, respectively. For the nine months ended September 30, 2023 and 2022, the Company recorded rent expenses of $69,600 and $123,400, respectively.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

7. COMMON STOCK

As of December 31, 2022, the Company authorized 40,000,000 shares of common stocks, and had 26,484,055 shares issued and outstanding.

On December 23, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell up to an aggregate of 5,280,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.30 per share, or $6.9 million (the “Private Placement”).

On January 20, 2023, the Company completed an initial sale of 4,314,615 shares of Common Stock pursuant to the Private Placement to certain Purchasers for an aggregate purchase price of $5.6 million, or $1.30 per share.

On February 15, 2023, the Company completed the final sale of 765,384 shares of Common Stock pursuant to the Private Placement to a Purchaser for an aggregate purchase price of $1.0 million, or $1.30 per share, for combined total issuance of 5,079,999 shares of Common Stock for gross proceeds of approximately $6.6 million to the Company under the Private Placement, before deducting estimated offering expenses payable by the Company.

On June 5, 2023, the Company issued 160,577 Common Stock to a third-party provider which provided network security services to the Company. The service fee was agreed at $208,800.

As of September 30, 2023, the Company authorized 40,000,000 shares of common stocks, and had 31,724,631 shares issued and outstanding.

8. INCOME TAXES

The Company recorded income tax benefits of $13,100 in the three months ended September 30, 2023, or 0.81% of pre-tax loss, compared to $10,700 income tax benefits, or 0.48% of pre-tax loss in the three months ended September 30, 2022. The Company recorded income tax benefits of $72,700 in the nine months ended September 30, 2023, or 1.44% of pre-tax loss, compared to $6,600 income tax benefits, or 0.14% of pre-tax loss in the nine months ended September 30, 2022. The difference in the effective federal income tax rate from the normal statutory rate in the three and nine months ended September 30, 2023 was primarily because the increase in foreign income tax receivable, the uncertain tax benefit reserve release due to the expiration of Statue of Limitations, and the Company applied a full valuation allowance on its deferred tax assets.

In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or availability to carryback the losses to taxable income during periods in which those temporary differences become deductible. The Company considered several factors when analyzing the need for a valuation allowance including the Company’s current three-year cumulative loss through September 30, 2023, the current year operation forecast, the Company’s recent filing for protection under Chapter 11 of the bankruptcy code, as well as the operation uncertainty of the Company’s new business. Based on this analysis, the Company has concluded that a valuation allowance is necessary for its U.S. and foreign deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences and has recorded a full valuation allowance on its deferred tax assets.

In addition, the Company has closely monitored the development of Pillar Two - Global Minimum Tax- introduced by the Organization for Economic Co-operation and Development (“OECD”) and the impact on the Company’s effective tax rate. As of the quarter ended September 30, 2023, the Company expects no impact from the Pillar Two as the Company’s worldwide revenue is below the revenue threshold.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

9. OPERATING SEGMENTS

ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services.

Due to regulatory challenges, the Company, on November 4, 2022, discontinued the Mano game and the alSpace platform. Accordingly as of September 30, 2023 and December 31, 2022, and for the three and nine months ended September 30, 2023, the Company had two business segments which were comprised of 1) the ETH staking business, and 2) the leasing of regional aircraft to foreign and domestic regional airlines.

For the three and nine months ended September 30, 2022, the Company had two business segments which were comprised of 1) the GameFi business, and 2) the leasing of regional aircraft to foreign and domestic regional airlines.

The following tables present summary information of operations by segment for the three months ended September 30, 2023 and 2022.

	For the Three Months Ended September 30, 2023
	Staking	Leasing
	Business	Business	Total
Revenue and other income	$4,400	$-	$4,400
Gross loss	$(14,600)	$-	$(14,600)
Total operating expenses	$(1,404,600)	$(176,400)	$(1,581,000)
Loss before income tax provision	$(1,447,300)	$(176,400)	$(1,623,700)
Net loss	$(1,447,700)	$(162,900)	$(1,610,600)

	For the Three Months Ended September 30, 2022
	GameFi	Leasing
	Business	Business	Total
Revenue and other income	$-	$-	$-
Gross loss	$-	$-	$-
Total operating expenses	$(1,381,100)	$(852,700)	$(2,233,800)
Loss before income tax provision	$(1,381,100)	$(852,700)	$(2,233,800)
Net loss	$(1,381,500)	$(841,600)	$(2,223,100)

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

9. OPERATING SEGMENTS (CONTINUED)

The following tables present summary information of operations by segment for the nine months ended September 30, 2023 and 2022.

	For the Nine Months Ended September 30, 2023
	Staking	Leasing
	Business	Business	Total
Revenue and other income	$24,000	$-	$24,000
Gross loss	$(239,900)	$-	$(239,900)
Total operating expenses	$(3,468,700)	$(1,305,200)	$(4,773,900)
Loss before income tax provision	$(3,751,200)	$(1,295,000)	$(5,046,200)
Net loss	$(3,752,400)	$(1,221,100)	$(4,973,500)

	For the Nine Months Ended September 30, 2022
	GameFi	Leasing
	Business	Business	Total
Revenue and other income	$326,800	$120,000	$446,800
Gross (loss) profit	$(234,300)	$120,000	$(114,300)
Total operating expenses	$(2,407,100)	$(2,082,200)	$(4,489,300)
Loss before income tax provision	$(2,641,400)	$(1,962,200)	$(4,603,600)
Net loss	$(2,642,600)	$(1,954,400)	$(4,597,000)

The following tables present total assets by segment as of September 30, 2023 and December 31, 2022:

	September 30,	December 31,
	2023	2022
ETH Staking Business	$8,837,700	$11,120,100
Lease Business	196,100	1,431,700
	$9,033,800	$12,551,800

10. COMMITMENTS AND CONTINGENCIES

In the ordinary course of the Company’s business, the Company may be subject to lawsuits, arbitrations and administrative proceedings from time to time. The Company believes that the outcome of any existing or known threatened proceedings, even if determined adversely, should not have a material adverse effect on the Company’s business, financial condition, liquidity or results of operations.

11. SUBSEQUENT EVENTS

On October 19, 2023, the Company entered an agreement to acquire an additional 2.6% equity interest in DaoMax for a cash consideration of $196,000. Upon the closing of the investment on October 20, 2023, the Company owned an aggregation of 7.6% equity interest in DaoMax.

ANNEX A

SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 26, 2023, by and among Mega Matrix Corp., a Delaware corporation (“MPU”), Mega Matrix Inc. (formerly known as MarsProtocol Inc.), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of MPU (“MPU Cayman”), and MPU Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of MPU Cayman (“MPU Merger Sub”).

RECITALS

1. MPU and MPU Cayman have previously entered into an Agreement and Plan of Merger, dated December 7, 2022, and as amended and restated on April 14, 2023 (collectively the “Original Agreement”), and they now wish to enter into this Second Amended and Restated Agreement and Plan of Merger so as to amend and restate the Original Agreement by the deletion in their entirety and the substitution in their place the terms of this Agreement;

2. The Boards of Directors of each of MPU, MPU Cayman and MPU Merger Sub have unanimously determined that it is advisable and in the best interests of their respective shareholders or stockholders to reorganize so that MPU Cayman will become the parent of MPU as a result of the merger of MPU Merger Sub with and into MPU (the “Merger”), with MPU surviving with the name Mega Matrix Corp.;

3. The respective Boards of Directors of MPU, MPU Cayman and MPU Merger Sub have each unanimously approved the Merger, this Agreement, and, to the extent applicable, the other transactions described herein, pursuant to which MPU will be the surviving company of the Merger and will become a wholly-owned subsidiary of MPU Cayman, all upon the terms and subject to the conditions set forth in this Agreement and the Plan of Merger, and whereby each issued and outstanding share of common stock, par value US$0.001 per share, of MPU (“MPU Common Stock”) shall be converted into the right to receive one ordinary share, par value US$0.001 per share, of MPU Cayman (a “MPU Cayman Ordinary Share”);

4. The Merger requires, among other things, the approval of this Agreement and the Merger by the affirmative vote of the holders of a majority of the issued and outstanding shares of MPU Common Stock and the affirmative vote by the sole shareholder of MPU Merger Sub; and

5. The parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
The Merger

Section 1.01. The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporate Law (the “DGCL”) and the Companies Act of the Cayman Islands (As Revised) (the “Act”), at the Effective Time (as defined in Section 1.02), MPU Merger Sub shall be merged with and into MPU in accordance with this Agreement, and the separate corporate existence of MPU Merger Sub shall thereupon cease. Pursuant to and simultaneously upon the consummation of the Merger at the Effective Time, in accordance with the DGCL and the Act, (i) MPU shall continue as the surviving company in the Merger (sometimes hereinafter referred to as the “Surviving Company”), (ii) the corporate identity, existence, powers, rights and immunities of MPU as the Surviving Company shall continue unimpaired by the Merger, and (iii) MPU shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all mortgages, charges or security interests and all contracts, debts, liabilities, claims, obligations, restrictions and duties of MPU Merger Sub, all without further act or deed.

Section 1.02. Filing Certificate of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated prior thereto as provided in Section 6.01, MPU and MPU Merger Sub shall cause a certificate of merger (the “Certificate of Merger”) meeting the requirements of Section 252(c) of the DGCL to be properly executed and filed in accordance with such section and otherwise make all other filings or recordings as required by the DGCL in connection with the Merger. The Merger shall become effective at such time that the parties hereto shall have agreed upon and designated in the Certificate of Merger as the effective time of the Merger (the “Effective Time”).

ARTICLE II
Charter Documents, Directors and Officers of Surviving Company,

and Certain Representations

Section 2.01. Name of Surviving Company. The name of the Surviving Company shall be “Mega Metrix Corp.”

Section 2.02. Certificate of Incorporation of Surviving Company. The certificate of incorporation of the Surviving Company shall be amended and restated as of the Effective Time to read as set forth in the Certificate of Merger, until thereafter amended as provided by the DGCL.

Section 2.03. Bylaws of Surviving Company. From and after the Effective Time, the Bylaws of MPU in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company, until duly amended in accordance with applicable law.

Section 2.04. Directors of Surviving Company. From and after the Effective Time, the directors of MPU immediately prior to the Effective Time shall be the directors of the Surviving Company, each such director to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

Section 2.05. Officers of Surviving Company. From and after the Effective Time, the officers of MPU immediately prior to the Effective Time shall be the officers of the Surviving Company, each such officer to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

Section 2.06. Directors and Officers of MPU Cayman. Immediately prior to the Effective Time, MPU, in its capacity as the sole shareholder of MPU Cayman, agrees to take or cause to be taken all such actions as are necessary to cause at least those persons serving as the directors and officers of MPU immediately prior to the Effective Time to be elected or appointed as the directors and officers of MPU Cayman (to the extent the officers and directors of MPU and MPU Cayman are not already identical), each such person to have the same office(s) with MPU (and the same class designations and committee memberships in the case of directors) as he or she held with MPU, with the directors to serve until the earlier of the next meeting of the MPU Cayman shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Section 2.07. Representation of MPU Cayman. MPU Cayman hereby represents and warrants that it is the owner of all of the outstanding share capital of MPU Merger Sub, free and clear of any adverse claims.

ARTICLE III
Conversion, Issuance and Repurchase of Shares

Section 3.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of either MPU or MPU Cayman:

(a) Conversion of MPU Share; Issuance of MPU Cayman Ordinary Share. Each issued and outstanding share of MPU Common Stock with a par value of US$0.001 shall automatically be converted into or exchanged for one validly issued, fully paid and non-assessable ordinary share of par value US$0.001 of the MPU Cayman; such conversion shall be effected by means of the cancellation of such share of common stock of MPU, in exchange for the right to receive one such ordinary share of MPU Cayman. Such MPU Cayman Ordinary Shares issued to the holders of MPU Common Stock shall constitute the only issued and outstanding shares of MPU Cayman upon the Effective Time.

(b) Treatment of MPU Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of MPU, MPU Cayman, MPU Merger Sub, or any other Person, each share of capital stock of MPU Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Company (and the shares of the Surviving Company into which the shares of MPU Merger Sub capital stock are so converted shall be the only shares of the Surviving Company’s capital stock that are issued and outstanding immediately after the Effective Time). From and after the Effective Time, each certificate evidencing ownership of a number of shares of MPU Merger Sub capital stock will evidence ownership of such number of shares of common stock of the Surviving Company.

(c) Repurchase of MPU Cayman Ordinary Share. MPU Cayman will repurchase the one MPU Cayman ordinary share that was held by MPU prior to the Merger at a purchase price of US$0.001, which share shall be cancelled.

(d) Stock-Based Compensation Plans. MPU shall assign, and MPU Cayman shall assume, MPU’s rights and obligations under the stock-based benefit and compensation plans and programs and agreements providing for the grant or award of restricted stock, stock units, stock options, stock appreciation rights, performance shares, performance units, dividend equivalent rights and share awards to the employees, directors and consultants of MPU and its affiliates (collectively, the “Stock Plans”) in accordance with Article IV of this Agreement. To the extent a Stock Plan provides for awards of incentive stock options pursuant to Section 422 of the Code, approval of such plan by MPU, as the sole shareholder of MPU Cayman, shall be deemed, as of the Effective Time, to constitute approval of the members of MPU Cayman for purposes of Section 422(b) of the Code.

(e) Convertible Securities. MPU shall assign, and MPU Cayman shall assume, MPU’s rights and obligations under its securities, including but not limited to, convertible debentures, warrants and options that may be convertible into or exercisable into MPU Common Stock; provided, however, all reference therein to MPU Common Stock shall be deemed to refer to MPU Cayman Ordinary Shares.

Section 3.02. Exchange of MPU Cayman Ordinary Shares.

(a) Uncertificated Shares. At the Effective Time, each outstanding share of MPU Common Stock held in uncertificated, book entry form will be exchanged for one MPU Cayman Ordinary Share in accordance with Sections 3.01(a) and (b) without further act or deed by the holder thereof, and record of such ownership shall be kept in uncertificated, book entry form in MPU Cayman’s register of members by MPU Cayman’s transfer agent.

(b) Certificated Shares. At the Effective Time, each outstanding share of MPU Common Stock held in certificated form will be converted into the right to receive one MPU Cayman Ordinary Share in accordance with Sections 3.01(a) and (b) without further act or deed by the holder thereof, and the holder thereof will cease to be, and will have no rights as, a stockholder of MPU. Following the consummation of the Merger, MPU’s exchange agent will send a letter of transmittal to each such holder, explaining the procedure for surrendering such holder’s MPU Common Stock certificates in exchange for share certificates representing MPU Cayman Ordinary Shares.

(c) Shareholder Rights at Effective Time. At the Effective Time, holders of MPU Common Stock will cease to be, and will have no rights as, stockholders of MPU, other than the right to receive any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by MPU on such shares of MPU Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the shares of MPU Common Stock that were outstanding immediately prior to the Effective Time. Upon and after the Effective Time, registered shareholders in MPU Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon MPU Cayman Ordinary Shares registered in their respective names in the register of members.

Section 3.03. Dissenters’ Rights. There are no dissenters’ rights or appraisal rights available to holders of MPU Common Stock under the DGCL, pursuant to Section 262(b)(1) thereof in connection with the Merger.

ARTICLE IV
Equity Incentive Plan

Section 4.01. Assumption of Equity Plans. At the Effective Time, MPU shall assign, and MPU Cayman shall assume, the rights and obligations of MPU under each Stock Plan (“Assumed Plans”). To the extent any Stock Plan or any applicable agreement relating thereto provides for the issuance, delivery or purchase of, or otherwise relates to, MPU Common Stock, from and after the Effective Time, such Stock Plan or applicable agreement shall be deemed to have been amended to provide for the issuance, delivery or purchase of, or otherwise relate to, MPU Cayman Ordinary Shares, and all options or awards issued, or benefits available or based upon the value of a specified number of shares of MPU Common Stock, under such Stock Plan after the Effective Time shall entitle the holder thereof to purchase, receive, acquire, hold or realize the benefits measured by the value of, as appropriate, an equivalent number of MPU Cayman Ordinary Shares in accordance with the terms of such Stock Plan and any applicable agreement relating thereto. The outstanding options or other awards or benefits available under the terms of the Stock Plans at and following the Effective Time shall, to the extent permitted by law and otherwise reasonably practicable, otherwise be exercisable, payable, issuable or available upon the same terms and conditions as under such Stock Plans and the agreements relating thereto immediately prior to the Effective Time. Other than as set forth above, the Merger will not affect the underlying terms or conditions of any outstanding equity awards, which shall remain subject to their original terms and conditions.

Section 4.02. Other Actions. Such amendments or other actions that are deemed necessary or appropriate by MPU and MPU Cayman to effect the Merger, including to facilitate the assumption by MPU Cayman of the Assumed Plans, and any other amendments or actions that MPU and MPU Cayman shall deem advisable, shall be adopted and entered into with respect to the Assumed Plans, and any other change in control arrangements between the MPU and its executive officers and key employees.

ARTICLE V
Conditions Precedent

The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

(a) Stockholder Approval. This Agreement shall have been adopted and approved by the affirmative vote of holders owning a majority of the issued and outstanding shares of MPU Common Stock entitled to vote thereon at the record date for such actions as set by the Board of Directors of MPU.

(b) No Prohibition. None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., the Cayman Islands or any other country that prohibits the consummation of the Merger.

(c) Effective Registration Statement. The registration statement on Form F-4 filed with the Securities and Exchange Commission by MPU Cayman in connection with the offer and issuance of the MPU Cayman Ordinary Shares to be issued pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

(d) NYSE American Listing. The MPU Cayman Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NYSE American, subject to official notice of issuance and satisfaction of other standard conditions.

(e) Consents and Authorizations. Other than the filing of the Certificate of Merger provided for under Article I, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of MPU, MPU Cayman, MPU Merger Sub or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including, without limitation, any filings required under (i) applicable U.S. state securities and “Blue Sky” laws, and (ii) applicable Cayman Islands securities laws, shall have been obtained or made.

(f) Representations and Warranties. The representations and warranties of the parties set forth herein shall be true and correct in all material respects, and the covenants of the parties set forth herein (other than those to be performed after the Effective Time) shall have been performed in all material respects.

(g) Opinion. MPU shall have received an opinion of Lewis Brisbois Bisgaard & Smith LLP in form and substance reasonably satisfactory to MPU, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to use commercially reasonable efforts to make such representations as are requested by such counsel for the purpose of rendering such opinion.

ARTICLE VI
Termination, Amendment and Waiver

Section 6.01. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of MPU, by action of the Board of Directors of MPU.

Section 6.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of MPU, MPU Cayman or MPU Merger Sub.

Section 6.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval or adoption by the stockholders of MPU of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment requiring further approval or adoption by such stockholders under applicable law until such further approval or adoption is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.04. Waiver. At any time prior to the Effective Time, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII
Covenants

Section 7.01. Rule 16b-3 Approval. MPU, MPU Cayman, and MPU Merger Sub shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 3.01 and any other dispositions of MPU equity securities (including derivative securities) or acquisitions of MPU Cayman equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of MPU, or (ii) at the Effective Time, is or will become a director or officer of MPU Cayman, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Section 7.02. MPU Cayman Vote. Prior to or concurrent with seeking the approval and adoption of this Agreement by the stockholders owning a majority of the outstanding shares of MPU Common Stock, MPU Cayman, in its capacity as the sole shareholder of MPU Merger Sub, shall pass shareholder resolutions of MPU Merger Sub which approve and adopt this Agreement and which approve and authorize the Merger and the other transactions provided herein.

Section 7.03. Further Assurances. MPU Cayman shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

ARTICLE VIII
General Provisions

Section 8.01. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV (collectively, the “Third Party Provisions”), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced only by the specifically intended beneficiaries thereof.

Section 8.02. Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

Section 8.03 Effectiveness of Amendment and Restatement. This Agreement amends and restates certain provisions of the Original Agreement. All amendments to the Original Agreement effected by this Agreement, and all other covenants, agreements, terms and provisions of this Agreement, shall have effect as of the date copies hereof have been executed and delivered upon execution by each of the parties hereto.

Section 8.04. Governing Law. To the fullest extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

Section 8.05. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

Section 8.06. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

Section 8.07. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

IN WITNESS WHEREOF, MPU, MPU Merger Sub and MPU Cayman have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Mega Matrix Corp.,			Mega Matrix Inc.,
a Delaware corporation			a Cayman Islands company

By:	/s/ Yucheng Hu		By:	/s/ Yucheng Hu
	Name:	Yucheng Hu		Name:	Yucheng Hu
	Title:	Chief Executive Officer		Title:	President

MPU Merger Sub, Inc.,
a Delaware corporation

By:	/s/ Yucheng Hu
	Name:	Yucheng Hu
	Title:	Chief Executive Officer

ANNEX B

FORM OF AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

B-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The articles of association of the registrant provide for the indemnification of its directors and officers. Under the indemnification provisions, the registrant will indemnify its directors and officers to the fullest extent permitted by law against liabilities that are incurred by the directors or officers while executing the duties of their respective offices. The directors and officers, however, will not be entitled to the indemnification if they incurred the liabilities through their own fraud, willful neglect or willful default.

The registrant is an exempted company with limited liability incorporated in the Cayman Islands and it is subject to and governed by the laws of the Cayman Islands with respect to the indemnification provisions. Although the Companies Act (2021 Revision) of the Cayman Islands does not specifically restrict a Cayman Islands company’s ability to indemnify its directors or officers, it does not expressly provide for such indemnification either. Certain English case law (which is likely to be persuasive in the Cayman Islands), however, indicates that the indemnification is generally permissible, unless there had been fraud, willful default or reckless disregard on the part of the director or officer in question.

The registrant intends to maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 that might be incurred by any director or officer in his or her capacity as such.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1	Second Amended and Restated Agreement and Plan of Merger (included in Annex A of the proxy statement/prospectus)*
3.1	Memorandum of Association and Articles of Association of Mega Matrix Inc. (included in Annex B of the proxy statement/prospectus)**
5.1	Legal Opinion of Ogier**
8.1	Tax Opinion of Lewis Brisbois Bisgaard & Smith LLP**
21.1	List of Subsidiaries***
23.1	Consent of Ogier (included in Exhibit 5.1)**
23.2	Consent of Lewis Brisbois Bisgaard & Smith LLP (included in Exhibit 8.1)**
23.3	Consent of Independent Registered Public Accounting Firm, Audit Alliance LLP*
24.1	Power of Attorney (included on signature page to the initial filing of this registration statement)***
99.1	Form of Proxy Card***
107	Filing Fee Table***

*	filed herewith
**	to be filed by amendment
***	Previously filed.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Inapplicable.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such request. The undertaking in subparagraph (i) above include information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hong Kong S.A.R., the People’s Republic of China, on December 29, 2023.

Mega Matrix Inc.

Dated: December 29, 2023	By:	/s/ Yucheng Hu
Yucheng Hu, Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yucheng Hu	Chairman of the Board,	December 29, 2023
Yucheng Hu	Chief Executive Officer and President
(Principal Executive Officer)

/s/ Qin (Carol) Wang	Chief Financial Officer	December 29, 2023
Qin (Carol) Wang	(Principal Financial and Principal Accounting Officer

/s/ Yunheng (Brad) Zhang	Chief Operating Officer and Director	December 29, 2023
Yunheng (Brad) Zhang

/s/ Jianan Jiang	Director	December 29, 2023
Jianan Jiang

/s/ Qin Yao	Director	December 29, 2023
Qin Yao

/s/ Siyuan Zhu	Director	December 29, 2023
Siyuan Zhu

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mega Matrix Inc. has signed this registration statement in the City of New York, State of New York, United States, on December 29, 2023.

Authorized U.S. Representative

Cogency Global Inc.

/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President, on behalf of Cogency Global Inc.